As filed with the Securities and Exchange Commission on August 26, 2016

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bright Mountain Media, Inc.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation or organization)

7371

(Primary Standard Industrial Classification Code Number)

27-2977890

(I.R.S. Employer Identification Number)

6400 Congress Avenue, Suite 2050

Boca Raton, FL 33487

Telephone: (561) 998-2440

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mr. W. Kip Speyer

Chief Executive Officer

Bright Mountain Media, Inc.

6400 Congress Avenue, Suite 2050

Boca Raton, FL 33487

Telephone: (561) 998-2440

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

———————

Copies to:

Charles B. Pearlman, Esq. Brian A. Pearlman, Esq. Pearlman Law Group LLP 2200 Corporate Boulevard N.W. Suite 210 Boca Raton, Florida 33431 Telephone: (561) 362-9595	Oded Har-Even, Esq. Robert V. Condon III, Esq. Zysman, Aharoni, Gayer and Sullivan & Worcester LLP 1633 Broadway New York, New York 10019 Telephone: (212) 660-5000

As soon as practicable after this registration statement becomes effective

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee

Common stock, $0.01 par value per share (2)(3)	$8,050,000	$810.64
Warrants to purchase common stock (3)	$80,500	8.11
Common stock underlying Warrants (2)(3)	$8,050,000	810.64
Representative’s Warrants (4)	$—	—
Common stock underlying Representative’s Warrants (2)(5)	$503,125	50.66
Total	$16,683,625	$1,680.05

———————

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (“Securities Act”).
(2)

Pursuant to Rule 416 of the Securities Act, the securities registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(3)	Includes securities which may be issued upon exercise of the 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the offering amount.
(4)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act based on an estimate of the proposed maximum aggregate offering price. The Representative’s Warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, the proposed maximum offering price of the Representative’s Warrants is equal to 125% of $402,500 (5% of $8,050,000).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 26, 2016

[_____________] Shares of Common Stock Warrants to Purchase [_____________] Shares of Common Stock

Bright Mountain Media, Inc.

This is a firm commitment public offering of [_________] shares of our common stock and warrants to purchase up to [_________] shares of common stock. Each of the warrants is immediately exercisable on or before [_____], 2021 to purchase one share of our common stock at an exercise price of $______ per share [125% of the public offering price of common stock].

Our common stock is currently quoted on the OTCQB Tier of the OTC Markets. The last sale price of our common stock as reported on the OTCQB on June 13, 2016, the last reported transaction, was $0.85 per share. There is no established public trading market for the warrants. We intend to apply to list the shares of our common stock and the warrants on the Nasdaq Capital Market under the symbols “[____]” and “[_____W]”, respectively. No assurance can be given that our applications will be approved or that a trading market will develop. In order to obtain Nasdaq listing approval, on [_____], 2016 we affected a [_____] for [_____] reverse split of our common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds to us, before expenses	$	$	$

———————

(1)

Does not include a non-accountable expense allowance equal of 1% of the gross proceeds of this offering payable to Joseph Gunnar & Co., LLC, the representative of the underwriters. See “Underwriting” for a description of additional compensation payable to the underwriters.

We have granted a 45-day option to the underwriters to purchase up to [_________] additional shares of common stock and/or [_____] additional warrants solely to cover over-allotments, if any.

The underwriters expect to deliver our securities to purchasers in this offering on or about [__________], 2016.

Joseph Gunnar & Co.

The date of this prospectus is [______], 2016

Neither we nor the underwriters have authorized anyone to provide you with any information other than that contained in this prospectus, any amendment or supplement to this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. The underwriters and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell our securities and seeking offers to buy our securities only in jurisdictions where offers and sales are permitted. The information in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

Unless the context suggests otherwise, references in this prospectus to “Bright Mountain,” “company,” “we,” “us” and “our” refer to Bright Mountain Media, Inc., a Florida corporation, and, where appropriate, our wholly-owned subsidiaries.  In addition, and unless the context suggests otherwise, when used herein,  “2015” refers to the year ended December 31, 2015 and “2014” refers to the year ended December 31, 2014.

i

PROSPECTUS SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus. Because it is only a summary, it does not contain all the information that you should consider before investing in shares of our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 5 and our consolidated financial statements and the accompanying notes included in this prospectus.

Company Overview

We are a digital media holding company for online assets primarily targeted to the military and public safety sectors. We are dedicated to providing “those that keep us safe” places to go online where they can do everything from staying current on news and events affecting them, to looking for jobs, sharing information, communicating with the public, and purchasing products. In addition to our corporate website, we own 25 websites which are customized to provide our niche users, including active, reserve and retired military, law enforcement, first responders and other public safety employees with information and news that we believe may be of interest to them. We have grown our traffic both organically and through acquisitions of website properties. We also partner with a third party under a revenue sharing arrangement for two additional websites. We generate revenues from two segments: (i) product sales; and (ii) services, which includes advertising revenue.

Since inception, our business strategy has been to provide quality content on our websites which is specifically targeted to our audiences. We believe this strategy has enabled us to report consistent quarter over quarter growth in our website traffic, reporting in excess of 14 million visits to our websites in the three months ended June 30, 2016. Our focus on providing quality content has driven website traffic and underpins our goal to continue to grow our user base, and to develop new strategies around website monetization that will provide opportunities for future growth.

Utilizing a portion of the proceeds of this offering we expect to:

•

launch the Bright Mountain Media AdNetwork to our niche demographics with either acquired or developed technology;

•

begin our sales and marketing initiatives and outreach to sell direct ads on our websites and recruit websites in our niche demographic to join the Bright Mountain Media AdNetwork; and

•

integrate and expose our e-commerce efforts to our website traffic.

Reverse Stock Split

In order to obtain Nasdaq listing approval, on [________], 2016, we affected a [____] for [____] reverse split of our common stock.

Selected Risks Relating to our Business

Despite our growth and expansion strategy described in this prospectus, our business and prospects may be limited by a number of risks and uncertainties we currently face that are described later in this prospectus in the section entitled "Risk Factors," including, among others:

•

our ability to successfully transition to an advertising and subscription-based revenue model;

•

the time and ultimate costs to launch the Bright Mountain Media AdNetwork;

•

our ability to expand our content and target audiences in a meaningful way which will enable us to leverage our website traffic to increase our revenues from product sales; and

•

we had a net loss of $1,180,864 for the six months ended June 30, 2016 and net losses of $1,673,094 and $1,510,636 for 2015 and 2014, respectively. Our independent auditors, in their report on our 2015 audited consolidated financial statements, expressed doubt about our ability to continue as a going concern. There are no assurances we will be able to significantly increase our revenues in future periods.

Emerging Growth Company Status

In 2013, we elected to be an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act”, in order to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal controls over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the “Sarbanes-Oxley Act”, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.” In addition, the JOBS Act provides that an “emerging growth company” can delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We have elected to use the extended transition period for complying with new or revised accounting standards under the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of:

•

the last day of the first fiscal year in which our annual gross revenues exceed $1 billion;

•

the date that we becomes a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or

•

the date we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

At this time we expect to remain an emerging growth company until 2018. References herein to “emerging growth company” have the meaning associated with that term in the JOBS Act.

Corporate Information

We are incorporated in Florida. Our principal executive offices are located at 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487, and our telephone number is (561) 998-2440. Our fiscal year end is December 31. The information which appears on our website at www.brightmountainmedia.com is not part of this prospectus.

THE OFFERING
Common stock offered	[_______________] shares.

Warrants offered	[_______________] warrants.

Common stock outstanding before this offering	44,387,131 shares.

Terms of the warrants

The exercise price of the warrants is $[______] per share [125% of the public offering price of common stock]. Each warrant is exercisable for one share of common stock, subject to adjustment as described later in this prospectus. Each warrant will be exercisable immediately upon issuance and will expire five years from the date of issuance. The terms of the warrants will be governed by a Warrant Agreement dated as of the date of this prospectus between us and Island Stock Transfer as the Warrant Agent. See “Description of Securities – Warrants.”

Common stock outstanding immediately following this offering	[_______________] shares.

Over-allotment option

We have granted the underwriters a 45-day option to purchase up to [___] additional shares of our common stock and/or warrants to purchase up to [___] additional shares of common stock, less underwriting discounts and commissions, to cover over-allotments.

Use of proceeds

We intend to use the net proceeds from this offering for sales and marketing initiatives to increase website traffic, the development of the Bright Mountain Media AdNetwork and working capital and general corporate purposes including possible future acquisitions of complimentary website properties. See “Use of Proceeds.”

Risk factors

Investing in our securities involves substantial risks. You should carefully review and consider the “Risk Factors” section of this prospectus beginning on page 5 and the other information in this prospectus for a discussion of the factors you should consider before you decide to invest in this offering.

Proposed NASDAQ symbols for the shares of common stock and warrants, respectively

“[__________]” and “[________W]”. We intend to apply to have our common stock and warrants listed on the Nasdaq Capital Market. No assurance can be given that our applications will be approved or that a trading market will develop.

The number of shares of our common stock to be outstanding after this offering is based on [___] shares outstanding as of [_________], 2016 and excludes:

•

the exercise of the underwriters’ option to purchase up to an additional [______] shares of common stock and/or warrants to purchase up to [____] shares of common stock to cover over-allotments, if any;

•

the exercise of the warrants;

•

the exercise of the warrants to be issued to the representative of the underwriters, or its designees, or the “Representative’s Warrants”;

•

100,000 shares of common stock issuable upon the conversion of 100,000 shares of 10% Series A convertible preferred stock;

•

the possible issuance of up to 399,000 shares of our common stock reserved for issuance under our 2015 Stock Option Plan; or

•

the exercise of outstanding options to purchase up to 2,267,000 shares of our common stock.

SUMMARY CONSOLIDATED FINANCIAL DATA

The tables below summarize our consolidated financial information for the periods indicated. We derived the financial information for the six months ended June 30, 2016 and 2015 (unaudited) and the years ended December 31, 2015 and 2014 (audited) from our consolidated financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the accompanying notes. Our historical results are not necessarily indicative of the results to be expected in any future period.

Consolidated Statements of Operations Data:

	Six Months Ended June 30,		Year ended December 31,
	2016	2015	2015	2014
	(unaudited)	(unaudited)
Total revenues	$883,585	$682,030	$1,692,079		$1,169,186
Gross profit	376,064	222,111	543,741		348,207
Selling, general and administrative expenses	1,519,053	943,215	2,214,238		1,858,634
Loss from operations	(1,142,989)	(721,104)	(1,670,497)		(1,510,427)
Total other expense	(37,875)	(878)	(2,597)		(209)
Net loss	(1,180,864)	(721,982)	(1,673,094)		(1,510,636)
Preferred stock dividends	218,186	145,458	338,684		208,831
Net loss attributable to common shareholders	$(1,399,050)	$(867,440)	$(2,011,778)		$(1,719,467)
Basic and diluted net loss per share	$(0.04)	$(0.02)	$(0.06)		$(0.05)
Weighted average shares outstanding – basic and diluted	36,927,554	36,285,718	34,587,695		32,612,378

Consolidated Balance Sheet Data:

		As of June 30, 2016 (unaudited)
				Pro Forma as
		Actual	Pro Forma (1)	adjusted (2)(3)

Cash		$116,489	$366,489	$
Working capital		$903,216	$1,153,216	$
Total assets		$2,033,359	$2,283,359	$
Total liabilities		$612,026	$326,220	$
Accumulated deficit		$(7,338,619)	$(7,632,533)	$
Total shareholders' equity		$1,421,333	$1,957,139	$
———————

(1)

Gives pro forma effect to: (i) the issuance of 300,000 shares of our common stock for proceeds of $150,000 on August 11, 2016; (ii) the issuance of 7,200 shares of our common stock as compensation for services; (iii) the issuance of 5,407,910 shares of our common stock upon conversion of previously outstanding shares of our 10% Series A convertible preferred stock, 10% Series B convertible preferred stock, 10% Series C convertible preferred stock and 10% Series D convertible preferred stock which occurred on August 18, 2016; and (iv) the conversion of all principal and interest due under our 12% convertible promissory notes, including an additional $100,000 principal amount issued in July 2016, into 1,207,200 shares of our common stock on August 18, 2016.

(2)

Gives further effect to the sale of [_____________] shares of common stock and [__________] warrants in this offering at public offering price of $[______] per share and $0.01 per warrant, after deducting estimated underwriting discounts and commissions and estimated offering expenses.

(3)

A $[______] increase (decrease) in the assumed public offering price of $[____] per share would increase (decrease) the amount of cash, working capital, total assets and total shareholders’ equity by approximately $[________], assuming the number of shares of common stock and warrants offered, as set forth on the cover page of this prospectus, remains the same and after deducting estimated underwriting discounts and commissions. Similarly, each increase (decrease) of [______] shares of common stock and [______] warrants in the number of shares of common stock and warrants offered would increase (decrease) the amount of cash, working capital, total assets and total shareholders’ equity by approximately $[________], assuming that the assumed public offering price remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses. The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and the other terms of this offering determined at pricing.

RISK FACTORS

Investing in our offered securities involves a high degree of risk. You should carefully consider the following risks and all of the other information contained in this prospectus, including our consolidated financial statements and related notes, before investing in our securities. While we believe that the risks and uncertainties described below are the material risks currently facing us, additional risks that we do not yet know of or that we currently think are immaterial may also arise and materially affect our business. If any of the following risks materialize, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our common stock and warrants could decline, and you may lose some or all of your investment.

Risks Related to our Business

We have a history of losses.

We incurred a net loss of $1,180,864 for the first six months of 2016 and net losses of $1,673,094 and $1,510,636, respectively, for 2015 and 2014. At June 30, 2016 we had an accumulated deficit of $7,338,619. While our revenues increased 30% for the first six months of 2016 from the comparable period in 2015 and increased 45% in 2015 from 2014, our selling, general and administrative expenses, or “SG&A”, have continued to increase. Of the 61% increase in our SG&A in the three months ended June 30, 2016 from the comparable period in 2015, 50% of the increase represented an increase in non-cash expenses.  Of the 19% increase in SG&A in 2015 as compared to 2014, 20% of the increase represented the increase in our non-cash expenses. We anticipate that our operating expenses will continue to increase and we may continue to incur losses in future periods until such time, if ever, as we are successful in significantly increasing our revenues and cash flow. There are no assurances that we will be able to significantly increase our revenues and cash flow to a level, which supports profitable operations and provides sufficient funds to pay our obligations.

Our auditors have raised substantial doubts as to our ability to continue as a going concern.

Our consolidated financial statements have been prepared assuming we will continue as a going concern. We have experienced substantial and recurring losses from operations, which losses have caused an accumulated deficit of $7,338,619 at June 30, 2016. We have been and expect to continue funding our business until, if ever, we generate sufficient cash flow to internally fund our business, with and through sales of our securities. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We anticipate that our operating expenses will continue to increase and we will continue to incur substantial losses in future periods until we are successful in significantly increasing our revenues and cash flow. There are no assurances that we will be able to increase our revenues and cash flow to a level, which supports profitable operations and provides sufficient funds to pay our obligations. If we are unable to meet those obligations, we could be forced to cease operations in which event investors would lose their entire investment in our company.

There are no assurances our transition to an advertising and subscription revenue based model will be successful.

During the fourth quarter of 2015, we began to transition our company to a digital media company that will generate most of its revenue from the sales of advertising on its websites thereby reducing our dependence on product sales revenues. During 2016 we also plan to expand our current subscription offering to include subscriptions to certain of our additional websites. While we believe that this natural evolution of our model will permit us to concentrate our efforts on growing our highest profit opportunities through the leverage of our website portfolios and growing Internet audience, there are no assurances we will be successful in these efforts. In addition to increasing our dependence on our relationship with Google until such time as we are able to launch the Bright Mountain AdNetwork, we will become subject to significant competition from a variety of companies on a global scale with few barriers to entry in our market and many of these competitors have better name recognition and are better capitalized than our company. As a result, we may not be able to keep pace with our competitors’ marketing campaigns, pricing policies, and technological advances. We will also be required to adapt to rapidly changing technologies and industry standards and continually improve the speed, performance, features, ease of use and reliability of our websites. This includes making our products and services compatible and maintaining compatibility with multiple operating systems, desktop and mobile devices, and evolving network infrastructure. If we are unable to effectively adapt to competitive factors and compete effectively in the marketplace, it would have a material adverse effect on our business, results of operations, financial condition and the price of our common stock.

We do not know how long it will take us to establish the Bright Mountain Media AdNetwork or what the ultimate cost will be.

A key component of our strategy is the establishment of the Bright Mountain Media AdNetwork, a programmatic advertising network which will both sell digital advertisements on our company owned websites as well as providing third party websites with modest traffic a means by which they may be able to sell their digital advertising inventory at higher CPMs based upon the highly targeted nature of our demographics. In an effort to establish the Bright Mountain Media AdNetwork as soon as practicable we prefer to acquire existing technology as opposed to developing it from scratch. While we have engaged in early stage discussions with several companies, we are not a party to any agreement or understanding regarding any future acquisitions. We have allocated a portion of the proceeds from this offering to fund the establishment of the network. However, as we are unable to predict when the Bright Mountain Media AdNetwork will be established or what the ultimate costs to us will be, we may be required to use substantially more funds than allocated which may reduce the amounts we spend in other identified areas.

If we fail to detect advertising fraud or other actions that impact our advertising campaign performance, we could harm our reputation with advertisers or agencies, which would cause our revenue and business to suffer.

Once established, the Bright Mountain Media AdNetwork will rely on our ability to deliver successful and effective advertising campaigns. Some of those campaigns may experience fraudulent and other invalid impressions, clicks or conversions that advertisers may perceive as undesirable, such as non-human traffic generated by machines that are designed to simulate human users and artificially inflate user traffic on websites. These activities could overstate the performance of any given advertising campaign and could harm our reputation. It may be difficult for us to detect fraudulent or malicious activity on websites where we do not own content and rely in part on our customers to control such activity. If we fail to detect or prevent fraudulent or other malicious activity, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund or future credit demands or withdrawal of future business.

We are dependent upon our relationships with Amazon, eBay and PayPal and one or more of these relationships can be terminated at will.

Product sales represented 77% of our total revenues for the first six months of 2016 and 83% and 90%, respectively, of our total revenues in the 2015 and 2014. We sell our products through various distribution portals, which include Amazon and eBay, and through direct sales. During the first six months of 2016, Amazon accounted for 91%, eBay accounted for 5% and direct sales accounted for 4% of our total revenue from product sales. During 2015, Amazon accounted for 88%, eBay accounted for 6%, and direct sales accounted for 6% of our total revenue from product sales. During 2014, Amazon accounted for 86%, eBay accounted for 13%, and direct sales accounted for 1% of our total revenue from product sales. A substantial amount of payments for our products sold are processed through PayPal and Stripe and Amazon handles certain fulfillment of product orders for us. Our agreements with any of these companies may be terminated at will. Due to high concentration and reliance on these portals, and the dependence on PayPal and Stripe, the loss of a working relationship with any of these entities could adversely affect our results of operations in future periods. Given the dominance of these entities in their respective sectors, in the event our relationship with one or more of these entities was terminated, there are no assurances we would be able to locate a suitable successor company.

Our product sales revenues are presently dependent upon our relationships with two vendors. There are no assurances we will be able to continue to rely on those relationships in future periods.

We purchase a substantial amount of the products we sell through our websites from two vendors: Citizens Watch Company of America, Inc., and Bulova Corporation. Citizens Watch Company of America, Inc. accounted for 39% and Bulova Corporation accounted for 17% of total products purchased in the first six months of 2016. These two vendors accounted for 34% and 26%, respectively, of total products purchased in 2015 and 51% and 28%, respectively, of total products purchased in 2014. While we seek to continue to expand our product lines by adding companies to our list of vendors, and continue to expand our product lines and vendor relationships, due to our high reliance on these two vendors, the loss of one of these vendors could adversely affect our operations. We do not have any long term contracts with either vendor and these relationships can be terminated at will. There are no assurances our efforts to diversify our vendor base will be successful.

We are presently dependent on our relationship with Google AdSense to generate revenues from advertising sales.

We offer display advertising on our websites either through direct advertisements or through numerous third party providers, including Google AdSense. Approximately 23% of our total revenue in the first six months of 2016 from services came from Google AdSense. Approximately 36% of our 2015 total revenue from services came from Google AdSense as compared to 49% in 2014. From time-to-time Google may implement policy changes that could impact our ability to display ads. While we expect that once developed and launched, all of our advertising revenue will come from the Bright Mountain Media AdNetwork. Until such time, however, if our revenues from Google AdSense continue to increase in future periods, such potential policy changes could cause volatility in our advertising revenue and earnings and the loss of the access to Google AdSense could have an adverse effect on our business.

The acquisition of new businesses is costly and these acquisitions may not enhance our financial condition.

A significant element of our growth strategy is to acquire companies which complement our business. The process to undertake a potential acquisition can be time-consuming and costly. We expect to expend significant resources to undertake business, financial and legal due diligence on our potential acquisition targets and there is no guarantee that we will acquire the company after completing due diligence. The process of identifying and consummating an acquisition could result in the use of substantial amounts of cash and exposure to undisclosed or potential liabilities of acquired companies. In some instances, we may be required to provide historic audited financial statements for up to two years for acquisition targets in compliance with the rules and regulations of the Securities and Exchange Commission, or “SEC”. The necessity to provide these audited financial statements will increase the costs to us of consummating an acquisition or, if it is determined that the target company cannot obtain the requisite audited financials, we may be unable to pursue an acquisition which might otherwise be accretive to our business. In addition, even if we are successful in acquiring additional companies, there are no assurances that the operations of these businesses will enhance our future financial condition. To the extent that a business we acquire does not meet the performance criteria used to establish a purchase price, some or all of the goodwill related to that acquisition could be charged against our future earnings, if any.

Online security breaches could harm our business.

User confidence in our websites depends on maintaining strong security features. While we have not experienced any security breaches to date, experienced programmers or “hackers” could penetrate sectors of our systems. Because a hacker who is able to penetrate network security could misappropriate proprietary information or cause interruptions in our services, we may have to expend significant capital and resources to protect against or to alleviate problems caused by hackers. Additionally, we may not have a timely remedy against a hacker who is able to penetrate our network security. Such security breaches could materially affect our operations, damage our reputation and expose us to risk of loss or litigation. In addition, the transmission of computer viruses resulting from hackers or otherwise could expose us to significant liability. Our insurance policies may not be adequate to reimburse us for losses caused by security breaches. We also face risks associated with security breaches affecting third parties with whom we have relationships.

We must promote the Bright Mountain brand to attract and retain users, advertisers and strategic partners.

The success of the Bright Mountain brand depends largely on our ability to provide high quality content which is of interest to our users. If our users do not perceive our existing content to be of high quality, or if we introduce new content or enter into new business ventures that are not favorably perceived by users, we may not be successful in promoting and maintaining the Bright Mountain brand. Any change in the focus of our operations creates a risk of diluting our brand, confusing users and decreasing the value of our website traffic base to advertisers. If we are unable to maintain or grow the Bright Mountain brand, our business would be severely harmed.

We may expend significant resources to protect our content or to defend claims of infringement by third parties, and if we are not successful we may lose rights to use significant material or be required to pay significant fees.

Our success and ability to compete are dependent on our proprietary content. We rely exclusively on copyright law to protect our content. While we actively take steps to protect our proprietary rights, these steps may not be adequate to prevent the infringement or misappropriation of our content, which could severely harm our business. In addition to content written by our employees, we also acquire content from various freelance providers and other third-party content providers. While we attempt to ensure that such content may be freely used by us, other parties may assert claims of infringement against us relating to such content. We may need to obtain licenses from others to refine, develop, market and deliver new content or services. We may not be able to obtain any such licenses on commercially reasonable terms or at all or rights granted pursuant to any licenses may not be valid and enforceable.

Failure to protect our intellectual property rights or claims by others that we infringe their intellectual property rights could substantially harm our business.

Our website domain names are crucial to our business. However, as with phone numbers, we do not have and cannot acquire any property rights in an Internet address. The regulation of domain names in the United States and in other countries is also subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we might not be able to maintain our domain names or obtain comparable domain names, which could harm our business. We also rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated. Others may independently discover our trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our intellectual property rights. Therefore, in certain jurisdictions, we may be unable to protect our technology and designs adequately against unauthorized third party use, which could adversely affect our ability to compete.

Developing and implementing new and updated applications, features and services for our websites may be more difficult than expected, may take longer and cost more than expected and may not result in sufficient increases in revenue to justify the costs.

Attracting and retaining users of our websites requires us to continue to provide quality, targeted content and to continue to develop new and updated applications, features and services for our websites. If we are unable to do so on a timely basis or if we are unable to implement new applications, features and services without disruption to our existing ones, our ability to continue to expand our website traffic will be in jeopardy. The costs of development of these enhancements may negatively impact our ability to achieve profitability. There can be no assurance that the revenue opportunities from expanded website content, or updated technologies, applications, features or services will justify the amounts ultimately spent by us.

Our technology development efforts may not be successful in improving the functionality of our network, which could result in reduced traffic on our websites.

If our websites do not work as intended, or if we are unable to upgrade the functionality of our websites as needed to keep up with the rapid evolution of technology for content delivery, our websites may not operate properly, which could harm our business. Additionally, software product design, development and enhancement involve creativity, expense and the use of new development tools and learning processes. Delays in software development processes are common, as are project failures, and either factor could harm our business.

We are dependent upon consultants to provide content for our warisboring.com website.

In connection with our acquisition of the warisboring.com website and associated content in January 2016, we entered into a Website Management Services Agreement with the seller under which he was engaged to manage the website for us on a full-time basis. Under the terms of this agreement he is also responsible for providing continuing access to the same content group which provided content to the website before we acquired it. We are dependent upon this group of contributors to provide proprietary content for this website. We do not have any agreements with these individual content providers and there are no restrictions on these independent contractors which prohibit them from providing content to competing websites. If we should lose the services of one or more of these content providers for this website our ability to provide proprietary content on this website will be in jeopardy until such time as we are able to recruit and engage suitable replacement content providers.

Our ability to deliver our content depends upon the quality, availability, policies and prices of certain third-party service providers.

We rely on third parties to provide website hosting services. In certain instances, we rely on a single service provider for some of these services. In the event the provider were to terminate our relationship or stop providing these services, our ability to operate our websites could be impaired. Our ability to address or mitigate these risks may be limited. The failure of all or part of our website hosting services could result in a loss of access to our websites which would harm our results of operations.

We may be held liable for content, blogs or third party links on our website or content distributed to third parties/

As a publisher and distributor of content over the Internet, including blogs which appear on our websites and links to third-party websites that may be accessible through our websites, or content that includes links or references to a third-party’s website, we face potential liability for defamation, negligence, copyright, patent or trademark infringement and other claims based on the nature, content or ownership of the material that is published on or distributed from our websites. These types of claims have been brought, sometimes successfully, against online services, websites and print publications in the past. Other claims may be based on errors or false or misleading information provided on linked websites, including information deemed to constitute professional advice such as legal, medical, financial or investment advice. Other claims may be based on links to sexually explicit websites. Although we carry general liability insurance, our insurance may not be adequate to indemnify us for all liabilities imposed. Any liability that is not covered by our insurance or is in excess of our insurance coverage could severely harm our financial condition and business. Implementing measures to reduce our exposure to these forms of liability may require us to spend substantial resources and limit the attractiveness of our websites to users.

Our business strategy to expand our operations will subject us to even greater competitive disadvantages than we currently face and we will be competing with companies with much greater resources than we have.

The market for digital online advertising solutions is competitive and dynamic. Most of our competitors will have substantial competitive advantages, such as greater name recognition, longer operating histories and larger marketing budgets, as well as substantially greater financial, technical and other resources. There are no assurances we will ever be able to effectively compete in this market.

Our management may be unable to effectively integrate our acquisitions and to manage our growth and we may be unable to fully realize any anticipated benefits of these acquisitions.

We are subject to various risks associated with our growth strategy, including the risk that we will be unable to identify and recruit suitable acquisition candidates in the future or to integrate and manage the acquired companies. Acquired companies’ histories, the geographical location, business models and business cultures will be different from ours in many respects. Successful integration of these acquisitions is subject to a number of challenges, including:

•	the diversion of management time and resources and the potential disruption of our ongoing business;
•	difficulties in maintaining uniform standards, controls, procedures and policies;
•	unexpected costs and time associated with upgrading both the internal accounting systems as well as educating each of their staff as to the proper methods of collecting and recording financial data;
•	potential unknown liabilities associated with acquired businesses;
•	the difficulty of retaining key alliances on attractive terms with partners and suppliers; and
•	the difficulty of retaining and recruiting key personnel and maintaining employee morale.

There can be no assurance that our efforts to integrate the operations of any acquired assets or companies will be successful, that we can manage our growth or that the anticipated benefits of these proposed acquisitions will be fully realized.

We depend on the services of our Chief Executive Officer and our Vice President - Digital and the loss of either of their services could harm our ability to operate our business in future periods

Our success largely depends on the efforts, reputation and abilities of W. Kip Speyer, our Chief Executive Officer, and Todd F. Speyer, our Vice President - Digital. While we are a party to an employment agreement with Mr. Kip Speyer and do not expect to lose his services in the foreseeable future, the loss of the services of Mr. Kip Speyer could materially harm our business and operations in future periods. We are not a party to an employment agreement with Mr. Todd Speyer, his son. While we do not expect to lose the services of Mr. Todd Speyer in the foreseeable future, if he should choose to leave our company our business and operations could be harmed until such time as we were able to engage a suitable replacement for him.

We must hire, integrate and/or retain qualified personnel to support our expected business expansion.

Our success also depends on our ability to attract, train and retain qualified personnel. In addition, because our users must perceive the content of our websites as having been created by credible and notable sources, our success also depends on the name recognition and reputation of our editorial staff. Competition for qualified personnel is intense and we may experience difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we fail to attract and retain qualified personnel, our business will suffer.

We deliver advertisements to users from third-party ad networks which exposes our users to content and functionality over which we do not have ultimate control.

We display pay-per-click, banner, cost per acquisition, or "CPM", and other forms of advertisements to users that come from third-party ad networks. We do not control the content and functionality of such third-party advertisements and, while we provide guidelines as to what types of advertisements are acceptable, there can be no assurance that such advertisements will not contain content or functionality that is harmful to users. Our inability to monitor and control what types of advertisements get displayed to users could have a material adverse effect on our business, financial condition and results of operations.

Our services may be interrupted if we experience problems with our network infrastructure.

The performance of our network infrastructure is critical to our business and reputation. Because our services are delivered solely through the Internet, our network infrastructure could be disrupted by a number of factors, including, but not limited to:

•	unexpected increases in usage of our services;
•	computer viruses and other security issues;
•	interruption or other loss of connectivity provided by third-party internet service providers;
•	natural disasters or other catastrophic events; and
•	server failures or other hardware problems.

If our services were to be interrupted, it could cause loss of users, customers and business partners, which could have a material adverse.

Our systems may fail due to natural disasters, telecommunications failures and other events, any of which would limit user traffic.

Our websites are hosted by third party providers. Any disruption of in the computing platform at these third party providers could result in a service outage. Fire, floods, earthquakes, power loss, telecommunications failures, break-ins, supplier failure to meet commitments, and similar events could damage these systems and cause interruptions in the hosting of our websites. Computer viruses, electronic break-ins or other similar disruptive problems could cause users to stop visiting our website and could cause advertisers to terminate any agreements with us. In addition, we could lose advertising revenues during these interruptions and user satisfaction could be negatively impacted if the service is slow or unavailable. If any of these circumstances occurred, our business could be harmed. Our insurance policies may not adequately compensate us for losses that may occur due to any failures of or interruptions in our systems. We do not presently have a formal disaster recovery plan.

Our websites must accommodate high volumes of traffic and deliver frequently updated information. While we have not experienced any systems failures to date, it is possible that we may experience systems failures in the future and that such failures could harm our business. In addition, our users depend on Internet service providers, online service providers and other website operators for access to our websites. Many of these providers and operators have experienced significant outages in the past, and could experience outages, delays and other difficulties due to system failures unrelated to our systems. Any of these system failures could harm our business.

Privacy concerns could impair our business.

We have a policy against using personally identifiable information obtained from users of our websites without the user’s permission. In the past, the Federal Trade Commission has investigated companies that have used personally identifiable information without permission or in violation of a stated privacy policy. If we use personal information without permission or in violation of our policy, we may face potential liability for invasion of privacy for compiling and providing information to our corporate customers and electronic commerce merchants. In addition, legislative or regulatory requirements may heighten these concerns if businesses must notify Internet users that the data may be used by marketing entities to direct product promotion and advertising to the user. Other countries and political entities, such as the European Union, have adopted such legislation or regulatory requirements. The United States may adopt similar legislation or regulatory requirements in the future. If consumer privacy concerns are not adequately addressed, our business, financial condition and results of operations could be materially harmed.

We are subject to a number of regulatory risks. Any failure to comply with the various regulations could adversely impact our business in future business.

We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. U.S. and foreign regulations and laws potentially affecting our business are evolving frequently. We currently have not developed our internal compliance program nor do we have policies in place to monitor compliance. Instead, we rely on the policies of our publishing partners. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to this Offering and Ownership of our Securities

We do not know whether an active, liquid and orderly trading market will develop for our offered securities or what the market price of our offered securities will be and as a result it may be difficult for you to sell your shares of our common stock and warrants.

Prior to this offering our common stock was quoted on the OTCQB Tier of the OTC Markets and it was thinly traded. In addition, prior to this offering there has been no market for the warrants. An active trading market in our common stock or the warrants may never develop or be sustained following this offering. The public offering price for our common stock and warrants was determined through negotiations with the underwriters, and the negotiated price may not be indicative of the market price of our common stock or the warrants after this offering. The market value of our common stock or the warrants may decrease from the public offering price. As a result of these and other factors, you may be unable to resell your shares of our common stock or warrants at or above the public offering price. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares or warrants. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into collaborations or acquire companies or products by using our shares of common stock as consideration. The market price of our offered securities may be volatile, and you could lose all or part of your investment.

The trading price of the shares of our common stock and warrants following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

•	the success of competitive products;
•	actual or anticipated changes in our growth rate relative to our competitors;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
•	regulatory or legal developments in the United States and other countries;
•	the recruitment or departure of key personnel;
•	the level of expenses;
•	actual or anticipated changes in estimates s to financial results, development timelines or recommendations by securities analysts;
•	variations in our financial results or those of companies that are perceived to be similar to us;
•	fluctuations in the valuation of companies perceived by investors to be comparable to us;
•	inconsistent trading volume levels of our shares;
•	announcement or expectation of additional financing efforts;
•	sales of our common stock by us, our insiders or our other shareholders;
•	market conditions in the technology sectors; and
•	general economic, industry and market conditions.

In addition, the stock market in general, and digital media companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. The realization of any of these risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of the shares of our common stock and warrants.

We may be subject to securities litigation, which is expensive and could divert management attention.

The market price of the shares of our common stock and warrants may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. To the extent that any claims or suits are brought against us and successfully concluded, we could be materially adversely affected, jeopardizing our ability to operate successfully. Furthermore, our human and capital resources of could be adversely affected by the need to defend any such actions, even if we are ultimately successful in our defense.

If you purchase shares of common stock and warrants in this offering, you will incur immediate and substantial dilution in the book value of the shares of our common stock.

The proposed public offering price of the shares of our common stock is substantially higher than the net tangible book value per share of our common stock. Investors purchasing shares of common stock and warrants in this offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock and warrants in this offering will incur immediate dilution of $[_______] per share, based on an assumed public offering price of $[_____] per share. Further, investors purchasing shares of common stock and warrants in this offering will contribute approximately [____]% of the total amount invested by shareholders since our inception, but will own, as a result of such investment, only approximately [___]% of the shares of common stock outstanding immediately following this offering. As a result of the dilution to investors purchasing shares of common stock and warrants in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise of outstanding options and any additional shares issued in connection with acquisitions, if any, may result in further dilution to investors.

We are an “emerging growth company” and we are able to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our shares of common stock or warrants being less attractive to investors.

In 2013, we elected to become an “emerging growth company,” as defined in the JOBS Act, and we as such we are able to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our shares of common stock or warrants less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our shares of common stock or warrants and the market price of such securities may be more volatile.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We have identified a material weakness in our internal control over financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements. If we fail to remediate any material weaknesses or if we fail to establish and maintain effective control over financial reporting, our ability to accurately and timely report our financial results could be adversely affected.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles, or “GAAP”. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2015. In making this assessment, management used the criteria set forth by the Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO 2013). Management’s assessment included an evaluation of the design of our internal control over financial reporting and testing of the operational effectiveness of these controls. Based on this assessment, our management has concluded that as of December 31, 2015, our internal control over financial reporting was not effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles as a result of material weaknesses. We identified material weaknesses, which included:

•

our company currently has only one employee who was responsible for handling the cash and making deposits, posting cash receipts, writing and mailing checks, and posting cash disbursements. Our CEO reviews bank statements and reconciliations on a monthly basis as a mitigating control until such time as funds are available to us to create a position to segregate duties consistent with control objectives, and

•	we do not currently have monitoring controls in place to ensure correct analysis and application of GAAP.

While we have implemented a plan to remediate these weaknesses, we cannot assure you that we will be able to remediate these weaknesses, which could impair our ability to accurately and timely report our financial position, results of operations or cash flows. Our failure to remediate the material weaknesses identified above or the identification of additional material weaknesses in the future, could adversely affect our ability to report financial information, including our filing of quarterly or annual reports with the SEC on a timely and accurate basis. Moreover, our failure to remediate the material weaknesses identified above or the identification of additional material weaknesses could prohibit us from producing timely and accurate financial statements, which may adversely affect our the market price of shares of our common stock or warrants and we may be unable to maintain compliance with NASDAQ listing requirements.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of potential gain.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our shares of common stock and warrants will be your sole source of gain for the foreseeable future.

Sales of a substantial number of shares of our common stock in the public market, or the perception such sales may occur, could cause the market price of shares of our common stock or warrants to fall.

Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market of such sales or that the holders of a large number of shares intend to sell shares, could reduce the market price of our shares of our common stock or warrants. After this offering, we will have outstanding [____________] shares of common stock assuming a public offering price of $[____] per share. This includes the shares that we are selling in this offering, which may be resold in the public market immediately without restriction, unless purchased by our affiliates, as well as an additional [________] shares of our common stock which are available for resale under Rule 144 of the Securities Act of 1933, as amended, or the “Securities Act”. On the date of this prospectus our executive officers and directors entered into lock-up agreements pursuant to which they agreed not to sell any of our shares for a period of six months from the effective date of this offering, and a non-executive principal shareholder has entered into a lock-up agreement pursuant to which he has agreed not to sell any of our shares for a period of 90 days from the effective date of this offering. As representative of the underwriters, Joseph Gunnar & Co., LLC may, in its sole discretion, allow early releases under the referenced lock-up restrictions.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the market price of our shares of common stock or warrants to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. If we do not invest the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the price of our shares of common stock or warrants to decline.

Some provisions of our charter documents and Florida law may have anti-takeover effects that could discourage an acquisition of us by others, even if an acquisition would be beneficial to our shareholders and may prevent attempts by our shareholders to replace or remove our current management.

Provisions in our amended and restated articles of incorporation and amended and restated bylaws, as well as provisions of Florida law, could make it more difficult for a third party to acquire us or increase the cost of acquiring us, even if doing so would benefit our shareholders, or remove our current management. These include provisions that:

•	permit our board of directors to issue up to 20,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•

provide that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide advance notice in writing, and also satisfy requirements as to the form and content of a shareholder’s notice;

•

not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election; and

•	provide that special meetings of our shareholders may be called only by the board of directors or by the holders of at least 40% of our securities entitled to notice of and to vote at such meetings.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors, who are responsible for appointing the members of our management. Section 607.0902 of the Florida Business Corporation Act provides provisions which may discourage, delay or prevent someone from acquiring us or merging with us whether or not it is desired by or beneficial to our shareholders. As permitted under Florida law, we have elected not to be governed by this statute. Any provision of our amended and restated articles of incorporation, amended and restated bylaws or Florida law that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of common stock or warrants, and could also affect the price that some investors are willing to pay for our shares of common stock or warrants.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, the trading price of our common stock or warrants and trading volume could decline.

The trading market for our shares of our common stock and warrants will depend in part on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on our shares of common stock or warrants. If no securities or industry analysts commence coverage of our company, the trading price for our shares of our common stock and warrants would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish inaccurate or unfavorable research about our business, the price of our shares of common stock or warrants would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the trading price of our shares of common stock or warrants and trading volume to decline.

The warrants are a risky investment. You may be unable to exercise your warrants for a profit.

The warrants will have an exercise period of five years from the closing of this offering. If the price of our shares of common stock does not increase to an amount sufficiently above the exercise price of the warrants during the exercise period of the warrants, you may be unable to recover any of your investment in the warrants. There can be no assurance that any of the factors that could impact the trading price of our common stock will result in the trading price increasing to an amount that will exceed the exercise price or the price required for you to achieve a positive return on your investment in the warrants.

Holders of the warrants will have no rights as common shareholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants, you will have no rights with respect to our common stock issuable upon exercise of the warrants, including the right to vote. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control

Our common stock ownership is highly concentrated. Mr. W. Kip Speyer, our Chief Executive Officer and Chairman of the Board, together with members of our board of directors and a principal shareholder, beneficially owns approximately 76% of our total outstanding shares of common stock before the offering. Assuming the issuance of [_________] shares of our common stock in this offering, based on an assumed offering price of $[_______] per share after the offering Mr. Speyer will continue to control [___]% of our outstanding shares of common stock. As a result of the concentrated ownership of the stock, Mr. Speyer may be able to control all matters requiring shareholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

The conversion of our outstanding 10% Series A convertible preferred stock and/or payment of stock dividends on these shares will be dilutive to our common shareholders.

At August 18, 2016 we had 100,000 shares of our 10% Series A convertible preferred stock outstanding. These shares are convertible into shares of our common stock on a one for one basis at the option of the holder at any time until December 30, 2017, at which time they are automatically converted into common stock if not previously converted. The conversion of these shares of preferred stock will result in the issuance of an additional 100,000 shares of our common stock. In addition, the designations, rights and preferences of the 10% Series A convertible preferred stock provide that a 10% annual dividend is payable in shares of our common stock at a rate of one share of common stock for each 10 shares of preferred stock outstanding. These dividends are payable in January of each year. The issuance of shares of our common stock upon the conversion of the 10% Series A convertible preferred stock and/or as payment of dividends on the shares will be dilutive to our existing shareholders and could adversely impact the market price of our common stock, should a market be developed of which there is no assurance.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus includes forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

•	our history of losses and our ability to continue as a going concern;
•	a failure to successfully transition to primarily advertising based revenue model;
•	when we will launch the Bright Mountain Media AdNetwork and the ultimate costs of this venture;
•	once established, our failure to detect advertising fraud;
•	our dependence on our relationships with Amazon, eBay and PayPal;
•	our dependence on a limited number of vendors;
•	our dependence on our relationship with Google AdSense;
•	acquisitions of new businesses and our ability to integrate those businesses into our operations;
•	online security breaches;
•	failure to effectively promote our brand;
•	our ability to protect our content;
•	our ability to protect our intellectual property rights and our proprietary content;
•	the success of our technology development efforts;
•	additional competition resulting from our business expansion strategy;
•	liability related to content which appears on our websites;
•	regulatory risks;
•	dependence on executive officers;
•	our ability to hire qualified personnel;
•	third party content;
•	possible problems with our network infrastructure;
•	the historic illiquid nature of our common stock;
•	risks associates with securities litigation;
•	dilution to purchasers in this offering;
•	reduced disclosure and governance requirements and other matters related to our status as an emerging growth company;
•	material weaknesses in our internal control over financial reporting;
•	the lack of cash dividends on our common stock;
•	market overhang;
•	management's discretion in the use of the proceeds from this offering;
•	provisions of our charter and Florida law which may have anti-takeover effects;
•	the need to attract analysts to cover our securities;
•	no assurances the warrants will ever be exercisable for a profit;
•	control of our company by our management; and
•	the dilutive effect of conversion of our 10% Series A convertible preferred stock and/or the payment of stock dividends on those shares to our common shareholders.

You should read thoroughly this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and/or worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements including those made in Risk Factors appearing elsewhere in this prospectus. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We estimate we will receive net proceeds from this offering of approximately $[______] million (or $[______] million if the over-allotment option is exercised in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds of this offering primarily to fund the continued development of our company as follows:

•	approximately $3,000,000 for sales and marketing initiatives specifically related to:
•	the development of a sales force and sales leads from direct advertisers, brands and agency sales; and
•	the creation of sales and marketing initiatives and outreach to all the similar website publishers in our target demographics to present the benefits of joining the Bright Mountain Media AdNetwork;
•	approximately $500,000 for the establishment of the Bright Mountain Media AdNetwork; and
•	the remainder to fund working capital and for other corporate purposes including the possible future acquisitions of additional website properties.

We have engaged in early stage discussions with third parties regarding the possible acquisition of existing technology which would be used to develop the Bright Mountain Media AdNetwork. However, as of the date of this prospectus we are not a party to any agreement or understanding with any third parties. Depending upon the structure of any future acquisition we may seek to use our equity securities as a component of the consideration in the transaction. The amount of proceeds from this offering used for the Bright Mountain Media AdNetwork may change significantly depending upon our ability to acquire existing technology or if we are required to internally develop it. As of the date of this prospectus we are also not a party to any agreement or understanding related to future acquisitions of additional website properties and there are no assurances we will deploy any of the proceeds from this offering for these future acquisitions.

Any proceeds we may receive from the exercise of the warrants will be used for general working capital.

Our expected use of net proceeds from this offering represents our current intentions based upon our plans and business conditions. As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including the factors described under the heading “Risk Factors” in this prospectus. As a result, management will have broad discretion in its application of the net proceeds, and investors will be relying on our judgment in such application.

Pending use of the net proceeds from this offering, we may invest in short- and intermediate-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government will adjust based on the actual initial public offering price and other terms of this offering determined at pricing.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is currently quoted on the OTCQB Tier of the OTC Markets under the symbol "BMTM." Although our common stock has been quoted in the over the counter market since December 27, 2013, the first trade did not occur until May, 2014. Our common stock has been thinly traded. The reported high and low bid prices for the common stock are shown below for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, markdown or commission, and may not represent actual transactions.

	High	Low

2014
First quarter ended March 31, 2014	$—	$—
Second quarter ended June 30, 2014	$0.75	$0.75
Third quarter ended September 30, 2014	$0.75	$0.75
Fourth quarter ended December 31, 2014	$0.80	$0.70

2015
First quarter ended March 31, 2015	$0.75	$0.70
Second quarter ended June 30, 2015	$0.65	$0.65
Third quarter ended September 30, 2015	$0.70	$0.51
Fourth quarter ended December 31, 2015	$0.85	$0.51

2016
First quarter ended March 31, 2016	$0.75	$0.69
Second quarter ended June 30, 2016	$0.85	$0.6884
Third quarter ended September 30, 2016 (through August 23, 2016)	$0.85	$0.85

The last sale price of our common stock as reported on the OTCQB on June 13, 2016, the last reported transaction, was $0.85 per share. As of August 18, 2016, there were approximately 55 record owners of our common stock.

We intend to apply to list the shares of our common stock and the warrants on the Nasdaq Capital Market under the symbols "[_______]" and "[________W]", respectively. No assurance can be given that our applications will be approved or that a trading market will develop.

DIVIDEND POLICY

We have never paid cash dividends on our common stock. Payment of dividends will be within the sole discretion of our board of directors and will depend, among other factors, upon our earnings, capital requirements and our operating and financial condition. In addition, under Florida law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Florida statutes, or if there is no such surplus, out of our net profits for the year in which the dividend is declared and/or the preceding year. If, however, the capital of our company computed in accordance with the relevant Florida statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

CAPITALIZATION

The following table sets forth our cash and cash equivalents, and our capitalization as of June 30, 2016:

•	on an actual basis;
•

on a pro forma basis to give effect to (i) the 1:[___] reverse stock split of our common stock effective [__________], 2016; (ii) the issuance and sale of 300,000 shares of our common stock for proceeds of $150,000 in a private transaction subsequent to June 30, 2016; (iii) the issuance of 7,200 shares of our common stock as compensation for services; (iv) the issuance of an aggregate of 5,407,910 shares of our common stock upon the conversion of shares of our 10% Series A Convertible Preferred Stock, 10% Series B Convertible Preferred Stock, 10% Series C Convertible Preferred Stock and 10% Series D Convertible Preferred Stock on August 18, 2016; and (v) the conversion on August 18, 2016 of all principal and accrued interest due under our 12% convertible promissory notes, including an additional $100,000 principal amount of notes issued in July 2016, into an aggregate of 1,207,200 shares of our common stock; and

•

on a pro forma as adjusted basis to reflect the sale of [_________] shares of common stock and [________] warrants in this offering at an assumed public offering price of $[____] per share and $0.01 per warrant, after deducting estimated underwriting discounts and commissions and estimated offering expenses. Additionally, the as adjusted basis assumes the warrants sold in this offering will be accounted for as equity instruments.

You should read the information in this table together with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The data presented in the following table is for illustrative purposes only, does not purport to reflect what our actual financial position would have been in this offering (and the use of proceeds contemplated hereby) actually taken place on such date and is not necessarily indicative of our financial position as of the specified date or in the future.

	As of June 30, 2016 (unaudited)
			Pro Forma
			As
	Actual	Pro Forma	Adjusted(1)(2)
Cash	$116,489	$366,489	$
Long term debt to related parties, net	285,806	—
Preferred stock, par value $0.01 per share, 20,000,000 shares authorized, 5,200,000 shares issued and outstanding actual, stated value $1.00 per share, 100,000 shares issued and outstanding pro forma and pro forma as adjusted	52,000	1,000
Common stock, $0.01 par value, 324,000,000 shares authorized; 37,464,821 shares issued and outstanding, actual; 44,387,131 shares issued and outstanding, pro forma; _________ shares issued and outstanding, pro forma as adjusted	374,648	443,871
Additional paid-in capital	8,333,304	9,144,801
Accumulated deficit	(7,338,619)	(7,632,533)
Total shareholders’ equity	1,421,333	1,957,139
Total capitalization	$1,823,352	$2,323,628	$

———————

(1)

Each $[________] (decrease) in the assumed public offering price of $[_____] per share would increase (decrease) each of cash, additional paid-in capital, total shareholders’ equity and total capitalization by approximately $[________], assuming the number of shares of common stock and warrants offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses. Similarly, each increase (decrease) of [_______] shares and [______] warrants in the number of shares of common stock and warrants offered would increase (decrease) cash, additional paid-in capital, total shareholders’ equity and total capitalization by approximately $[______], assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

(2)	Such information excludes:
• [_________] shares of our common stock issuable upon exercise of the warrants sold in this offering;

•

[_________] shares of common stock issuable upon the exercise of options granted under our 2011 Stock Option Plan, 2013 Stock Option Plan and our 2015 Stock Option Plan, with a weighted average exercise price of $[______] per share;

• Approximately [_________] shares of our common stock available for future issuance under our 2015 Stock Option Plan;
• 100,000 shares of common stock issuable upon the conversion of 100,000 shares of 10% Series A convertible preferred stock; and

•

[_________] shares of common stock issuable upon exercise of the Representative’s Warrants, assuming the issuance of [_________] shares of common stock and [_________] warrants issued in this offering.

DILUTION

If you invest in our common stock and warrants, your ownership interest will be diluted to the extent of the difference between the public offering price in this offering per share offered hereby and the pro forma as adjusted net tangible book value per share of our common stock immediately after the consummation of this offering. Net tangible book value per share represents the book value of our total tangible assets less the book value of our total liabilities divided by the number of shares of common stock then issued and outstanding.

Our historical net tangible book value as of June 30, 2016 (unaudited) as approximately $682,737, or $0.018 per share of common stock. On a pro forma basis, after giving effect to:

•	the 1:[___] reverse stock split of our common stock effective [_______], 2016;
•	the issuance of 300,000 shares of our common stock for proceeds of $150,000 after June 30, 2016;
•	the issuance of 7,200 shares of our common stock as compensation for services after June 30, 2016;
•

the issuance of an aggregate of 5,407,910 shares of our common stock upon the conversion of shares of our 10% Series A convertible preferred stock, 10% Series B convertible preferred stock, 10% Series C convertible preferred stock and 10% Series D convertible preferred stock on August 18, 2016; and

•

the conversion on August 18, 2016 of all principal and accrued interest due under our 12% convertible promissory notes, including an additional $100,000 principal amount of notes issued in July 2016, into an aggregate of 1,207,200 shares of our common stock,

Our net tangible book value at June 30, 2016 would have been approximately $[___________] or $[_________] per share of common stock. After giving effect to our receipt of net proceeds from the sale of [________] shares of our common stock and [________] warrants at an assumed public offering price of $[______] per share after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2016 would have been approximately $[____________], or $[_____] per share. This represents an immediate dilution of $[_____] per share to new investors purchasing shares in this offering. The following table illustrates this dilution per share:

Assumed public offering price per share			$
Historical net tangible book value per share as of June 30, 2016		$0.018
Pro forma increase in historical net tangible book value per share attributable to the reverse split, sales and conversions described above
Pro forma net tangible book value per share	$
Increase in pro forma net tangible book value per share attributable to new investors purchasing in this offering
Pro forma adjusted net tangible book value per share after giving effect to this offering
Dilution per share to new investors in this offering			$

Each $[________] (decrease) in the assumed public offering price of $[_____] per share would increase the pro forma as adjusted dilution to new investors by approximately $[________] per share, assuming the number of shares of common stock and warrants offered, as set forth on the cover page of this prospectus, remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses. Similarly, each increase (decrease) of [_______] shares and [______] warrants in the number of shares of common stock and warrants offered would increase the pro forma as adjusted net book value per share by approximately $[______], assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Each decrease of [_______] shares in the number of share offered hereby would decrease the as adjusted net tangible book value by approximately $[____] per share and increase the dilution to new investors to $[_____] per share, assuming the assumed public offering price remains the same and after deducting estimated underwriting discounts and commissions and estimated offering expenses. If the underwriters exercise the over-allotment option in full, the pro forma as adjusted net tangible book value would be $[_________], or $[_____] per share, and the dilution to new investors participating in this offering would be $[_____] per share.

The following table summarizes, on a pro forma as adjusted basis as of June 30, 2016 (unaudited), the differences between the number of shares of common stock purchased from us, the total price and the average price per share paid by existing shareholders and by the new investors in this offering, before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, at an assumed public offering price of $[____] per share.

	Shares purchased (1)			Total consideration (1)				Average price
	Number	Percent		Amount		Percent		Per share

Existing shareholders (2)	[____]	[____]	%	$	[____]	[____]	%	$	[____]
New investors in this offering	[____]	[____]	%	$	[____]	[____]	%	$	[____]
Total (2)	[____]	100%		$	[____]	100%		$	[____]

———————

(1)

If the underwriters exercise the over-allotment option in full, the number of shares held by existing shareholders will be reduced to [_____]% of the total number of shares of common stock to be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased to [____]% of the total number of shares of common stock to be outstanding upon completion of the offering.

(2)	The number of shares outstanding excludes:
• [______________] shares of our common stock issuable upon exercise of the warrants sold in this offering;

•

2,267,000 shares of common stock issuable upon the exercise of options granted under our 2011 Stock Option Plan, 2013 Stock Option Plan and our 2015 Stock Option Plan, with a weighted average exercise price of $0.46 per share;

• approximately 399,000 shares of our common stock available for future issuance under our 2015 Stock Option Plan;
• 100,000 shares of common stock issuable upon the conversion of 100,000 shares of 10% Series A convertible preferred stock; and

•

[_____________] shares of common stock issuable upon exercise of the Representative’s Warrants, assuming the issuance of [_________] shares of common stock and [________] warrants issued further to this offering.

To the extent that options and warrants are exercised or we issue additional shares of common stock in the future, there will be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

SELECTED CONSOLIDATED FINANCIAL DATA

The tables below summarize our consolidated financial information for the periods indicated. We derived the selected consolidated financial information from our consolidated financial statements included elsewhere in this prospectus. You should read the following information together with the more detailed information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the accompanying notes. Our historical results are not necessarily indicative of the results to be expected in any future period.

Consolidated Statements of Operations Data:

	Six Months Ended June 30,		Year ended December 31,
	2016	2015	2015	2014
	(unaudited)	(unaudited)
Total revenues	$883,585	$682,030	$1,692,079	$1,169,186
Gross profit	376,064	222,111	543,741	348,207
Selling, general and administrative expenses	1,519,053	943,215	2,214,238	1,858,634
Loss from operations	(1,142,989)	(721,104)	(1,670,497)	(1,510,427)
Total other expense	(37,875)	(878)	(2,597)	(209)
Net loss	(1,180,864)	(721,982)	(1,673,094)	(1,510,636)
Preferred stock dividends	218,186	145,458	338,684	208,831
Net loss attributable to common shareholders	$(1,399,050)	$(867,440)	$(2,011,778)	$(1,719,467)
Basic and diluted net loss per share	$(0.04)	$(0.02)	$(0.06)	$(0.05)
Weighted average shares outstanding – basic and diluted	36,927,554	36,285,718	34,587,695	32,612,378

Consolidated Balance Sheet Data:

	June 30,	December 31,
	2016	2015	2014
	(unaudited)
Cash	$116,489	$416,187	$590,236
Working capital	$903,216	$1,246,265	$1,138,903
Total assets	$2,033,359	$2,319,591	$1,950,968
Total liabilities	$612,026	$498,448	$318,189
Accumulated deficit	$(7,338,619)	$(6,157,755)	$(4,484,661)
Total shareholders' equity	$1,421,333	$1,821,143	$1,632,779

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL STATEMENTS
AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of this prospectus contain forward-looking statements that involve risk and uncertainties, such as statements of our plans, objectives, expectations and intentions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

We are a digital media holding company for online assets primarily targeted to the military and public safety sectors. We own websites, which are customized to provide our niche users, including active duty, reserve and retired military, law enforcement, and fire fighters with information and news that may be of interest to them. We generate revenues from two segments, product sales and services. Services consist of advertising revenue and subscriptions. Within our product sales segment, we generate product sales revenue through e-commerce distributors portals such as Amazon and eBay, and direct sales though proprietary websites and a retail location. The following graph provides historical quarterly total revenue in the respective periods presented:

Quarterly Total Revenue

($ in thousands)

Key Second Quarter 2016 highlights include:

•	total revenue of $459,170 and revenue growth of 23% in the three months ended June 30, 2016 as compared to the three months ended June 30, 2015;
•	total revenue of $883,585 and revenue growth of 30% for the six months ended June 30, 2016 from the comparable period in 2015;
•	services revenue growth of 156% quarter over quarter for the three months ended June 30, 2016 compared to the comparable quarter in 2015;
•	services revenue growth of 107% period over period for the first six months of 2016 compared to the first six months of 2015;
•	product sales revenue growth of 4% quarter over quarter for the three months ended June 30, 2016 compared to the comparable quarter in 2015;
•	product sales revenue growth of 17% period over period for the first six months of 2016 compared to the comparable period in 2015;
•	acquired two new web properties; and
•	raised $800,000 in new capital through the sale of equity and debt securities.

Many of these increases are being powered by website traffic increases of 53% for the first six months of 2016 compared to the first six months of 2015 as a result of organic growth and acquisitions. The following graph provides information on the annual traffic to our proprietary websites over the respective quarterly periods presented:

Quarterly Website Traffic (Visits)

2016 has been and will continue to be a transitional year for our company as we invest in the infrastructure required to create more content, website traffic and expand our ability to sell our advertising inventory. Historically, a majority of our revenues have come from product sales. As a result of the consistent increase in both the overall site traffic as well as unique visitors to our websites, we believe our company has reached sufficient critical mass to begin the multi-year transition to a digital media company that generates most of its revenue from the sales of advertising on its websites, the sale of subscriptions to our websites and, once established, the sale of advertising utilizing the Bright Mountain Media AdNetwork. We believe that this natural evolution of our model will permit us to concentrate our efforts on growing our highest profit opportunities through the leverage of our website portfolios and growing Internet audience. To begin implementing the next segment of our business model, during the fourth quarter of 2015 we began a rebranding of our company which included a name change to “Bright Mountain Media, Inc.”

Since inception we have chosen to be a provider of quality website content to our niche market through our content staff of writers and others which, in our opinion, has been the principle reason for the growth in our website traffic. Following this offering we expect to begin adding more content staff including writers, graphic designers, videographers and social media personnel, as well as former military and public safety individuals to create additional content for our websites. We believe these steps will help drive additional traffic to our websites which in turn will allow us to better leverage the highly targeted website traffic on our web properties and increase advertising revenues.

Utilizing proceeds from this offering we also intend to establish the Bright Mountain Media AdNetwork, a programmatic advertising network. The Bright Mountain Media AdNetwork will be a location where small to medium publisher websites in the military, public safety and first responder space can gather to build scale and interact with the advertising exchanges to sell their inventory in real time. By establishing our own programmatic advertising network which will provide advertisers and publishers access to a highly targeted demographics we believe we should be able to realize higher CPMs thereby increasing our advertising revenues. We are in early stage discussions with several companies for the acquisition of existing technology as a means to accelerate the establishment of our own advertising network. We are not, however, a party to any agreements or understandings at this time.

A key component of our growth also remains our acquisition strategy for web properties. We remain committed to expanding our portfolio of web properties in 2016 and beyond with additional acquisitions that fit strategically into our business objectives. So far in 2016, we have acquired www.warisboring.com and www.sargeslist.com. Our ability to continue our acquisition strategy, however, is dependent on our ability to raise additional working capital, both to fund the costs of the transactions as well as the integration and expansion of the acquired companies and web properties. During the first quarter of 2016 we also entered into a publishing distribution agreement with A Medium Corporation for www.warisboring.com content which was migrated to the Medium platform, a social publishing platform that offers hosting and other services.

While we continue to increase our revenues, we reported a net loss of $1,180,864 for the first six months of 2016. During the six months ended June 30, 2016 our average total monthly operating overhead was approximately $253,000 of which, approximately $152,000 was cash operating overhead. As we continue to grow our business we expect that our monthly cash operating overhead will continue to increase as we add personnel, although at a lesser rate and we are not able at this time to quantify the amount of this expected increase.

Without giving effect to this offering, we do not anticipate that we will generate sufficient revenue to fund our operations for the next 12 months. As a result, we will need to raise additional working capital, including through this offering, to fund our ongoing operations as well as to provide additional funds for the further evolution of our business including the expenses of this offering. During first six months of 2016 we raised $800,000 in capital through the sale of equity and debt securities to a related party. Without giving effect to this offering, we presently estimate we will need to raise at least $2,000,000 to satisfy our working capital needs for the next 12 months. Without giving effect to this offering, we do not have any firm commitments for this necessary capital and there are no assurances we will be successful in raising the capital upon terms and conditions, which are acceptable to us, if at all. If we are unable to raise the necessary additional working capital, absent a significant increase in our revenues, of which there is no assurance, we will be unable to continue to grow our company and may be forced to reduce certain operating expenses in an effort to conserve our working capital.

Going concern

For the six months ended June 30, 2016, we reported a net loss of $1,180,864, cash used in operating activities of $911,503 and we had an accumulated deficit of $7,338,619 at June 30, 2016. The report of our independent registered public accounting firm on our audited consolidated financial statements at December 31, 2015 and 2014 and for the years then ended contains an explanatory paragraph regarding substantial doubt of our ability to continue as a going concern based upon our net losses, cash used in operations and accumulated deficit. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. There are no assurances we will be successful in our efforts to generate revenues or report profitable operations or to continue as a going concern, in which event investors would lose their entire investment in our company.

Results of operations

Results of operations for the three and six month periods ending June 30, 2016 compared to the three and six month periods ending June 30, 2015.

	Three Months Ended (unaudited)			Six Months Ended (unaudited)
	June 30, 2016	June 30 2015	% Increase	June 30 2016	June 30 2015	% Increase

Product sales	$336,042	$323,848	4%	$683,821	$585,572	17%
Revenues from services	123,128	48,099	156%	199,764	96,458	107%
Total revenues	459,170	371,947	23%	883,585	682,030	30%
Cost of sales – products	236,986	271,809	(13%)	507,521	459,919	10%
Cost of sales - products as a percentage of product sales	70.5%	83.9%	(16%)	74.2%	78.5%	(6%)
Gross profit	222,184	100,138	122%	376,064	222,111	69%
Selling, general and administrative expenses	732,339	487,473	50%	1,519,053	943,215	61%
(Loss) from operations	$(510,155)	$(387,335)	32%	$(1,142,989)	$(721,104)	59%

Revenue

Revenues increased in both our product sales and service revenues for both the three and six month periods ending June 30, 2016 over comparable periods of the prior year. The increase in product sales primarily reflects our increased effort in on-line marketing of our products directly through our owned websites as well as through third parties. The increase in service revenues reflects the increase in visitor traffic to our previously existing websites as well as traffic from additional websites acquired in 2016 and 2015.

In addition to our corporate website, we currently own 25 websites, and partner with a third party on two additional websites under a revenue sharing arrangement entered into in January 2016. To date we have reported minimal revenues under this agreement. We intend to continue our concentration on increasing our website traffic through organic growth as well as our program of website acquisitions focused on our targeted market segment.

Cost of Sales

Cost of product sales as a percentage of produce sales has declined for both the three and six month periods ending June 30, 2016 compared to the prior year. This decline was due in large part to larger discounts being offered on to us by our vendors on many of our watch products in 2015 that were not offered in 2016. These discounts were intended to liquidate slower moving items for a measured period, which was successful. We also increased the number of brands we carry in the 2016 period from the 2015 period. During 2016 we continue to seek to expand our product lines and strengthen our purchasing power to minimize the negative effect of selling discontinued or slow moving products. We do not incur any cost of sales related to our service revenues.

SG&A Expenses

Selling, general and administrative expenses increased for both the three and six month periods ending June 30, 2016 over the comparable periods of the preceding year. This increase is both in amounts recognized as well as selling, general and administrative expenses as a percentage of revenues, totaling 159% and 172% for the three and six months ended June 30, 2016 compared to 131% and 138% for the comparable periods of the preceding year.

A significant portion of the increase in selling, general and administrative expenses between years was attributable to non-cash expenses recognized including amortization expense attributable to websites acquired of $61,582 and $124,425 for three and six month periods ending June 30, 2016 compared to $45,801 and $86,136 for the same periods in 2015. In addition, stock options compensation expense totaled $59,551 and $77,124 in 2016 compared to $15,390 and $29,124 in 2015, respectively. This increase in option compensation expense is expected to increase as we continue to attract qualified employees while minimizing, as much as possible, cash demands related to increased staffing. During the first quarter 2016 we increased staffing to support targeted growth with salaries and employee medical expenses increasing 79% and 71% for the three and six month periods ending June 30, 2016 compared to the same periods in 2015. During the second quarter 2016, we implemented a partial staff reduction to reduce staffing and related costs. However, following this offering we expect to increase our staffing levels to support our expected growth. Legal fees increased 196% and 22% in 2016 over the prior year which includes 41% paid in stock in 2016. Rent expense increased 67% and 87%, respectively, between periods reflecting expansion of our corporate offices.

Selling, general and administrative expenses are expected to continue to increase as we execute our planned growth strategy of increasing website visits both organically and through targeted acquisitions.

Year ended December 31, 2015 as compared to the year ended December 31, 2014

	2015	2014	% Increase
Product sales	$1,408,481	$1,050,394	34%
Revenues from services	283,598	118,792	139%
Total revenues	1,692,079	1,169,186	45%
Cost of sales – products	1,148,338	820,979	40%
Cost of sales - products as a percentage of product sales	81.5%	78.2%	3.3%
Gross profit	543,741	348,207	56%
SG&A expenses	2,214,238	1,858,634	19%
(Loss) from operations	$(1,670,497)	$(1,510,427)	11%

Revenue

Overall, our revenues increased 45% in 2015 over 2014. In 2015 revenues from product sales increased by 34% over 2014, and revenues from services increased 139% over 2014. The increase in both our product sales and revenues from services reflects the impact of increased visitor traffic as a result of additional websites acquired during 2015 and organic growth from cross traffic to our full family of sites.

Cost of sales

The increase in cost of sales as a percentage of revenue for product sales of 3.3% in 2015 as compared to 2014 is primarily attributed to the discounted sale of discontinued products from one vendor, which reduced our gross profit margin. We continue to expanded our product lines and strengthen our purchasing power to minimize the negative effect of selling discontinued products.

SG&A expenses

Overall, SG&A expense increased 19% in 2015 as compared to 2014. The increase in total SG&A expenses for 2015 as compared to 2014 can be attributed to ongoing expansion of our business and our need to add employees to manage our growth. Material components of the year over year increase in SG&A expenses in 2015 as compared to 2014 included payroll and medical expense, which increased 34% in 2015 over 2014; rent expense, which increased 56% in 2015 over 2014; and insurance expense, which increased 59% in 2015 over 2014. These increases were offset by decreases in website expense, which decreased by 53% in 2015 over 2014; and advertising and marketing expense, which decreased by 68% in 2015 over 2014. The cash portion of our SG&A expense was $1,887,968 in 2015 as compared to $1,605,687 in 2014. The cash portion of our SG&A expenses in 2015 were 112% of our total revenues as compared to 137% in 2014. Included in our SG&A expenses are certain non-cash expenses, including stock compensation expense, depreciation expense, amortization expense and impairment expense. These non-cash items totaled $326,270 for 2015 and $252,947 for 2014. The increase in these non-cash items constituted 20% of the total increase of SG&A expenses year over year.

Non-GAAP financial measures

We report Adjusted net (loss) to measure our overall results because we believe it better reflects our net results by excluding the impact of non-cash equity based compensation. We use Adjusted EBITDA to measure our operations by excluding interest and certain additional non-cash expenses. These measures are one of the primary metrics by which we evaluate the performance of our business, and upon which our internal budgets are based. We believe the presentation of Adjusted net (loss) and Adjusted EBITDA enhances our investors’ overall understanding of the financial performance of our business.

We believe these measures are useful for analysts and investors as the measures allow a more meaningful year-to-year comparison of our performance. The above items are excluded from the Adjusted EBITDA measure because these items are non-cash in nature, and we believe that by excluding these items, Adjusted EBITDA corresponds more closely to the cash operating income/loss generated from our business. Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statement of operations of certain expenses. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

The following is an unaudited reconciliation of net (loss) to Adjusted net (loss) and Adjusted EBITDA for the periods presented:

	For the Six Months Ended June 30,		For the Years Ended December 31,
(unaudited)	2016	2015	2015	2014
Net (loss)	$(1,180,864)	$(721,982)	$(1,673,094)	$(1,510,636)
plus:
Stock compensation expense	77,124	29,124	59,327	69,890
Stock issued for services	54,930	37,350	51,630	27,500
Adjusted net (loss)	$(1,048,810)	$(655,508)	$(1,562,137)	$(1,413,246)
Depreciation expense	6,679	6,757	14,248	11,335
Amortization expense	124,425	86,136	181,905	147,006
Amortization on debt discount	18,715	—	260	—
Interest expense	21,758	891	—	—
Impairment expense	—	—	70,531	24,716
Adjusted EBITDA	$(877,223)	$(561,724)	$(1,295,193)	$(1,230,189)

Liquidity and capital resources

Liquidity is the ability of a company to generate sufficient cash to satisfy its needs for cash. As of June 30, 2016 we had $116,489 in cash and cash equivalents and working capital of $903,216, as compared to cash and cash equivalents of $416,187 in cash and cash equivalents and working capital of $1,246,265 at December 31, 2015. Our principal sources of operating capital have been equity and debt financings from related parties. During the six months ended June 30, 2016 we continued to use our working capital to purchase additional websites as well as to fund our operating expenses. During the six months ended June 30, 2016, we purchased two websites for an aggregate amount of $265,000 of which $115,000 was paid in cash and the balance of $150,000, is payable monthly in an amount equal to 30% of the net revenues from the website, when collected, with the total amount of the earn out to be paid by January 4, 2019. In July 2016 and August 2016 our chief executive officer invested an additional $250,000 in our company, including the purchase of $100,000 principal amount of 12% convertible promissory notes and the purchase of 300,000 shares of common stock for $150,000. In August 2016 the holders of $600,000 principal amount of our 12% convertible promissory notes, including the $100,000 principal amount of notes purchased by our chief executive officer in July 2016, converted those notes into shares of our common stock, thereby satisfying those obligations and eliminating future dividend payments. In August 2016 the holders of substantially all outstanding shares of our preferred stock converted those securities into shares of our common stock. Following these conversions, which left 100,000 shares of our 10% Series A convertible preferred stock remaining outstanding, we have substantially reduced all future dividend payments on our preferred stock. Lastly, in August 2016 our chief executive officer invested an additional $150,000 into our company through the purchase of common stock.

Cash flows

Net cash flows used in operating activities was $911,503 for the six months ended June 30, 2016 as compared to $785,357 used in operating activities for the same period in 2015. In the six months ended June 30, 2016 we used cash primarily to fund our net loss of $1,180,864.

Net cash flows used in operating activities was $1,591,611 for 2015 as compared to $1,668,378 used in operating activities for 2014. In 2015 we used cash primarily to fund our net loss of $1,673,094, and for increases in our inventory of more than $277,442. The increase in our inventory of 37% at December 31, 2015 from December 31, 2014 reflects increased inventory related to an expansion of product lines.

Net cash flows used in investing activities was $136,858 for the six months ended June 30, 2016 as compared to $160,272 used in investing activities for the same period in 2015 due to the purchase of fixed assets, the cash acquisition costs associated with the purchase of two websites in the six months ended June 30, 2016, and cash payment obligations related to a website acquired in 2015.

Net cash flows used in investing activities was $196,979 for 2015 as compared to $586,910 used in investing activities for 2014 due to the purchase of fixed assets and the acquisition of websites totaling $439,500 for 2015, of which the fair value of $262,500 was paid through issuance of 350,000 shares of our common stock.

Net cash flows provided from financing activities was $748,663 for the six months ended June 30, 2016 as compared to $644,763 for the same period in 2015. In both periods, cash was provided from the sale of our securities, net of repayments of debt obligations.

Net cash flows provided from financing activities was $1,614,541 for 2015 as compared to $1,675,892 for 2014. In both periods, cash was provided from the sale of our securities, net of repayments of debt obligations.

Critical accounting policies

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses during the reported periods. The more critical accounting estimates include estimates related to revenue recognition and accounts receivable allowances. We also have other key accounting policies, which involve the use of estimates, judgments and assumptions that are significant to understanding our results, which are described in Note 1 to our audited consolidated financial statements appearing elsewhere in this prospectus.

Recent accounting pronouncements

The recent accounting standards that have been issued or proposed by the Financial Accounting Standards Board, or "FASB," or other standards-setting bodies as described in Note 1 to our audited consolidated financial statements appearing elsewhere in this prospectus that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

All other newly issued accounting pronouncements, but not yet effective, have been deemed either immaterial or not applicable.

Off balance sheet arrangements

As of the date of this prospectus, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with us is a party, under which we have any obligation arising under a guarantee contract, derivative instrument or variable interest or a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

OUR BUSINESS

Overview

We are a digital media holding company for online assets primarily targeted to the military and public safety sectors. We are dedicated to providing “those that keep us safe” places to go online where they can do everything from staying current on news and events affecting them, to looking for jobs, sharing information, communicating with the public, and purchasing products. We own and manage websites which are customized to provide our niche users, including active, reserve and retired military, law enforcement, first responders and other public safety employees with information and news that we believe may be of interest to them. We have placed a particular emphasis on providing quality content on our websites to drive traffic increases. Our websites feature timely, proprietary and aggregated content covering current events and a variety of additional subjects targeted to the specific demographics of the individual website. Our business strategy requires us to continue to provide this quality content to our niche markets and to grow our business, operations and revenues both organically and through acquisitions.

Presently, we generate revenue from two segments: product sales and services. Services include adverting revenue and subscriptions. While more than 80% of our revenues are generated from product sales, we intend to monetize our website traffic by attracting local, national and international advertisers, begin selling subscriptions to our websites and establishing the Bright Mountain AdNetwork.

Currently, in addition to our corporate website, www.brightmountainmedia.com, we own the following website properties which we have acquired or developed since 2013:

•	Advertisetothemilitary.com	•	Militarystarter.com
•	Bootcamp4me.com	•	Popularmilitary.com
•	Bootcamp4me.org	•	Sargeslist.com
•	Brightwatches.com	•	Teacheraffairs.com
•	Coastguardnews.com	•	Thebright.com
•	Fdcareers.com	•	Thebrightmail.com
•	Fireaffairs.com	•	Usmclife.com
•	Firefightingnews.com	•	Wardocumentaryfilms.com
•	Gopoliceblotter.com	•	Warisboring.com
•	JQPublicblog.com	•	Welcomehomeblog.com
•	Leoaffairs.com	•	Thebravestonline.com
•	Leofundme.com	•	Thebrightnetwork.com
•	Militaryhousingrentals.com

We also partner with a third party on two additional websites, havokjournal.com, a news and information website targeted to active duty and veteran military, and 107News.com, a military humor and satire websites, under a revenue sharing arrangement.

Over the past three years we have experienced rapid visitor growth, both organically and through acquisitions. With 25 website properties in addition to our corporate website, annual visits to our websites have increased nearly 5,000% from approximately 840,000 in 2013 to more than 40,000,000 visits in 2015. While we will continue to add additional website properties, we believe that our visitor traffic has achieved sufficient critical mass to permit us to aggressively implement our strategy to monetize and our traffic by:

•	launching the Bright Mountain Media AdNetwork, a programmatic advertising network similar to Google Ad Sense or the Advertising.com platform, to our niche demographics;
•	expanding internally or through outsourcing a sales force or call center to market direct ads to our websites and the launching of the Bright Mountain Media AdNetwork;
•	begin selling subscriptions to selective of our websites;
•	pursue local, national and international advertisers whose targets are our niche users; and
•	seek ancillary sources of revenues through new products and services such as lead sales and employment advertisements.

Accordingly, we believe the three primary elements to increasing our revenues are:

•	launching the Bright Mountain Media AdNetwork to our niche demographics with either acquired or developed technology;
•	starting the sales and marketing initiatives and outreach to sell direct ads to our websites and recruit websites in our niche demographic to join the Bright Mountain Media AdNetwork; and
•	integrating and exposing our e-commerce efforts to our website traffic.

We intend to create value for advertisers with a streamlined, simple advertising model that leverages our data, content and technology to connect advertisers with their target audience. To implement our strategy, we intend use the proceeds from this offering to:

•	engage additional sales associates to sell our advertising and to begin marketing the Bright Mountain Media AdNetwork to similar websites in the military, public safety and first responder niche;
•	add more content staff, including writers, graphic designers, videographers and social media personnel;
•	expand and improve our content by hiring, among others, former military and public safety individuals;
•	add IT, administration, sales support and advertising operation personnel;
•	align our company more closely with ad exchanges;
•	acquire additional websites and improve existing websites;
•	seek advertising network acquisitions; and
•	provide additional products and services for our users in an effort to increase our e-commerce sales.

We currently use social media, such as YouTube, Twitter and Facebook, as additional distribution methods of our content. As the behavior of Internet consumers continues to change, distribution of our content via traditional methods such as our websites may become less effective, and new distribution strategies may need to be accelerated. Consumers are increasingly using social networking sites, such as Facebook and Twitter, to communicate and to acquire and disseminate information. As consumers migrate more towards social networks, we expect to continue to build social elements into our content in order to make them available on social networks. We also expect to begin expanding our content to include video and audio.

We also believe in giving back to those who do so much for our country. We have made donations to the following charities:

•	Semper Fi Fund	•	Operation Homefront
•	Team Rubicon	•	Paradox Sports
•	American Military Partner Association	•	Special Operations Warrior Foundation
•	Hope for the Warriors	•	U.S. First Responders Association
•	Fisher House Foundation	•	Vetsville Cease Fire House
•	Toys for Tots	•	Connected Warriors
•	Badge of Honor Memorial Foundation	•	National Law Enforcement Officers Memorial
•	Blue Alert Foundation		Fund
		•	Under The Shield

The market and our demographics

Our niche market for the military and public safety sectors consists of a targeted U.S. demographic of in excess of 40 million users including their spouses, plus their parents and other direct family members, which could increase the U.S. targeted market to approximately 100 million users. We also believe there are another estimated 100 million military and public safety personnel and their families outside the U.S. The largest segments of the market are military veterans and retired firefighters and law enforcement. The following chart provides insight into our targeted demographics in the United States:

Sources: (1) U.S. Bureau of Labor Statistics; (2) FBI; (3) National Fire Protection Association; (4) U.S. Department of Defense 2017 Budget; (5) U.S. Department of Defense 2014, Demographics Profile of the Military Community; (6) U.S. Department of Veterans Affairs Population Tables; and (7) National Survey of Veterans.

As a homogeneous group, our user profile should be attractive to local, national and international companies whose advertising budgets are shifting from print media, radio and television to the Internet. We believe that the market for the military and public safety providers is fragmented, and that we have an opportunity to become a leading player in the market through growth, consolidation and the creation of the Bright Mountain Media AdNetwork which will be specifically targeted to our niche demographics.

As a result of the consistent increase in both the overall site traffic as well as unique visitors to our websites, we believe our company has reached sufficient critical mass to transition to a digital media company that generates most of its revenue from the sales of advertising on its websites. Together with revenues from our to-be-established Bright Mountain Media AdNetwork, we believe that this natural evolution of our model will permit us to concentrate our efforts on growing our highest profit opportunities through the leverage of our website portfolios and the growing Internet audience. This is reinforced with our belief that digital marketing and advertising channels will experience budget increases as traditional print and other channels are likely to see budget reductions.

We do anticipate, however, a time lag between the increase in expenses and the increase in advertising revenues as we implement our business strategy.

Current business and revenue streams

We have several revenue streams generated directly from our websites. The revenue streams consist principally of product sales and advertising revenue, which is generated primarily through the display of paid listings as well as display advertisements appearing on our websites and subscriptions. We generate advertising revenue either directly from companies who pay us a monthly fee for advertising space, or by users “clicking” on website advertisements utilizing several ad network partners such as Google AdSense. We generate subscription revenues by the sale of access to career postings on one of our websites. The term of the subscriptions range from one month to 12 months and range in price from $8.95 to $77.00. Revenues are recognized, on a net basis, over the term of the subscription period. We generate product revenues by the sale of watches, clocks and apparel through our websites BrightWatches.com and Gopoliceblotter.com as well as through e-commerce distributor portals such as Amazon and eBay. Additionally, we expanded our product sales segment by adding a retail location in Delray Beach, FL in the fourth quarter of 2014. During the third quarter of 2016 we are expanding our existing retail space at this location to provide additional retail and inventory space. We believe that having a retail presence has allowed us to expand our product lines.

BrightWatches.com and Gopoliceblotter.com are both fully active web-based “stores” wherein shoppers can purchase a variety of products including watches, clocks and apparel. We maintain an inventory of watches and clocks. Customers that purchase products from Brightwatches.com pay us directly in a fully enabled payment and checkout process that permits payments for purchases using credit cards through the Internet-based payment processing service PayPal. Our watches and clocks are also available for purchase through eBay and Amazon. Fulfillment of our orders of watches and clocks are either handled directly by Amazon when purchases are made through it or by us for purchases made through eBay or BrightWatches.com. Customers that purchase products from Gopoliceblotter.com pay us directly in a fully enabled payment and checkout process that permits payments for purchases using credit cards through the Internet-based payment processing service Stripe. Our apparel products are also available on Amazon. Fulfillment of orders of apparel is either handled directly by Amazon when purchases are made through it, shipped directly by a third party who produces the apparel for us or shipped by us.

Our strategy

As we transition to a digital media company, we continue to focus our efforts in the target markets of military, law enforcement, and first responders – groups known by many advertisers and brands as ‘our country’s heroes.’ Our business strategy is to provide quality content that focuses on all of these audience segments which we believe allows us to reach a deeper and broader niche demographic than our competitors.

Our objective is to maintain and improve our position as a leading digital media company in our niche market, by, among other things:

•	hiring and contracting talented content creators;
•	expanding our website portfolio within our niche market organically and through acquisitions;
•	achieving a dominant market share of our ‘heroes’ audience segments in order to be a single source for advertisers and brands to connect with them; and
•	expanding our sales force and marketing efforts.

A key element to our strategy is the establishment of the Bright Mountain Media AdNetwork, a programmatic advertising network. We believe this will allow us to substantially increase the size of our audience within our niche demographic that can be sold to advertisers and brands. Programmatic advertising networks are designed to help marketers and their agencies connect with consumers through digital media at moments when that connection is most likely to be influential and most likely to achieve the advertiser’s objectives. Programmatic buying is the automated purchase of digital advertising inventory through a combination of machine-based transactions, data and algorithms. Real time bidding, or “RTB,” a subset of programmatic buying, is the real-time purchase and sale of advertising inventory on an impression-by-impression basis on ad exchanges. Programmatic buying and RTB are emerging and growing trends in the buying and selling of digital advertising inventory. The recognition by advertisers that an increased use of programmatic buying and RTB systems may constitute an effective way to achieve their campaign goals and cost savings, and the recognition by digital media property owners that they may achieve greater returns from an increased use of programmatic buying and RTB systems.

The key components of the Bright Mountain Media AdNetwork are expected to include:

•

the sale of all digital advertising inventory on Bright Mountain Media owned websites directly to brands and advertisers, as well as on ad exchanges which are online marketplaces where digital advertising spaces are bought and sold;

•	the sale of digital advertising inventory from similar web properties not owned by us directly to brands, advertisers and ad exchanges for which we will receive a commission;
•	software that will facilitate the sale of ad inventory as well as software that will deliver the paid-for advertising to all websites within the Bright Mountain Media AdNetwork;
•	the ability to leverage our combined audience size in the Bright Mountain Media AdNetwork to command higher paying advertising across our network of web properties;
•	the eventual expansion to represent websites beyond our initial niche scope to include broader demographic segments; and
•	expansion of "our heroes" demographic to include all men aged 18 to 50.

We believe that the combination of our owned websites’ ad inventory with an ever-growing ad inventory from websites which we represent will uniquely position our company as the largest single source for brands and advertisers to reach these desired ‘hero’ audiences.

The Bright Mountain Media AdNetwork is expected to market all the Bright Mountain Media owned advertising inventory together with similar websites in our demographic. We believe this strategy will create scale to attract interest from potential brands and advertisers, advertising networks and advertising exchanges. Simply put, the programmatic nature of this network will allow for:

•	first, selling the advertising inventory in real time at the highest possible price;
•	second, the program will interact with all the publishers in the Bright Mountain Media AdNetwork reporting impressions, ad fill rates, CPMs, click through rates, and estimated revenue; and
•	third, we plan to incorporate into this software a platform where advertisers can directly purchase on the Bright Mountain Media AdNetwork.

We will also continue to seek strategic acquisitions of websites that are related to our core mission and niche demographic which, to date, have been instrumental to our growth strategy. We believe that all of the programs and efforts to develop organic website traffic, and bring users and consumers to our websites, will continue to be enhanced through the addition of strategic acquisitions of other Internet properties. We are committed to adding to our website portfolio in 2016 and beyond with additional Internet properties that will fit strategically into our business objectives, so that we keep scaling up our website portfolio and increase our internet reach and traffic. While we will use a portion of the proceeds from this offering for acquisitions, we hope to use our stock as currency, in whole or in part, for acquisitions, particularly as we begin discussions with various advertising networks.

As we increase and expand our website portfolio and technology base, we believe that will realize cost and operating efficiencies by consolidating sales, technical and administrative support, as well as shared content and overhead costs.

Acquisition strategy

Our acquisition strategy is a reflection of our primary goals and is a basic tool to help accelerate the achievements of our core objectives which are:

•	growth of visitor traffic in our core demographics;
•	growth of our service revenue; and
•	leveraging our visitor traffic to further the growth of our e-commerce segment.

Once we acquire a website property, we improve the look and feel of the website to increase its appeal to our audience and add additional content targeted to the specific demographics of the acquired website property. In many instances we retain the services of the prior operator of the acquired website property for a transition period following the transaction to ensure a seamless integration into the Bright Mountain family of websites. It has been our experience that the improvements we make to acquired website properties have significantly increased historic website traffic to these sites.

We expect to continue our acquisition strategy of website properties following the completion of this offering. This strategy will continue to be:

•	only make acquisitions that fill strategic objectives;
•	concentrate our acquisition strategy on attractively valued targets;
•	make prudent use of our common stock as a currency;
•	improve and redesign content of acquired websites;
•	use acquisitions to accelerate scaling up to achieve core objectives;
•	as acquisitions become larger, look to add managers; and
•	as we become a larger company we expect acquisitions to become more significant and strategic.

Recent developments

In January 2016 we closed the acquisition of the www.warisboring.com website and all content and rights associated therewith pursuant to the terms and conditions of the Website Asset Purchase Agreement dated December 4, 2015 with War Is Boring, Ltd. Co. and its principal David Axe. The aggregate purchase price of the assets was $250,000, of which $100,000 was paid at closing and the balance of $150,000 will be paid monthly in an amount equal to 30% of the net revenues from the website, when collected, with the total amount of the earn out to be paid by January 4, 2019. We also entered into a Website Management Services Agreement with Mr. Axe pursuant to which we engaged him to act as website manager for the www.warisboring.com website utilizing the War Is Boring, Ltd. content group. Under the terms of this agreement we agreed to pay Mr. Axe a monthly fee of $5,000 and pay the associated fees of the content group. The initial term of the agreement is for three years and may be renewed for an additional one year period upon the mutual consent of the parties. We may terminate the agreement upon 30 days’ notice in the event Mr. Axe should engage in willful misconduct as defined in the agreement.

Key relationships

We purchase a substantial amount of the products we sell through our websites from two vendors: Citizens Watch Company of America, Inc., and Bulova Corporation. During the first six months of 2016, purchases from Citizens accounted for 39% and purchases from Bulova accounted for 17% of the total products purchased. These two vendors accounted for 34% and 26%, respectively, of total products purchased in 2015 and 51% and 28%, respectively, of total products purchased in 2014.

We sell many of our products through various e-commerce distribution portals, which include Amazon and eBay. During the first six months of 2016, these two distributor portals accounted for 91% and 5%, respectively of our total revenue. During 2015, these two portals accounted for 88% and 6%, respectively, of our total sales, and during 2014, these two portals accounted for 86% and 13%, respectively of our total product sales. A substantial amount of payments for our products sold are processed through PayPal and Stripe.

We offer display advertising on our websites either through direct advertisements or through numerous third party providers, including Google AdSense. Google AdSense is a free service, which displays text or image ads that correspond to the keywords of the content of the page on which the ad is shown. Each time a user of a host website clicks on an AdSense advertisement, Google provides a flat fee to the operators of that website on behalf of the applicable advertiser. Approximately 23% of our total revenue in the first six months of 2016 from services came from Google AdSense. Approximately 36% of our 2015 total revenue from services came from Google AdSense as compared to 49% in 2014.

Technology

One of our websites is hosted on Dreamhost, five of our websites are hosted on Media Temple, and the remaining company-owned websites are hosted with WPEngine. Our top technical priority is the fast and reliable delivery of pages to our users. Our systems are designed to handle traffic and network growth. We rely on multiple tiers of redundancy/failover and third-party content delivery network to achieve our goal of 24 hours, seven-days-a-week Website uptime. Regular automated backups protect the integrity of our data. Our servers are continuously monitored by numerous third-party and open-source monitoring and alerting tools.

Competition

The Internet and industries that operate through it are intensely competitive. We compete with other companies that have significantly greater financial, technical, marketing, and distribution resources. Our competitors include Yahoo, AOL and Huffington Post, all recently acquired by Verizon Communications as it looks for growth in the digital, mobile and video marketplace.

We believe that we can effectively compete in the marketplace for the following reasons:

•	we have limited ourselves to certain niche, but significant and identifiable, markets;
•	we have customized our websites to the interests of our users and provide excellent content and news;
•	our CEO, W. Kip Speyer, has had extensive entrepreneurial and management experience, including experience with public companies;
•	we have a highly focused group of 38 people, which include writers, programmers, researchers, site managers and editors, and 16 direct full-time and three part-time employees; and
•	we are able to manage future growth without a substantial increase in our infrastructure.

Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. There are no assurances we will ever be able to effectively compete in our marketplace. Our websites may not be competitive with other technologies and/or our websites may be displaced by newer technology. If this happens, our sales and revenues will likely decline. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Intellectual property

We currently rely on a combination of trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our success depends on the protection of the proprietary aspects of our technology as well as our ability to operate without infringing on the proprietary rights of others. We also enter into proprietary information and confidentiality agreements with our employees, consultants and commercial partners and control access to, and distribution of, our software documentation and other proprietary information. We own the following service marks and trademarks, which are registered with the United States Patent and Trademark Office:

Mark	Federal registration number	Expiration (1)	Description of Mark Usage

“BRIGHT WATCHES.COM” Design and Service Mark	4,763,256	June 30, 2025	Design and service mark for online retail store services featuring watches and clocks.

“THE BRIGHT NETWORK” Design and Service Mark	4,726,578	April 28, 2025	Design and service mark for electronic mailing services.

“BRIGHT WATCHES” Trade and Service Mark	4,686,168	February 10, 2025	Service mark for online retail services featuring watches and clocks.

“WOLFHUNTER” Character Mark	4,517,881	April 22, 2024	Standard Character mark.

“WOLFHUNTER” Design Mark	4,517,697	April 22, 2024	Design mark

“THEBRIGHT.COM” Logo Trade Mark and Service Mark	4,497,074	March 18, 2024

Design mark for downloadable bulletins concerning financial research. For providing news in the field of finance, providing research services in the field of finance and investment. For providing current event news and information via a global computer network.

Mark	Federal registration number	Expiration (1)	Description of Mark Usage

“THEBRIGHT.COM” Trade Mark and Service Mark	4,524,450	May 6, 2024

Word mark for providing on-line information in the field of employment, providing on-line job listings, promoting the charitable services of others. For providing on-line news in the field of finance, providing research services in the field of finance and investment. For providing current event news and information via a global computer network.

Logo Trade Mark and Service Mark	4,421,423	October 22, 2023

Design mark for retail store services featuring a wide variety of consumer goods; computerized on-line services featuring a wide variety of consumer goods; providing on-line information in the field of employment, providing on-line job listings; promoting the goods of others by means of providing on-line coupons; promoting the charitable services of others, namely, providing individuals with information about various charities for the purpose of making donations to charities. For providing on-line news and research services in the field of finance, providing current event news and information via a global computer network.

“BE CAREFUL IT'S YOUR MONEY” Trade Mark	4,199,431	August 28, 2022	Word mark for bulletin concerning financial research.

“FIVE PEAKS” Service Mark	4,129,833	April 17, 2022	Word mark for providing research services in the field of finance and investment.

“FIVE PEAKS” Service Mark	4,218,990	October 2, 2022	Design mark for providing research services in the field of finance and investment.

“BRIGHT MOUNTAIN” Service Mark	4,081,251	January 3, 2022	Word mark for providing online classified advertisements in the field of finance; providing online advertisement of the goods and services of others.

“BRIGHT MOUNTAIN” Service Mark	4,218,978	October 2, 2022	Design mark for providing online classified advertisements in the field of finance; providing online advertisement of the goods and services of others.

———————

(1)

trademarks and service marks are renewable for additional 10-year periods.

In addition to www.brightmountainmedia.com and www.thebright.com, we own multiple domain names that we may or may not operate in the future. However, as with phone numbers, we do not have and cannot acquire any property rights in an Internet address. The regulation of domain names in the United States and in other countries is also subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we might not be able to maintain our domain names or obtain comparable domain names, which could harm our business.

Employees

At August 25, 2016, we had 16 full-time and three part-time employees. We also utilize the services of 19 independent contractors who provide content and related website services. There are no collective bargaining agreements covering any of our employees.

Government regulation

Aspects of the digital marketing and advertising industry and how our business operates are highly regulated. We are subject to a number of domestic and, to the extent our operations are conducted outside the U.S., foreign laws and regulations that affect companies conducting business on the Internet and through other electronic means, many of which are still evolving and could be interpreted in ways that could harm our business. In particular, we are subject to rules of the Federal Trade Commission, or “FTC,” the Federal Communications Commission, or “FCC,” and potentially other federal agencies and state laws related to our advertising content and methods, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or “CAN-SPAM Act,” which establishes certain requirements for commercial electronic mail messages and specifies penalties for the transmission of commercial electronic mail messages that follow a recipient’s opt-out request or are intended to deceive the recipient as to source or content, and federal and state regulations covering the treatment of member data that we collect from endorsers.

U.S. and foreign regulations and laws potentially affecting our business are evolving frequently. We currently have not developed our internal compliance program nor do we have policies in place to monitor compliance. Instead, we rely on the policies of our publishing partners. If we are unable to identify all regulations to which our business is subject and implement effective means of compliance, we could be subject to enforcement actions, lawsuits and penalties, including but not limited to fines and other monetary liability or injunction that could prevent us from operating our business or certain aspects of our business. In addition, compliance with the regulations to which we are subject now or in the future may require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our services. Any such action could have a material adverse effect on our business, results of operations and financial condition.

The FTC adopted “Guides Concerning the Use of Endorsements and Testimonials in Advertising” on October 5, 2009. These guides recommend that advertisers and publishers clearly disclose in third-party endorsements made online, such as in social media, if compensation was received in exchange for said endorsements. Because some of our marketing campaigns entail the engagement of consumers to refer other consumers in their social networks to view adds or take action, and both we and the consumer may earn cash and other incentives, any failure on our part to comply with these guides may be damaging to our business. We currently do not take any steps to monitor compliance with these guides. In the event of a violation, the FTC could potentially identify a violation of the guides, which could subject us to a financial penalty or loss of endorsers or advertisers.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security breach for personal data, such as the 2002 amendment to California’s Information Practices Act, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws may increase in the future as a result of changes in interpretation. Furthermore, any failure on our part to comply with these laws may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws regarding privacy and protection of user data. Any failure by us to comply with these privacy-related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of data protection laws, and their application to the Internet is unclear and in a state of flux. There is a risk that these laws may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices. Complying with these varying requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our members’ privacy and data could result in a loss of member confidence in our services and ultimately in a loss of members and customers, which could adversely affect our business.

Legal proceedings

We are not a party to any material pending legal proceedings.

History

We were organized as a Florida corporation in 2010 under the name Speyer Investment Advisors, Inc. In 2012 we changed our name to Speyer Investment Research, Inc. In 2014, as we began building our brand we changed our name to Bright Mountain Holdings, Inc. and in 2015 we changed our name to Bright Mountain Acquisition Corporation and then to Bright Mountain Media, Inc. as we began implementing our strategy to transform into a digital media company.

MANAGEMENT

Board of directors and executive officers

The following table provides information on our executive officers and directors:

Name	Age	Positions
W. Kip Speyer	68	Chief Executive Officer, President and Chairman of the Board
Todd F. Speyer	34	Vice President, Digital; Director
Dennis W. Healey	68	Chief Financial Officer; Director
Richard Rogers	60	Director
Todd Davenport	66	Director
Charles H. Lichtman	61	Director
Randolph Pohlman, PhD	72	Director

W. Kip Speyer has been our CEO, President and Chairman of the Board since May 2010. From 2005 to 2009 Mr. Speyer served as a director, the president and chief executive officer of Speyer Door and Window, LLC, which was sold to Haddon Windows, LLC (SecuraSeal, LLC, AccuWeld Corporation) in December 2009. From October 2002 to May 2005 Mr. Speyer had been a private investor. Mr. Speyer was president and chief executive officer of Intelligent Systems Software, Inc. from October 2000 through June 2002, whereby Mr. Speyer became chief executive officer of ICAD, Inc. (ICAD: NASDAQ) which was a combination of ISSI and Howtek, Inc. (HOWT:NASDAQ). Mr. Speyer was the president and chief executive officer of Galileo Corporation (GAEO: NASDAQ) from 1998 to 1999. Galileo Corporation changed its name to NetOptix (OPTX: NASDAQ) and was merged with Corning Corporation (GLW: NYSE) in a stock purchase in May 2000. From 1996 to 1998 Mr. Speyer was the president of Leisegang Medical Group, three medical device companies owned by Galileo Corporation. Prior to joining Galileo Corporation, Mr. Speyer founded Leisegang Medical, Inc. and served as its president and chief executive officer from 1986 to 1996. Leisegang Medical, Inc. was a company specializing in medical devices for women’s health. From 1982 to 1985 Mr. Speyer served as president of Hays Medical Companies, a six-company multi-national and part of the Hays Group. Mr. Speyer is a graduate of Northeastern University, Boston, Massachusetts, where he earned a Bachelor of Science Degree in Business Administration in 1972. Mr. W. Kip Speyer is active in many local charities and is the father of Mr. Todd F. Speyer, our Vice President, Digital and a director. Mr. Speyer’s experience as the Chief Executive Officer and/or Chairman of the board of directors of other public companies were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Todd F. Speyer has been a member of the board of directors and an employee of our company since January 2011, currently serving as our Vice President, Digital. Mr. Speyer is responsible for the content and operations of all 25 of the company’s owned websites. For the previous three and one half years, he has been responsible for the integration of all website organic growth and acquisitions, including content, design and visitor traffic. Overall, our visitor traffic, during this period, has grown from 208,000 per year to over 40,000,000 per year. Previously, Mr. Speyer was our Director of Business Development, helping locate acquisitions and shaping the website portfolio. Prior to joining our company, Mr. Speyer was the marketing and product manager for Speyer Door and Window from 2005 to 2009. Mr. Speyer graduated from Florida State University in 2004 with a Bachelor of Arts Degree in English Literature. Mr. Todd F. Speyer is the son of Mr. W. Kip Speyer, our CEO, President and Chairman. Mr. Speyer’s website development experience as well as his marketing experience were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Dennis W. Healey has been a member of our board of directors and our Chief Financial Officer since June 2016. Prior to joining our company, Mr. Healey, a certified public accountant, provided accounting and financial reporting services to various private and public companies since August 2014. Prior thereto, from October 2011 until August 2014 he served as Chief Financial Officer of As Seen On TV, Inc. (OTCPink: ASTV), a direct response marketing company. Mr. Healey also served as a member of the board of directors of As Seen On TV, Inc. from April 2014 until August 2014. From November 2007 through October 2011, Mr. Healey provided accounting and financial reporting services to various private and public companies, including As Seen On TV, Inc. From 1980 until October 2007, Mr. Healey served as Vice President of Finance and Chief Financial Officer of Viragen, Inc., a public company then listed on the American Stock Exchange which specialized in the research and development of biotechnology products. Viragen, Inc. filed for an assignment for the benefit of creditors in October 2007. Prior to joining Viragen, from 1973 until 1976 he was a Senior Accountant with Ernst & Young LLP Mr. Healey received a B.B.A. degree in accounting from the University of Florida and is a member of the Florida Institute of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Healey served in the U.S. Marines from 1966 to 1969 and served in Vietnam. Mr. Healey's prior public company experience as well as his financial expertise were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Richard Rogers has been a member of our board of directors since July 2013. For more than the past five years, Mr. Rogers has been the president and chief executive officer of On Course Insurance, Inc., which provides custom insurance analysis to create the appropriate customer solution for its clients. As an independent agency, On Course Insurance represents multiple insurance carriers. Mr. Rogers has been in the insurance industry since 1985. Mr. Rogers is a graduate of West Chester University and earned his Bachelor of Science Degree in pre-law in 1978. Mr. Rogers' business experience, with a concentration in a regulated industry, was the factor considered by our board of directors in concluding that he should be serving as a director of our company.

Todd F. Davenport has been a director since February 2012. Mr. Davenport is an accomplished executive with significant domestic and international marketing, sales and general managerial experience. He most recently served as President and CEO of Oxira Medical, Inc., Boca Raton, FL from 2008 to 2012. Oxira Medical, Inc., formerly known as Breeze Medical, Inc., was a pre-commercialization stage company targeting the development of catheter-based medical products to be used in the treatment of coronary arteries. Mr. Davenport was recruited by the Board of Cardio Optics, Inc. to be its President and CEO, where he worked from 2005 to 2007. Prior to that he was President, CEO and co-founder of Viacor, Inc. from 2000 to 2004. During this time he was the co-inventor of eight issued U.S. patents. Mr. Davenport’s early career began in 1972 where he worked as a Sales Rep for C.R. Bard, Inc., a major international medical device company. Additional work experience included Vice President of Sales and Marketing for the Cordis Corporation from 1974 to 1986, Vice President and GM for Abiomed, Inc. from 1986 to 1990, Vice President of Marketing and Sales at Baxter International, Inc. from 1990 to 1992, President, International Division, St. Jude Medical, Inc., from 1992 to 1995. Mr. Davenport served on the Boards of the World Medical Manufacturing Corporation from 1995 to 1996 and Net Optix, Inc. from 1997 to 2000. Mr. Davenport graduated from Kent State University with a Bachelor of Science in Journalism. Mr. Davenport's marketing, sales and executive experience were factors considered by our board of directors in concluding that he should be serving as a director of our company.

Charles H. Lichtman has been a member of our board of directors since October 2014. For more than the past 10 years he has been a partner at the law firm of Berger Singerman in its Fort Lauderdale, Florida office. Mr. Lichtman’s practice focuses on complex commercial litigation and trial practice. He has significant experience in large fraud, corporate shareholder, finance and receivership/trustee cases of all types and he is admitted to practice before the U.S. Supreme Court. Mr. Lichtman received an A.B. Double Major with honors from Indiana University and Juris Doctorate from DePaul University, College of Law. Mr. Lichtman's professional experience as an attorney was the factor considered by our board of directors in concluding that he should be serving as a director of our company.

Randolph Pohlman, PhD., has served as a member of our board of directors since March 2015. He is the Dean Emeritus and adjunct Professor of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University, the largest independent institution of higher education in the State of Florida and among the top 20 largest independent institutions nationally. He served as the Dean of the H. Wayne Huizenga School of Business and Entrepreneurship at Nova Southeastern University from 1995 through 2009. Prior to his arrival at Nova Southeastern University, Dr. Pohlman was a senior executive at Koch Industries, Inc., the second largest privately held company in the United States. He was recruited to Koch Industries, Inc. via Kansas State University, where for more than 10 years, he served in a variety of administrative and faculty positions, including holding the L.L. McAninch Chair of Entrepreneurship and Dean of the College of Business. Dr. Pohlman also served as a Visiting Research Scholar at the University of California, Los Angeles, and was a member of the Executive Education Advisory Board of the Wharton School of the University of Pennsylvania. From March 2012 until September 2014 Dr. Pohlman was a member of the board of directors of As Seen On TV, Inc. Dr. Pohlman served in the U.S. Air Force from 1968 to 1973, achieving the rank of Captain. Dr. Pohlman's extensive business experience and service on other public company boards were factors considered by our board of directors in concluding that he should be serving as a director of our company.

There are no family relationships between any of the executive officers and directors other than as set forth above. Each director is elected at our annual meeting of shareholders and holds office until the next annual meeting of shareholders, or until his successor is elected and qualified. If any director resigns, dies or is otherwise unable to serve out his or her term, or if the board increases the number of directors, the board may fill any vacancy by a vote of a majority of the directors then in office, although less than a quorum exists. A director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of directors without cause may only be filled by vote of the shareholders.

Leadership structure, independence of directors and risk oversight

Mr. W. Kip Speyer serves as both our Chief Executive Officer and Chairman of our board of directors. Messrs. Rogers, Davenport and Lichtman and Dr. Pohlman are considered independent directors within the meaning of Rule 5605 of the NASDAQ Marketplace Rules, but none are considered a “lead” independent director.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of risks we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management process designed and implemented by management are adequate and functioning as designed. To do this, the chairman of the board meets regularly with management to discuss strategy and the risks facing our company. Senior management attends the board meetings and is available to address any questions or concerns raised by the board on risk management and any other matters. The chairman of the board and independent members of the board work together to provide strong, independent oversight of our company’s management and affairs through its standing committees and, when necessary, special meetings of independent directors.

Board committees

In May 2015 our board of directors established a standing Audit Committee and a standing Compensation Committee. In August, 2016 our board of directors established a standing Corporate Governance and Nominating Committee. Each committee has a written charter. The charters are available on our website at www.brightmountainmedia.com. All committee members are required to be independent directors. Information concerning the current membership and function of each committee is as follows:

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Dr. Randolph Pohlman	✓		✓
Charles H. Lichtman	✓		✓
Todd Davenport	✓	✓	✓
Richard Rogers		✓

Audit Committee

The Audit Committee assists the board in fulfilling its oversight responsibility relating to:

•	the integrity of our financial statements;
•	our compliance with legal and regulatory requirements; and
•	the qualifications and independence of our independent registered public accountants.

The Audit Committee is composed of three directors, each of whom has been determined by the board of directors to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules. The board has determined that Dr. Pohlman qualifies as an “audit committee financial expert” as defined by the SEC.

Compensation Committee

The Compensation Committee assists the board in:

•	determining, in executive session at which our Chief Executive Officer is not present, the compensation for our CEO or President, if such person is acting as the CEO;
•	discharging its responsibilities for approving and evaluating our officer compensation plans, policies and programs;
•	reviewing and recommending to the board regarding compensation to be provided to our employees and directors; and
•	administering our stock compensation plans.

The Compensation Committee is charged with ensuring that our compensation programs are competitive, designed to attract and retain highly qualified directors, officers and employees, encourage high performance, promote accountability and assure that employee interests are aligned with the interests of our shareholders. The Compensation Committee is composed of two directors, both of whom have been determined by the board of directors to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee:

•	assists the board in selecting nominees for election to the Board;
•	monitors the composition of the board;
•	develops and recommends to the board, and annually reviews, a set of effective corporate governance policies and procedures applicable to our company; and
•	regularly reviews the overall corporate governance of the Corporation and recommends improvements to the board as necessary.

The purpose of the Corporate Governance and Nominating Committee is to assess the performance of the board and to make recommendations to the board from time to time, or whenever it shall be called upon to do so, regarding nominees for the board and to ensure our compliance with appropriate corporate governance policies and procedures. The Corporate Governance and Nominating Committee is composed of two directors, both of whom have been determined by the board of directors to be independent within the meaning of Rule 5605 of the NASDAQ Marketplace Rules.

Shareholder nominations

Shareholders who would like to propose a candidate may do so by submitting the candidate’s name, resume and biographical information to the attention of our Corporate Secretary. All proposals for nomination received by the Corporate Secretary will be presented to the Corporate Governance and Nominating Committee for appropriate consideration. It is the policy of the Corporate Governance and Nominating Committee to consider director candidates recommended by shareholders who appear to be qualified to serve on our board of directors. The Corporate Governance and Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board of directors and the committee does not perceive a need to increase the size of the board of directors. In order to avoid the unnecessary use of the Corporate Governance and Nominating Committee’s resources, the committee will consider only those director candidates recommended in accordance with the procedures set forth below. To submit a recommendation of a director candidate to the Corporate Governance and Nominating Committee, a shareholder should submit the following information in writing, addressed to the Corporate Secretary of Bright Mountain at our main office:

•	the name and address of the person recommended as a director candidate;
•	all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;
•	the written consent of the person being recommended as a director candidate to be named in the proxy statement as a nominee and to serve as a director if elected;
•

as to the person making the recommendation, the name and address, as they appear on our books, of such person, and number of shares of our common stock owned by such person; provided, however, that if the person is not a registered holder of our common stock, the person should submit his or her name and address along with a current written statement from the record holder of the shares that reflects the recommending person’s beneficial ownership of our common stock; and

•	a statement disclosing whether the person making the recommendation is acting with or on behalf of any other person and, if applicable, the identity of such person.

Code of Ethics and Conduct

We have adopted a Code of Ethics and Conduct which applies to our board of directors, our executive officers and our employees. The Code of Ethics and Conduct outlines the broad principles of ethical business conduct we adopted, covering subject areas such as:

•	conflicts of interest;
•	corporate opportunities;
•	public disclosure reporting;
•	confidentiality;
•	protection of company assets;
•	health and safety;
•	conflicts of interest; and
•	compliance with applicable laws.

A copy of our Code of Ethics and Conduct is available on our website at www.brightmountainmedia.com. We will mail a copy of our Code of Ethics and Conduct, without charge, to any person desiring a copy, by written request to us at our principal offices at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487.

Limitation on liability

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our amended and restated articles of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

•	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
•	deriving an improper personal benefit from a transaction;
•	voting for or assenting to an unlawful distribution; and
•	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Director compensation

In August 2016 our board of directors adopted a compensation policy for our independent directors under which directors will receive an option grant for each board meeting, of an option to purchase 2,500 shares for meetings attended in person or an option to purchase 2,000 shares for meetings attended telephonically. All option grants will be made at fair market value. Committee members do not receive any additional compensation for committee membership.

During 2015 we did not have established standard compensation arrangements for our non-employee directors, and the compensation payable to each non-employee director for services on the board was determined by the board. From time to time we issued compensatory stock options to our independent directors. The following table provides information concerning the compensation paid to our independent directors for their services as members of our board of directors for 2015. The information in the following table excludes any reimbursement of out-of-pocket travel and lodging expenses which we may have paid:

Director compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)(1)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Richard Rogers	—	—	—	—	—	—	—
Todd Davenport	—	—	—	—	—	—	—
Charles H. Lichtman	—	—	22,392	—	—	—	22,392
Dr. Randolph Pohlman	—	—	17,224	—	—	—	17,224

———————

(1)

The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the stock options granted to directors during 2015, computed in accordance with ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 11 of the notes to our audited consolidated financial statements appearing elsewhere in this prospectus.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two years for:

•	our principal executive officer or other individual serving in a similar capacity;
•

our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2015 as that term is defined under Rule 3b-7 of the Exchange Act; and

•	up to two additional individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer at December 31, 2015.

For definitional purposes, these individuals are sometimes referred to as the “named executive officers.” The amounts included in the “Option Awards” column represent the aggregate grant date fair value of the stock options, computed in accordance with ASC Topic 718. The assumptions made in the valuations of the option awards are included in Note 11 of the notes to our audited consolidated financial statements appearing elsewhere in this prospectus.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	No equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

W. Kip Speyer,	2015	94,000	—	—	—	—	—	—	94,000
Chief Executive Officer	2014	70,833	5,000	—	—	—	—	—	75,833
Annette Casacci,	2015	76,107	—	—	—	—	—	—	76,107
Chief Financial Officer (1)	2014	68,160	3,500	—	—	—	—	—	71,660

———————

(1)

Ms. Casacci served as our Chief Financial Officer until June 2016. We were not a party to employment agreements with her and compensation was determined by our Chief Executive Officer.

In June 2016, Dennis Healey joined our company as Chief Financial Officer. Mr. Healey, who is not a party to an employment agreement, receives an annual base salary of $85,000 and was granted options to purchase 100,000 shares of our common stock, vesting 25,000 per year, with an exercise price equal of $0.85 per share, as additional compensation.

Employment agreement with W. Kip Speyer

We have entered into an Executive Employment Agreement with W. Kip Speyer, our Chief Executive Officer, with an effective date of June 1, 2014. Under the terms of this agreement, he is serving as Chairman of the Board, Chief Executive Officer and President of our company. We agreed to pay him a base salary of $75,000 annually, and he is entitled to receive discretionary bonuses as may be awarded by our board of directors from time to time. In January 2015 the board of directors, of whom he is a member, increased his base salary to $77,500 annually. In July 2015 we increased his base salary to $96,000 and in October 2015 we further increased his base salary to $125,000 annually. In May 2016 Mr. Speyer orally agreed to a reduction in his base salary to $95,000 per annum. He is also entitled to participate in all benefit programs made available to our executive and/or salaried employees, paid vacation and reimbursement for business related expenses. The initial term of the agreement is three years, and it may be extended for an additional one-year period upon written notice by us to him at least 180 days prior to the expiration of the term.

The agreement will terminate upon his death or disability. In the event of a termination upon his death, we are obligated to pay his beneficiary or estate an amount equal to one year base salary plus any earned bonus at the time of his death. In the event the agreement is terminated as a result of his disability, as defined in the agreement, he is entitled to continue to receive his base salary for a period of one year. We are also entitled to terminate the agreement either with or without case, and he is entitled to voluntarily terminate the agreement upon one year’s notice to us. In the event of a termination by us for cause, as defined in the agreement, or voluntarily by Mr. Speyer, we are obligated to pay him the base salary through the date of termination. In the event we terminate the agreement without cause, we are obligated to give him one years’ notice of our intent to terminate and, at the end of the one-year period, pay an amount equal to two times his annual base salary together with any bonuses which may have been earned as of the date of termination. A constructive termination of the agreement will also occur if we materially breach any term of the agreement or if a successor to our company fails to assume our obligations under Mr. Speyer’s employment agreement. In that event, he will be entitled to the same compensation as if we terminated the agreement without cause.

The employment agreement contains customary non-compete and confidentiality provisions. We have also agreed to indemnify Mr. Speyer pursuant to the provisions of our amended and restated articles of incorporation and amended and restated by-laws.

Outstanding equity awards at fiscal year-end

The following table provides information concerning unexercised stock options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of December 31, 2015, together with unexercised stock options, stock that has not vested and equity incentive plan awards for each of our other executive officers outstanding as of December 31, 2015:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
W. Kip Speyer	—	—	—	—	—	—	—	—	—
Annette Casacci (1)	90,000	90,000	—	0.2778	6/17/2023	—	—	—	—

———————

(1)

On June 24, 2016, the effective date of Ms. Casacci's resignation, the vesting dates of all previously granted but unvested options accelerated to June 24, 2016 and all options held by Ms. Casacci remain exercisable through their respective original terms.

Securities authorized for issuance under equity compensation plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our shareholders as well as any equity compensation plans not approved by our shareholders as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans approved by our shareholders:
2011 Stock Option Plan	900,000	$0.20	—
2013 Stock Option Plan	766,000	$0.49	—
2015 Stock Option Plan	35,000	$0.65	965,000
Plans not approved by shareholders:	—	n/a	n/a

Our stock option plans

We currently have three stock option plans: our 2011 Stock Option Plan, our 2013 Stock Option Plan and our 2015 Stock Option Plan.

On April 20, 2011, our board of directors and majority shareholder adopted the 2011 Stock Option Plan and reserved for issuance an aggregate of 900,000 shares of our common stock for awards under the plan. At June 30, 2016 there were outstanding options granted under our 2011 Stock Option Plan to purchase 900,000 shares of our common stock and no shares remaining for future grants.

On April 1, 2013, our board of directors and majority shareholder adopted our 2013 Stock Option Plan and reserved for issuance an aggregate of 900,000 shares of common stock under the plan. At June 30, 2016 there were outstanding options granted under our 2013 Stock Option Plan to purchase 900,000 shares of our common stock and no shares remaining for future grants.

On May 22, 2015, our board of directors authorized our 2015 Stock Option Plan, which was ratified by our shareholders on June 17, 2015. We have reserved for issuance an aggregate of 1,000,000 shares of common stock under the 2015 Stock Option Plan. The maximum aggregate number of shares of our common stock that will be subject to grants made under the 2015 Stock Option Plan to any individual during any calendar year is 100,000 shares. At June 30, 2016 there were outstanding options granted under our 2015 Stock Option Plan to purchase 181,000 shares of our common stock and 819,000 shares remaining for future grants.

The purpose of the plans is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. The Compensation Committee of our board of directors administers each plan. Other than the number of shares reserved for issuance under each of these plans, the terms of the plans are identical. Under each plan we are authorized to issue incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options. The material terms of each option granted pursuant to any plan will contain the following terms: (i) that the purchase price of each share purchasable under an incentive option shall be determined by the Compensation Committee at the time of grant, (ii) the term of each option shall be fixed by the Compensation Committee, but no option shall be exercisable more than 10 years after the date such option is granted and (iii) in the absence of any option vesting periods designated by the Committee at the time of grant, options shall vest and become exercisable in terms and conditions, consistent with the terms of the plan, as may be determined by the Compensation Committee and specified in the grant instrument.

Each plan also contains a change of control provision that provides upon a “Change of Control” where our company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Compensation Committee determines otherwise, all outstanding options that are not exercised shall be assumed by, or replaced with comparable options or rights by the surviving corporation (or a parent of the surviving corporation), and other outstanding grants shall be converted to similar grants of the surviving corporation (or a parent of the surviving corporation). In the event of a Change of Control, the Compensation Committee may, but shall not be obligated to, take any of the following actions with respect to any or all outstanding grants:

•	determine that outstanding options shall automatically accelerate and become fully exercisable; or
•

require that grantees surrender their outstanding options in exchange for a payment by us, in cash or securities as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of our common stock subject to the grantee’s unexercised options exceeds the exercise price of the options; or

•	after giving grantees an opportunity to exercise their outstanding options, terminate any or all unexercised options at such time as the Compensation Committee deems appropriate.

Any surrender, termination or settlement will take place as of the date of the Change of Control or such other date as the Compensation Committee specifies. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding grants shall continue in effect according to their terms. For the purpose of the plans, “Change of Control” means:

•

Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of our company representing more than 50% of the voting power of our then outstanding securities; provided that a Change of Control will not be deemed to occur as a result of a transaction in which our company becomes a subsidiary of another corporation and in which our shareholders, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling our shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or

•

Our shareholders (or, if shareholder approval is not required, the board approves) an agreement providing for (i) the merger or consolidation of our company with another corporation where our shareholders, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling our shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) the sale or other disposition of all or substantially all of our assets, or (iii) a liquidation or dissolution of our company; or

•	Any person has commenced a tender offer or exchange offer for 30% or more of the voting power of our then outstanding shares.

The consummation of this offering will not trigger the Change of Control provisions in these plans.

RELATED PARTY TRANSACTIONS

We were not a party to any related party transactions during the last two years or the subsequent interim period, other than the purchase of our securities by members of our board of directors and a principal shareholder as described in the notes to our consolidated financial statements appearing elsewhere in this prospectus, which such purchases were on the same terms and conditions as made available to unaffiliated third parties in the various private offerings.

PRINCIPAL SHAREHOLDERS

At August 18, 2016, we had 44,387,131 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of that date by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors;
•	each of our named executive officers;
•	our named executive officers and directors as a group; and
•

on a pro forma basis giving effect to the sale of [_________] shares of common stock offered hereby, but giving no effect to any shares which may be sold pursuant to the underwriters’ over-allotment option, if any.

Unless specified below, the business address of each shareholder is c/o 6400 Congress Avenue, Suite 2050, Boca Raton, FL 33487. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

	Amount and Nature of	% of Class
Name of Beneficial Owner	Beneficial Ownership	Prior to Offering	After the Offering

W. Kip Speyer	22,461,880	50.6%	[___]	%
Todd F. Speyer (1)	720,400	1.6%	[___]	%
Dennis W. Healey (2)	—	—	—
Richard Rogers (3)	451,000	1.0%	[___]	%
Todd Davenport (4)	90,000	≤1%	[___]	%
Charles H. Lichtman (5)	1,256,037	2.8%	[___]	%
Randolph Pohlman, PhD (6)	50,000	≤1%	[___]	%
All directors and executive officers as a group (seven persons) (1)(2)(3)(4)(5)(6)	25,029,317	56.0%	[___]	%
Andrew A. Handwerker (7)	8,810,388	19.8%	[___]	%

———————

(1)

The number of shares of common stock beneficially owned by Mr. Speyer includes 180,000 shares underlying vested stock options, but excludes an additional 100,000 shares of common stock underlying options which have not yet vested.

(2)

The number of shares of common stock beneficially owned by Mr. Healey excludes 100,000 shares of common stock underlying options which have not yet vested.

(3)

The number of shares of common stock beneficially owned by Mr. Rogers includes 27,000 shares underlying vested stock options but excludes 57,000 shares underlying options which have not yet vested.

(4)

The number of shares of common stock beneficially owned by Mr. Davenport includes 54,000 shares underlying vested stock options but excludes 46,000 shares underlying options which have not yet vested.

(5)

The number of shares beneficially owned by Mr. Lichtman includes 10,000 shares underlying vested stock options but excludes 90,000 shares underlying options which have not yet vested.

(6)

The number of shares of common stock beneficially owned by Dr. Pohlman includes 10,000 shares underlying vested stock options but excludes 90,000 shares underlying options which have not yet vested.

(7)

The number of shares beneficially owned by Mr. Handwerker includes:

•	8,311,305 shares held jointly with his wife; and
•	499,083 shares held individually.

Mr. Handwerker’s address is 4399 Pine Tree Drive, Boynton Beach, FL 33436.

DESCRIPTION OF SECURITIES

Our authorized capital is 324,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of blank check preferred stock, par value $0.01 per share. We have previously designated four series of preferred stock, consisting of 10% Series A convertible preferred stock, 10% Series B convertible preferred stock, 10% Series C convertible preferred stock and 10% Series D convertible preferred stock. At August 18, 2016, there were 44,387,131 shares of common stock and 100,000 shares of 10% Series A convertible preferred stock issued and outstanding.

Common stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a shareholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, subject to the preferences of any shares of our preferred stock which may then be outstanding, each outstanding share entitles its holder to participate in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions for the common stock. The rights of the holders of common stock are subject to any rights that may be fixed for holders of preferred stock, when and if any preferred stock is authorized and issued. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Preferred stock

Our board of directors, without further shareholder approval, may issue preferred stock in one or more series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our board of directors may authorize the issuance of preferred stock, which ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation. In addition, our board of directors can fix limitations and restrictions, if any, upon the payment of dividends on both classes of our common stock to be effective while any shares of preferred stock are outstanding.

As set forth above, we have previously designated four series of preferred stock, including:

•	2,000,000 shares of 10% Series A convertible preferred stock;
•	1,000,000 shares of 10% Series B convertible preferred stock;
•	2,000,000 shares of 10% Series C convertible preferred stock; and
•	2,000,000 shares of 10% Series D convertible preferred stock.

The designations, rights and preferences of each series of our preferred stock is as follows:

10% Series A convertible preferred stock

•	the shares have no voting rights, except as may be provided by Florida law;
•	the stock has a stated value of $0.50 per share and ranks senior to all other classes of our securities;
•	in the event of a liquidation or winding up of our company, the holders of the 10% Series A convertible preferred are entitled to a liquidation preference equal to a return of the capital invested;
•

the shares will be entitled to a 10% dividend, payable in shares of our common stock, at the rate of one share of common stock for each 10 shares of 10% Series A convertible preferred stock, payable annually on the 10th business day of January;

•

the shares of 10% Series A convertible preferred stock are convertible into shares of our common stock on a one for one basis at the option of the holder, subject to automatic conversion by us upon either the five year anniversary of the date of issuance or in the event of a change of control of our company as defined in the designations. The conversion formula is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events; and

•	the shares are redeemable at our option upon 20 days’ notice for an amount equal to the amount of capital invested.

On August 17, 2016 we had 1,900,000 shares of our 10% Series A convertible preferred stock outstanding. On August 18, 2016 the holders of 1,800,000 shares of those shares converted the shares of 10% Series A convertible preferred stock including accrued but unpaid dividends on those shares into an aggregate of 1,908,673 shares of our common stock.

10% Series B convertible preferred stock

•	the shares have no voting rights, except as may be provided by Florida law;
•	the stock has a stated value of $0.50 per share and ranks senior to all other classes of our securities, except for our 10% Series A convertible preferred stock;
•

in the event of a liquidation or winding up of our company, the holders of the 10% Series B convertible preferred stock are entitled to a liquidation preference equal to a return of the capital invested;

•

the shares will be entitled to a 10% dividend, payable in shares of our common stock, at the rate of one share of common stock for each 10 shares of 10% Series B convertible preferred stock, payable annually on the 10th business day of January;

•

the shares of 10% Series B convertible preferred stock are convertible into shares of our common stock on a one for one basis at the option of the holder, subject to automatic conversion by us upon either the five year anniversary of the date of issuance or in the event of a change of control of our company as defined in the designations. The conversion formula is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events; and

•	the shares are redeemable at our option upon 20 days’ notice for an amount equal to the amount of capital invested.

At August 17, 2016 we had 1,000,000 shares of 10% Series B convertible preferred stock outstanding. On August 18, 2016 the holder of those shares converted the outstanding shares of 10% Series B convertible preferred stock together with accrued but unpaid dividends on those shares into an aggregate of 1,060,375 shares of our common stock.

10% Series C convertible preferred stock

•	the shares have no voting rights, except as may be provided by Florida law;
•

the stock has a stated value of $0.50 per share and ranks senior to all other classes of our securities, except for our 10% Series A convertible preferred stock and our 10% Series B convertible preferred stock;

•

in the event of a liquidation or winding up of our company, the holders of the 10% Series C convertible preferred stock are entitled to a liquidation preference equal to a return of the capital invested;

•

the shares will be entitled to a 10% dividend, payable in shares of our common stock, at the rate of one share of common stock for each 10 shares of 10% Series C convertible preferred stock, payable annually on the 10th business day of January;

•

the shares of 10% Series C convertible preferred stock are convertible into shares of our common stock on a one for one basis at the option of the holder, subject to automatic conversion by us upon either the five year anniversary of the date of issuance or in the event of a change of control of our company as defined in the designations. The conversion formula is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events; and

•	the shares are redeemable at our option upon 20 days’ notice for an amount equal to the amount of capital invested.

At August 17, 2016 we had 1,800,000 shares of 10% Series C convertible preferred stock outstanding. On August 18, 2016 the holders of those shares converted the outstanding shares of 10% Series C convertible preferred stock together with accrued but unpaid dividends on those shares into an aggregate of 1,908,675 shares of our common stock.

10% Series D convertible preferred stock

•	the shares have no voting rights, except as may be provided by Florida law;
•

the stock has a stated value of $0.50 per share and ranks senior to all other classes of our securities, except for our 10% Series A convertible preferred stock, our 10% Series B convertible preferred stock and our 10% Series C convertible preferred stock;

•

in the event of a liquidation or winding up of our company, the holders of the 10% Series D convertible preferred stock are entitled to a liquidation preference equal to a return of the capital invested;

•

the shares will be entitled to a 10% dividend, payable in shares of our common stock, at the rate of one share of common stock for each 10 shares of 10% Series D convertible preferred stock, payable annually on the 10th business day of January;

•

the shares of 10% Series D convertible preferred stock are convertible into shares of our common stock on a one for one basis at the option of the holder, subject to automatic conversion by us upon either the five year anniversary of the date of issuance or in the event of a change of control of our company as defined in the designations. The conversion formula is subject to proportional adjustment in the event of stock splits, stock dividends and similar corporate events; and

•	the shares are redeemable at our option upon 20 days’ notice for an amount equal to the amount of capital invested.

At August 17, 2016 we had 500,000 shares of 10% Series D convertible preferred stock outstanding. On August 18, 2016 the holder of those shares converted the outstanding shares of 10% Series D convertible preferred stock together with accrued but unpaid dividends on those shares into an aggregate of 530,187 shares of our common stock.

We have no present intent to issue any additional shares of any series of our preferred stock. We expect to file an amendment to our amended and restated articles of incorporation returning all the previously designated series of 10% Series B convertible preferred stock, 10% Series C convertible preferred stock and 10% Series D convertible preferred stock to the status of authorized but undesignated blank check preferred. At such time as the remaining 100,000 shares of 10% Series A convertible stock are converted, we expect to file an amendment to our amended and restated articles of incorporation returning all the designated series of 10% Series A convertible preferred stock to the status of authorized but undesignated blank check preferred.

Stock options

As of June 30, 2016, there are issued and outstanding stock options to purchase 1,847,000 shares of common stock, of which 1,327,000 are exercisable, with a weighted average exercise price of $0.28 per share.

Warrants to be Issued in this Offering

The following is a brief summary of certain terms and conditions of the warrants to be issued in connection with this offering and are subject in all respects to the provisions contained in the warrants.

Form. The warrants will be issued in electronic book-entry form to the investors. You should review a copy of the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the warrants.

Exercisability. The warrants are exercisable at any time after their original issuance, expected to be [_____], 2016, and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to us.

Exercise Price. The exercise price per whole share of common stock purchasable upon exercise of the warrants is expected to be $[___] per share [125% of public offering price of common stock] of common stock. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our shareholders. In addition, the exercise price is subject to one adjustment in the event of the sale of our common stock during the one-year period following the date of issuance at a price per share less than the exercise price then in effect (or securities convertible or exercisable into common stock at a conversion or exercise price less than the exercise price then in effect) to such lesser price subject to customary exceptions.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We intend to apply for the listing of the warrants offered in this offering on The Nasdaq Capital Market under the symbol “[_____W].” No assurance can be given that such listing will be approved or that a trading market will develop.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holder of a warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the warrant.

Transfer agent

The transfer agent and registrar for our common stock is Island Stock Transfer, 15500 Roosevelt Boulevard, Clearwater, FL 33760.

NASDAQ listing

We intend to apply for a listing of our common stock and warrants on the Nasdaq Capital Market under the symbols “[____]” and “[______W]”, respectively. No assurance can be given that such listings will be approved or that a trading market will develop.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. Based on the number of shares outstanding as of the date of this prospectus, upon the completion of this offering, [__________] shares of our common stock will be outstanding, assuming no exercise of the over-allotment option, the warrants, the Representative’s Warrants or outstanding options.

Rule 144

Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that:

•	such person is not deemed to have been one of our affiliates at the time of, or at any time during, the three months preceding, a sale; and
•

we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or
•	the average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

For purposes of the six-month holding period requirement of Rule 144, a person who beneficially owns restricted shares of our common stock issued pursuant to a cashless exercise of a warrant shall be deemed to have acquired such shares, and the holding period for such shares shall be deemed to have commenced on the date the warrant was originally issued.

Lock-up agreements

Our executive officers and directors and a principal shareholder have agreed to enter into lock-up agreements with the representative of the underwriters. See “Underwriting – Lock up agreements” appearing later in this prospectus.

UNDERWRITING

Joseph Gunnar & Co., LLC is acting as representative of the underwriters. We have entered into an underwriting agreement dated [_______], 2016 with the representative. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

Name	Number of shares of Common Stock	Number of Warrants
Joseph Gunnar & Co., LLC
Total

The underwriters are committed to purchase all the shares of common stock and warrants offered by us other than those covered by the over-allotment option described below, if they purchase any shares of common stock and warrants. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and a legal opinion.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares of our common stock and warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase up to [_____] shares of common stock and/or warrants to purchase up to [____] shares of common stock from us solely to cover over-allotments, if any. If the underwriters exercise all or part of this option, they will purchase securities covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $[_____] and the total net proceeds, before expenses, to us will be $[____].

Discounts

The following table shows the public offering price, underwriting discount, non-accountable expense allowance and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share of Common Stock	Per Warrant	Total Without Over-allotment Option	Total With Over-allotment Option
Public offering price	$	$	$	$
Underwriting discount (7%)
Non-accountable expense allowance (1%)
Proceeds, before expenses, to us

The underwriters propose to offer the common stock and warrants offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the securities to other securities dealers at such price less a concession of $[___] per share of common stock and $[____] per warrant. If all of the shares of common stock and warrants offered by us are not sold at the public offering price, the representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have agreed to pay the representative a non-accountable expense allowance of 1% of the public offering price at the closing. We have paid an expense deposit of $25,000 to the representative, which will be applied against accountable expenses.

We have also agreed to pay the following expenses of the representative relating to the offering:

•	all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed and $5,000 in the aggregate;
•	all filing fees and communication expenses associated with the review of this offering by FINRA;
•

all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of such states and foreign jurisdictions designated by the representative, as well as legal fees not to exceed $10,000 related to these blue sky filings;

•	the fees and expenses of the representative’s legal counsel, not to exceed $50,000;
•	$29,500 for the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering;
•	up to $20,000 of the representative’s actual accountable road show expenses for the offering; and
•	the costs associated with bound volumes of the public offering materials as well as commemorative mementos and tombstones, in an amount not to exceed $2,500 in the aggregate.

We estimate that the total expenses of the offering payable by us, excluding the total underwriting discount, will be approximately $[___________].

Discretionary accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Lock-up agreements

Pursuant to lock-up agreements, directors and officers and any other 5% or greater holder of outstanding shares of our common stock, as of the date of this prospectus, will enter into customary “lock-up” agreements in favor of the representative of the underwriters pursuant to which these persons will agree, for a period of six months from the date of this prospectus in the case of our directors and officers, and three months from the date of this prospectus in the case of any other 5% or greater holder of outstanding shares, that they will neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without the representative of the underwriters’ prior written consent. In addition, each of us and any of our successors will agree, for a period of three months from the closing of this offering, that each will not:

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock (other than grants made under our existing stock option agreements or as consideration in acquisitions, which will be subject to the “lock-up” agreements described above);

•

file or caused to be filed any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock;

•	complete any offering of our debt securities, other than entering into a line of credit with a traditional bank; or
•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our capital stock, whether any transaction described above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

Representative’s Warrants

We have agreed to issue to the representative, or its designees, warrants to purchase up to a total of [•] shares of common stock (5% of the shares of common stock sold in this offering). The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four-year period commencing one year from the effective date of the offering, which period shall not extend further than five years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The Representative’s Warrants are exercisable at a per share price equal to 125% of the public offering price per share in the offering. The Representative’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying the Representative’s Warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying securities for a period of 180 days from the date of this prospectus.

The exercise price and number of shares issuable upon exercise of the Representative’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the Representative’s Warrant exercise price.

Right of first refusal

Until 24 months after the closing date of the offering, the representative of the underwriters’ will have a right of first refusal to act as sole investment banker, book-runner and/or placement agent for any future public or private equity and debt offering, including all equity linked financings, that we conduct during such 24-month period.

Electronic offer, sale and distribution of shares

A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The representative of the underwriters may agree to allocate a number of securities to underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive market making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock and warrants on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the securities and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other relationships

Certain of the underwriters and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area — Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

(a)	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
(b)

to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

(c)

to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or

(d)

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societe la Borsa), (“CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•

to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•

made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissao do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor has the company received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by the company.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by the Pearlman Law Group LLP, Boca Raton, Florida. Pearlman Law Group LLP and members of the firm own an aggregate of 250,000 shares of our common stock. Certain legal matters in connection with this offering have been passed upon for the underwriters by Zysman, Aharoni, Gayer and Sullivan & Worcester LLP, New York, New York.

EXPERTS

Our consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statement of operations, shareholders’ equity and cash flows for the years ended December 31, 2015 and 2014 included in this prospectus have been audited by Liggett & Webb, P.A., independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission the registration statement on Form S-1 under the Securities Act for the common stock and warrants offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by Securities and Exchange Commission rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

This registration statement on Form S-1, including exhibits, is available over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at http://www.brightmountainmedia.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

BRIGHT MOUNTAIN MEDIA, INC.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2016	2015
	(unaudited)
ASSETS
Current Assets
Cash	$116,489	$416,187
Accounts Receivable	39,147	42,449
Prepaid Costs and Expenses	57,868	109,927
Inventories	1,015,932	1,053,890
Total Current Assets	1,229,436	1,622,453
Fixed Assets, net	50,247	51,305
Website Acquisition Assets, net	738,596	630,286
Other Assets	15,080	15,547
Total Assets	$2,033,359	$2,319,591
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$325,151	$323,782
Premium Finance Loan Payable	1,069	52,406
Total Current Liabilities	326,220	376,188
Long Term Debt to Related Parties, net	285,806	122,260
Total Liabilities	612,026	498,448

Commitments and contingencies (Note 7)

Shareholders' equity
Preferred stock, par value $0.01, 20,000,000 shares authorized, 5,200,000 issued and 5,200,000 outstanding respectively
Series A, 2,000,000 shares designated, 1,900,000 and 1,900,000 shares issued and outstanding	19,000	19,000
Series B, 1,000,000 shares designated, 1,000,000 and 1,000,000 shares issued and outstanding	10,000	10,000
Series C, 2,000,000 shares designated, 1,800,000 and 1,800,000 shares issued and outstanding	18,000	18,000
Series D, 2,000,000 shares designated, 500,000 and 500,000 shares issued and outstanding	5,000	5,000
Common stock, par value $.01, 324,000,000 shares authorized, 37,464,821 issued and outstanding at June 30, 2016, and 35,885,059 issued and outstanding at December 31, 2015, respectively.	374,648	358,850
Additional paid-in-capital	8,333,304	7,568,048
Accumulated Deficit	(7,338,619)	(6,157,755)
Total shareholders’ equity	1,421,333	1,821,143
Total liabilities and shareholders’ equity	$2,033,359	$2,319,591

See accompanying notes to unaudited condensed consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2016	2015	2016	2015
Product Sales	$336,042	$323,848	$683,821	$585,572
Revenues from Services	123,128	48,099	199,764	96,458
Total Revenue	459,170	371,947	883,585	682,030
Cost of sales – Products	236,986	271,809	507,521	459,919
Gross profit	222,184	100,138	376,064	222,111

Selling, general and administrative expenses	732,339	487,473	1,519,053	943,215

Loss from operations	(510,155)	(387,335)	(1,142,989)	(721,104)

Other income (expense)
Interest income	6	5	10	13
Interest expense	(21,758)	(446)	(37,885)	(891)
Total other income (expense), net	(21,752)	(441)	(37,875)	(878)
Net loss before taxes	(531,907)	(387,776)	(1,180,864)	(721,982)
Income taxes	—	—	—	—

Net Loss	(531,907)	(387,776)	(1,180,864)	(721,982)

Preferred stock dividends
Series A, Series B, Series C & Series D preferred	110,197	72,642	218,186	145,458
Total preferred stock dividends	110,197	72,642	218,186	145,458
Net loss attributable to common shareholders	$(642,104)	$(460,418)	$(1,399,050)	$(867,440)

Basic and diluted net loss per share	$(0.02)	$(0.01)	$(0.04)	$(0.02)

Weighted average shares outstanding – Basic and diluted	37,377,483	39,046,279	36,927,554	36,285,718

See accompanying notes to unaudited condensed consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

 (formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

 CONDENSED CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS’ EQUITY

For the six months ended June 30, 2016

(Unaudited)

					Additional		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance -December 31, 2015	5,200,000	$52,000	35,885,059	$358,850	$7,568,048	$(6,157,755)	$1,821,143
Common stock issued for services ($.695/share)			64,000	640	43,840		44,480
Common stock issued for services ($.67/share)			7,000	70	4,620		4,690
Common stock issued for services ($.75/share)			3,600	36	2,664		2,700
Common stock issued for services ($.85/share)			3,600	36	3,024		3,060
Sale of common stock for cash ($.50/share) pursuant to Subscription Agreement			1,000,000	10,000	490,000		500,000
Common stock issued for 10% dividend payment pursuant to Series A preferred stock Subscription Agreements			181,699	1,817	(1,817)		—
Common stock issued for 10% dividend payment pursuant to Series B preferred stock Subscription Agreements			100,000	1,000	(1,000)		—
Common stock issued for 10% dividend payment pursuant to Series C preferred stock Subscription Agreements			180,000	1,800	(1,800)		—
Common stock issued for 10% dividend payment pursuant to Series D preferred stock Subscription Agreements			39,863	399	(399)		—
Stock option compensation expense					77,124		77,124
Beneficial Conversion					149,000		149,000
Net loss for the six months ended June 30, 2016						(1,180,864)	(1,180,864)
Balance – June 30, 2016	5,200,000	$52,000	37,464,821	$374,648	$8,333,304	$(7,338,619)	$1,421,333

See accompanying notes to unaudited condensed consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	June 30,
	2016	2015
Cash flows from operating activities:
Net Loss	$(1,180,864)	$(721,982)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation	6,679	6,757
Amortization of Debt Discount	18,715	—
Amortization	124,425	86,136
Stock option compensation expense	77,124	29,124
Common stock issued for services	54,930	37,350
Changes in operating assets and liabilities:
Accounts Receivable	3,302	(9,207)
Inventory	37,958	(219,795)
Prepaid costs and expenses	52,059	23,908
Other assets	467	(467)
Accounts payable	(106,298)	(17,181)
Net cash used in operating activities	(911,503)	(785,357)

Cash flows from investing activities:
Purchase of fixed assets	(5,621)	(7,272)
Purchase of websites	(131,237)	(153,000)
Net cash used in investing activities	(136,858)	(160,272)

Cash flows from financing activities:
Sale of common stock	500,000	290,000
Sale of Preferred stock		400,000
Payments on premium finance loan	(51,337)	(45,237)
Long term Debt – Loan from Related Parties	300,000	—
Net cash provided by financing activities	748,663	644,763

Net decrease in cash	(299,698)	(300,866)
Cash at beginning of period	416,187	590,236
Cash at end of period	$116,489	$289,370

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$13,714	$890
Income Taxes	$—	$—

Non-Cash Investing and financing activities
Common stock issued for purchase of websites	—	$262,500
Premium finance loan payable recorded as prepaid	$38,060	$—
Payable for purchase of website	$150,000	$—

During the six months ended June 30, 2016, the Company recorded a beneficial conversion for debt discount to additional paid-in-capital of $149,000.

During the six months ended June 30, 2016, the Company issued 501,562 shares of its common stock as dividends to the holders of its Series A, Series B, Series C, and Series D Stock only.

During the six months ended June 30, 2016, the Company recorded $32,732 of discount related to the present value of the future monthly payments associated with the acquisition of warisboring.com

See accompanying notes to unaudited condensed consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Bright Mountain Media, Inc., formerly known as Bright Mountain Acquisition Corporation, is a Florida corporation formed on May 20, 2010. Its wholly owned subsidiaries, Bright Mountain LLC and The Bright Insurance Agency, LLC, were formed as Florida limited liability companies in May 2011.  Its wholly owned subsidiary, Bright Watches, LLC was formed as Florida limited liability company in December 2015.  On September 25, 2013 Five Peaks, LLC filed Articles of Amendment to the Articles of Organization with the State of Florida to amend its entity name to The Bright Insurance Agency, LLC.  When used herein, the terms “BMTM,” the “Company,” “we,” “us,” “our” or “Bright Mountain” refers to Bright Mountain Media, Inc. and its subsidiaries.

The Company is a media holding company of online assets.  We sell various products through our proprietary websites and retail location, and through third party e-commerce distributor portals.  Our websites provide content designed to attract and retain targeted Internet audiences.  We generate revenues from two segments, product sales and services.  Services consist of advertising revenue and subscription revenue.  Our advertising revenue is generated primarily through the display of paid listings as well as display advertisements appearing on our websites.

The Company obtained approximately 23% and 25% of its revenue from services for the three and six month periods ended June 30, 2016 from a third-party provider, namely Google AdSence. Paid listings are priced on a price per click basis and when a user submits a search query and then clicks on a Google AdSence paid listing displayed in response to the query, Google bills the advertiser that purchased the paid listing directly and shares a portion of the fee charged to the advertiser with the Company. The Company's remaining 77% and 75% of revenue for the same periods from services was from other third-party providers, direct advertising, and subscriptions.

Bright Mountain plans to grow its business through organic growth and acquisitions. The Bright Mountain strategy is to concentrate its marketing and development primarily to military and public safety audiences and associated demographic.

Our websites contain a number of sections with demographically oriented information including originally written news content, blogs, forums, career information, and video.

Basis of Presentation

The interim unaudited condensed consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). In the opinion of the Company’s management, all adjustments necessary to present fairly the consolidated results of operations and cash flows for the six months ended June 30, 2016, and the consolidated financial position as of June 30, 2016 have been made. The results of operations for such interim period are not necessarily indicative of the operating results expected for the full year.

Principles of Consolidation

The interim unaudited condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Bright Mountain LLC, Bright Watches LLC and The Bright Insurance Agency, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

Use of Estimates

Our consolidated financial statements are prepared in accordance with Accounting Principles Generally Accepted in the United States (“GAAP”). These accounting principles require management to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of our consolidated financial statements as well as reported amounts of revenue and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates included in the accompanying consolidated financial statements include revenue recognition, the fair value of acquired assets for purchase price allocation in business combinations, valuation of inventory, valuation of intangible assets, estimates of amortization period for intangible assets, estimates of depreciation period for fixed assets, valuation of equity based transactions, and the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

We adopted accounting guidance for financial and non-financial assets and liabilities in accordance with ASC 820 “Fair Value Measurements and Disclosures.”  This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1: Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2: Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 or net 60 days. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Inventories

Inventories consist of finished goods and are stated at the lower of cost or market using the first in, first out (FIFO) method. Provisions have been made to reduce excess or obsolete inventories to their net realizable value.

Revenue Recognition

The Company recognizes revenue on our products in accordance with ASC 605, “Revenue Recognition.”  Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist; delivery of product has occurred; the sales price to the buyer is fixed or determinable; and collectability is reasonably assured. The Company has several revenue streams generated directly from its website and specific revenue recognition criteria for each revenue stream is as follows:

•

Sale of merchandise directly to consumers: The Company's product sales are recognized either FOB shipping point or FOB destination, dependent on the customer. Revenues are therefore recognized at point of ownership transfer, accordingly.

•

Advertising revenue is received directly form companies who pay the Company a monthly fee for advertising space.

•

Advertising revenues are generated by users “clicking” on website advertisements utilizing several ad network partners: Revenues are recognized, on a net basis, upon receipt of payment by the ad network partner since the revenue is not determinable until it is received.

•

Subscription revenues are generated by the sale of access to career postings on one of our websites. The term of the subscriptions range from one month to twelve months. Revenues are recognized, on a net basis, over the term of the subscription period. All sales are final per the subscription Terms of Use.

The Company follows the guidance of ASC 605-50-25, “Revenue Recognition, Customer Payments.”  Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products included in inventories. Promotional products or samples given to customers or potential customers are recognized as a cost of goods sold. Cash incentives provided to our customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

Cost of Sales

Components of costs of sales include product costs, shipping costs to customers and any inventory adjustments.

Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs for shipments to customers as cost of revenues.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

Sales Return Reserve Policy

Our return policy generally allows our end users to return purchased products for refund or in exchange for new products. We estimate a reserve for sales returns, if any, and record that reserve amount as a reduction of sales and as a sales return reserve liability. Sales to consumers on our web site generally may be returned within a reasonable period of time.

Product Warranty Reserve Policy

The Company is a retail distributor of products and warranties are the responsibility of the manufacturer. Therefore, the Company does not record a reserve for product warranty

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of seven years for office furniture and equipment, and five years for computer equipment. Leasehold improvements are amortized over the lesser of the lease term or the useful life of the improvements. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold of $500 are expensed as incurred.

Website Development Costs

The Company accounts for its website development costs in accordance with Accounting Standards Codification (“ASC”) ASC 350-50, “Website Development Costs” (“ASC 350-50”). These costs, if any, are included in intangible assets in the accompanying consolidated financial statements or expensed immediately if the Company cannot support recovery of these costs from positive future cash flows.

ASC 350-50 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application and infrastructure development stage. Upgrades or enhancements that add functionality are capitalized while other costs during the operating stage are expensed as incurred. The Company amortizes the capitalized website development costs over an estimated life of five years.

As of June 30, 2016 and 2015, all website development costs have been expensed.

Amortization and Impairment of Long-Lived Assets

Amortization and impairment of long-lived assets are non-cash expenses relating primarily to website acquisitions. The Company accounts for long-lived assets in accordance with the provisions of ASC 360-10 “Accounting for the Impairment or Disposal of Long-Lived Assets.” This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

Website acquisition costs are amortized over five years. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. While it is likely that we will have significant amortization expense as we continue to acquire websites, we believe that intangible assets represent costs incurred by the acquired website to build value prior to acquisition and the related amortization and impairment charges of assets, if applicable, are not ongoing costs of doing business. Non-cash amortization loss is included in selling, general and administrative expenses on the accompanying statement of operations. For the three months ended June 30, 2016 and June 30, 2015, non-cash amortization expense was $61,582 and $45,801, respectively.  For the six months ended June 30, 2016 and June 30, 2015, non-cash amortization expense was $124,425 and $86,136, respectively.  For the three and six months ended June 30, 2016 and June 30, 2015, non-cash impairment expense was $0 and $0 respectively.

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees for services in accordance with ASC Topic 718 “Compensation – Stock Compensation.” ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The value of the portion of an employee award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.”  The Company estimates the fair value of stock options by using the Black-Scholes option-pricing model. Non-cash stock-based stock option compensation is expensed over the requisite service period and are included in selling, general and administrative expenses on the accompanying condensed consolidated statement of operations. For the three months ended June 30, and June 30, 2015, non-cash stock-based stock option compensation expense was $59,551 and $15,390 respectively.  Non-cash stock option compensation expense for the six months ended June 30, 2016 and June 30, 2015 was $77,124 and $29,124 respectively.

Advertising, Marketing and Promotion Costs

Advertising, marketing and promotion expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying statement of operations. For the six months ended June 30, 2016 and June 30, 2015, advertising, marketing and promotion expense was $12,106 and $14,537, respectively.

Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

The Company follows the provisions of ASC 740-10 “Accounting for Uncertain Income Tax Positions.” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

As of June 30, 2016, tax years 2015, 2014, and 2013 remain open for IRS audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

Basic and Diluted Net Earnings (Loss) Per Common Share

In accordance with ASC 260-10 “Earnings Per Share,” basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. As of June 30, 2016 and June 30, 2015 there were approximately 1,847,000 and 1,605,000 common stock equivalent shares outstanding as stock options, respectively and 5,200,000 and 5,200,000 common stock equivalents from the conversion of preferred stock, respectively and 1,000,000 and 0 common stock equivalents from the conversion of notes payable, respectively. Equivalent shares were not utilized as the effect is anti-dilutive.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments. The Company has two identifiable operating segments based on the activities of the company in accordance with the ASC 280-10. The Company's two segments are product sales and services as of June 30, 2016. The product sales segment sells merchandise directly to customers thorough e-commerce distributor portals such as Amazon and eBay and through our proprietary websites and retail location. The services segment is focused on producing advertising revenue generated by users “clicking” on website advertisements utilizing several ad network partners and direct advertisers and subscription revenue generated by the sale of access to career postings on one of our websites.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases, which will amend current lease accounting to require lessees to recognize (i) a lease liability, which is a lessee’s obligation to make lease payments arising from a lease, measured on a discounted basis, and (ii) a right-of-use asset, which is an asset that represents the lessee’s right to use, or control the use of, a specified asset for the lease term. ASU 2016-02 does not significantly change lease accounting requirements applicable to lessors; however, certain changes were made to align, where necessary, lessor accounting with the lessee accounting model. This standard will be effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

In March 2016, the FASB issued ASU 2016-09, Compensation – Stock Compensation: Improvements to Employee Share-Based Payment Accounting, which relates to the accounting for employee share-based payments. This standard addresses several aspects of the accounting for share-based payment award transactions, including: (a) income tax consequences; (b) classification of awards as either equity or liabilities; and (c) classification on the statement of cash flows. This standard will be effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In April 2016, the FASB issued ASU 2016–10 Revenue from Contract with Customers (Topic 606): identifying Performance Obligations and Licensing. The amendments in this Update do not change the core principle of the guidance in Topic 606. Rather, the amendments in this Update clarify the following two aspects of Topic 606: identifying performance obligations and the licensing implementation guidance, while retaining the related principles for those areas. Topic 606 includes implementation guidance on (a) contracts with customers to transfer goods and services in exchange for consideration and (b) determining whether an entity’s promise to grant a license provides a customer with either a right to use the entity’s intellectual property (which is satisfied at a point in time) or a right to access the entity’s intellectual property (which is satisfied over time). The amendments in this Update are intended render more detailed implementation guidance with the expectation to reduce the degree of judgement necessary to comply with Topic 606. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern,” which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures.  ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter.  Early application is permitted.  The adoption of ASU 2014-15 is not expected to have a material effect on the condensed consolidated financial statements.

In July 2015, FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory” more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS).  The amendments in this ASU do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. For public business entities, this ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, this ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments in this ASU should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

NOTE 2 - GOING CONCERN

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained a net loss of $1,180,864 and used cash in operating activities of $911,503 for the six months ended June 30, 2016. The Company had an accumulated deficit of $7,338,619 at June 30, 2016. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital and loans from related parties to sustain its current level of operations.

Management plans to continue to raise additional capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – ACQUISITIONS

As previously disclosed in our Annual Report on Form 10-K for the year ending December 31, 2015, on January 2, 2016, the Company closed the acquisition of warisboring.com pursuant to the terms and conditions of the Website Asset Purchase Agreement dated December 4, 2015 for an aggregate purchase price of $250,000.  The purchase price consisted of a cash payment of $100,000 made at the January 4, 2016 closing and the balance of $150,000, payable monthly in an amount equal to 30% of the net revenues from the website, when collected, with the total amount of the earn out to be paid by January 4, 2019.  The Company recorded the future monthly payments totaling $150,000 at a present value of $117,268, net of discount of $32,732.  The present value was calculated at a discount rate of 12% (which is the Company’s most recent borrowing rate) using the estimated future revenues from the website to estimate the payment dates.  The estimated future revenues from the website were based on the average historical monthly revenues from the website prior to the Company’s acquisition.  During the six months ending June 30, 2016, the Company amortized $5,456 of this discount.  The acquisition was accounted following ASC 805 “Business Combinations.”  Under the purchase method of accounting, the transaction was valued for accounting purposes at $217,268, which was the discounted fair value of warisboring.com.  The Company has initially determined there was only two amortizable intangible assets.  The acquisition date estimated discounted fair value of the consideration transferred consisted of the following:

Customer and related relationships	$39,578
Website	177,690
Total	$217,268

The above estimated discounted fair value of the intangible assets are based on a preliminary purchase price allocation prepared by management.  As a result, during the preliminary purchase price allocation period, which may be up to one year from the business combination date, we may record adjustments to the asset acquired, with the corresponding offset to website.  After the preliminary purchase price allocation period, we record adjustments to assets acquired subsequent to the purchase price allocation period in our operating results in the period in which the adjustments were determined.

Pro forma results

The following table sets forth the unaudited pro forma results of the Company as if the acquisition of the website had taken place on the first day of the period presented.  These combined results are not necessarily indicative of the results that may have been achieved had the website been acquired as of the first day of the period presented.

	Three months ended June 30, 2015	Six months ended June 30, 2015
Total revenue	$476,497	$884,130
Net loss	(336,696)	(642,822)
Basic and diluted net loss per common share	$(0.01)	$(0.02)

There were no costs of acquisition incurred as a result of this purchase.

As previously disclosed in our Annual Report on Form 10-K for the year ending December 31, 2015, on February 12, 2015, the Company entered into a Website Asset Purchase Agreement to purchase a website for a purchase price of $15,000.  The payment terms was $15,000 payable at the February 12, 2016 closing.  The asset acquisition was accounted for as a purchase of assets in accordance with Rule 11-01 (d) of Regulation S-X and ASC 805-10-55-4. There were no costs of acquisition incurred as a result of the asset purchase.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

At June 30, 2016 and December 31, 2015, website acquisition assets consisted of the following:

	June 30,	December 31,
	2016	2015
Website Acquisition Assets	$1,287,179	$1,054,444
Less: Accumulated Amortization	(453,336)	(328,911)
Less: Impairment Loss	(95,247)	(95,247)
Website Acquisition Assets, net	$738,596	$630,286

Non-cash amortization expense for the three and six month periods ending June 30, 2016 and June 30, 2015 totaled $61,582 and $124,425, respectively, and $45,801 and $86,136, respectively.

NOTE 4 – INVENTORIES

At June 30, 2016 and December 31, 2015 inventories consisted of the following:

	June 30,	December 31,
	2016	2015
Product Inventory: Clocks and Watches	$969,565	$1,017,220
Product Inventory: Other Inventory	46,367	36,670
Total Inventory Balance	$1,015,932	$1,053,890

NOTE 5 – SEGMENT INFORMATION

The Company has two identifiable segments as of June 30, 2016; products and services. The products segment sells merchandise directly to customers thorough e-commerce distributor portals such as Amazon and eBay and through our proprietary websites and retail location. The services segment is focused on producing advertising revenue generated by users “clicking” on website advertisements utilizing several ad network partners and direct advertisers and subscription revenue generated by the sale of access to career postings on one of our websites.

The following information represents segment activity for the three and six month periods ended June 30, 2016.  Comparable information is presented for the respective periods in 2015:

	For the three months ended June 30, 2016			For the six months ended June 30, 2016
	Products	Services	Total	Products	Services	Total
Revenues	$336,042	$123,128	$459,170	$683,821	$199,764	$883,585
Amortization	$—	$61,582	$61,582	$—	$124,425	$124,425
Depreciation	$2,176	$1,169	$3,345	$4,888	$1,791	$6,679
Loss from operations	$(267,198)	$(242,957)	$(510,155)	$(680,802)	$(462,187)	$(1,142,989)
Segment Assets	$1,203,841	$829,518	$2,033,359	$1,203,841	$829,518	$2,033,359

	For the three months ended			For the six months ended
	June 30, 2015			June 30, 2015
	Products	Services	Total	Products	Services	Total
Revenues	$323,848	$48,099	$371,947	$585,572	$96,458	$682,030
Amortization	$—	$45,801	$45,801	$—	$86,136	$86,136
Depreciation	$2,979	$442	$3,421	$5,795	$962	$6,757
Loss from operations	$(286,424)	$(100,911)	$(387,335)	$(522,400)	$(198,704)	$(721,104)
Segment Assets	$1,381,335	$828,209	$2,209,544	$1,381,335	$828,209	$2,209,544

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

The following information represents further detail on segment revenues for the three and six month periods ended June 30, 2016 and 2015:

	Three Months Ended		Six Months Ended
	(unaudited)		(unaudited)
	June 30,	June 30,	June 30,	June 30,
	2016	2015	2016	2015
Revenue:
Direct Product Sales	$29,236	$24,607	$60,176	$40,757
Distributor Product Sales	$306,806	$299,241	$623,645	$544,815
Services	$123,128	$48,099	$199,764	$96,458
Total Revenue	$459,170	$371,947	$883,585	$682,030

NOTE 6 –LONG TERM DEBT TO RELATED PARTIES

Beneficial Conversion Feature

As previously disclosed in our Annual Report on Form 10-K for the year ending December 31, 2015, on December 22 and 29, 2015, the Company issued 12% convertible notes that have conversion prices that create a beneficial conversion. The notes mature on December 22 and 29, 2020 respectively.  These notes are convertible at the option of the holders into shares of common stock at any time prior to maturity at a conversion price of $0.50 per share.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the notes using the effective interest method.  During the year ending 2015, the Company recognized a debt discount of $78,000 and amortized $260.  During the three and six months ending June 30, 2016, the Company amortized $3,943 and $7,887 respectively of debt discount.

On February 9, 2016, the Company issued 12% convertible notes that have conversion prices that create a beneficial conversion. This note matures on February 9, 2021.  These notes are convertible at the option of the holders into shares of common stock at any time prior to maturity at a conversion price of $0.50 per share.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the notes using the effective interest method.  During the six months ended June 30, 2016, the Company recognized a debt discount of $39,000.  During the three and six months ended June 30, 2016, the Company amortized $1,972 and $3,077 respectively of debt discount.

On May 19, 2016, the Company issued 12% convertible notes that have conversion prices that create a beneficial conversion. This note matures on May 19, 2021.  These notes are convertible at the option of the holders into shares of common stock at any time prior to maturity at a conversion price of $0.50 per share.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the notes using the effective interest method.  During the six months ended June 30, 2016, the Company recognized a debt discount of $50,000.  During the three and six months ended June 30, 2016, the Company amortized $1,167 and $1,167 respectively of debt discount.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

On June 10, 2016, the Company issued 12% convertible notes that have conversion prices that create a beneficial conversion. This note matures on June 10, 2021.  These notes are convertible at the option of the holders into shares of common stock at any time prior to maturity at a conversion price of $0.50 per share.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the notes using the effective interest method.  During the six months ended June 30, 2016, the Company recognized a debt discount of $25,000.  During the three and six months ended June 30, 2016, the Company amortized $278 and $278 respectively of debt discount.

On June 25, 2016, the Company issued 12% convertible notes that have conversion prices that create a beneficial conversion. This note matures on June 25, 2021.  These notes are convertible at the option of the holders into shares of common stock at any time prior to maturity at a conversion price of $0.50 per share.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the notes using the effective interest method.  During the six months ended June 30, 2016, the Company recognized a debt discount of $35,000.  During the three and six months ended June 30, 2016, the Company amortized $136 and $136 respectively of debt discount.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its corporate offices at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 under a long-term non-cancellable lease agreement, which contains renewal options. The lease, which was entered into on August 25, 2014 was amended on July 30, 2015 to increase the original approximate 2,014 square feet to approximately 4,450 square feet.  The term of the lease was extended and will terminate on March 14, 2019 at a current base rent of for a term of approximately $8,978 per month for the first twelve months with a 3% escalation each year. An additional security deposit of $2,500 was required. Rent is all-inclusive and includes electricity, heat, air-conditioning, and water. The original rent commencement date is October 11, 2014 and will expire on March 14, 2019.

The Company leases retail space for its product sales division at 4900 Linton Boulevard, Bay 17A, Delray Beach, FL 33445 under a long-term, non-cancellable lease agreement, which contains renewal options. The lease, which was entered into on August 25, 2014, is for approximately 2,150 square feet for a term of 36 months in Delray Beach, Florida at a base rent of approximately $2,329 per month for the first twelve months with a 3% escalation each year. A security deposit of $3,865, first month's prepaid rent of $3,865, and last month's prepaid rent of $4,015 was paid upon lease execution. The lease is a triple net lease. Common area maintenance is approximately $1,317 per month for the first twelve months with annual escalations not to exceed 4%. The rent commencement date is October 1, 2014 and will expire on September 30, 2017.

Rent expense for the six months ended June 30, 2016 and 2015 was $80,732 and $48,273 respectively.

Legal

From time-to-time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of June 30, 2016, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

Other Commitments

The Company entered into various contracts or agreements in the normal course of business, which may contain commitments. During the six months ended June 30, 2016 and June 30, 2015, the Company entered into agreements with third party vendors to supply website content and data, website software development, advertising, public relations, and legal services. All of these commitments contain provisions whereby either party may terminate the agreement with specified notice, normally 30 days, and with no further obligation on the part of either party.

During the six months ended June 30, 2016 and June 30, 2015 the Company entered into agreements with third parties related to websites acquired during the respective periods as further discussed in Note 3. Future anticipated contractual minimum payments under these agreements total approximately $78,000 for 2016, $93,000 for 2017, and $55,000 for 2018.  Future contingent milestone payments under these agreements total approximately $20,000 for the three months ended June 30, 2016.

Total payments for the six months ended June 30, 2016 and June 30, 2015 were $88,000 and $58,363 respectively.

On January 2, 2016, the Company closed the acquisition of warisboring.com pursuant to the terms and conditions of the Website Asset Purchase Agreement dated December 4, 2015 for an aggregate purchase price of $250,000.  The purchase price consisted of a cash payment of $100,000 at the January 4, 2016 closing and the balance of $150,000, payable monthly in an amount equal to 30% of the net revenues from the website, when collected, with the total amount of the earn out to be paid by January 4, 2019.  The balance of the purchase price is recorded in Current Liabilities as of June 30, 2016.

The Company entered into an Executive Employment Agreement with our Chief Executive Officer, with an effective date of June 1, 2014. Under the terms of this agreement, the Company will compensate the Chief Executive Officer with a base salary of $75,000 annually, and he is entitled to receive discretionary bonuses as may be awarded by the Company's Board of Directors from time to time. The initial term of the agreement is three years, and the Company may extend it for an additional one-year period upon written notice at least 180 days prior to the expiration of the term.

The Chief Executive Officer's base annual salary was increased to $77,500 in January, 2015, $96,000 in July 2015, and to $125,000 effective October 1, 2015 upon recommendation of the Compensation Committee of the board of directors.  Effective May 16, 2016 the Chief Executive Officer’s base salary was voluntarily decreased to $95,000 as part of a Company expense reduction initiative.

The agreement will terminate upon the Chief Executive Officer's death or disability. In the event of a termination upon his death, the Company is obligated to pay his beneficiary or estate an amount equal to one year base salary plus any earned bonus at the time of his death. In the event the agreement is terminated as a result of his disability, as defined in the agreement, he is entitled to continue to receive his base salary for a period of one year. The Company is also entitled to terminate the agreement either with or without cause, and the Chief Executive Officer is entitled to voluntarily terminate the agreement upon one year's notice to the Company. In the event of a termination by the Company for cause, as defined in the agreement, or voluntarily by the Chief Executive Officer, the Company is obligated to pay him the base salary through the date of termination. In the event the Company terminates the agreement without cause, the Company is obligated to give him one years' notice of the Company's intent to terminate and, at the end of the one year period, pay an amount equal to two times his annual base salary together with any bonuses which may have been earned as of the date of termination. A constructive termination of the agreement will also occur if the Company materially breaches any term of the agreement or if a successor company to Bright Mountain Media, Inc. fails to assume the Company's obligations under the employment agreement. In that event, the Chief Executive Officer will be entitled to the same compensation as if the Company terminated the agreement without cause.

The employment agreement contains customary non-compete and confidentiality provisions. The Company also agreed to indemnify the Chief Executive Officer pursuant to the provisions of the Company's Amended and Restated Articles of Incorporation and Restated By-laws.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

NOTE 8 – RELATED PARTIES

During the year ended December 31, 2015 the Company issued a convertible note that has a conversion price that creates a beneficial conversion to a related party director and founder.  The note issued was for an amount of $100,000 with a maturity date of December 22, 2020 and bears an interest rate of 12% paid monthly in cash on the first day of each month, commencing on January 1, 2016.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the note using the effective interest method.  During the three and six-month periods ended June 30, 2016, Company amortized $1,971 and $3,943, respectively, related to this convertible note. During the three and six-month periods ended June 30, 2016, the Company recognized interest expense of $3,033 and $6,066, respectively, related to this convertible note.

During the year ended December 31, 2015 the Company issued a convertible note that has a conversion price that creates a beneficial conversion to a related party.  The note issued was for an amount of $100,000 with a maturity date of December 28, 2020 and bears an interest rate of 12% paid monthly in cash on the first day of each month, commencing on January 1, 2016.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the note using the effective interest method.  During the three and six-month periods ended June 30, 2016, Company amortized $1,971 and $3,943, respectively, related to this convertible note.  During the three and six-month periods ended June 30, 2016, the Company recognized interest expense of $3,033 and $6,066, respectively, related to this convertible note.

During the six months ended June 30, 2016, the Company issued a convertible note that has a conversion price that creates a beneficial conversion to a related party director and founder.  The note issued was for an amount of $100,000 with a maturity date of February 9, 2021 and bears an interest rate of 12% paid monthly in cash on the first day of each month, commencing on March 1, 2016.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the note using the effective interest method.  During the three and six-month periods ended June 30, 2016, the Company recognized a discount of $39,000 and amortized $1,972 and $3,077, respectively, related to this convertible note. During the three and six-month periods ended June 30, 2016, the Company recognized interest expense of $3,033 and $4,733, respectively, related to this convertible note.

During the six months ended June 30, 2016, the Company issued a convertible note that has a conversion price that creates a beneficial conversion to a related party director and founder.  The note issued was for an amount of $100,000 with a maturity date of May 19, 2021 and bears an interest rate of 12% paid monthly in cash on the first day of each month, commencing on June 1, 2016.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the note using the effective interest method.  During the six months ended June 3 2016, the Company recognized a discount of $50,000 and amortized $1,167 related to this convertible note. During the six months ended June 30, 2016, the Company recognized interest expense of $1,400 related to this convertible note.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

During the six months ended June 30, 2016, the Company issued a convertible note that has a conversion price that creates a beneficial conversion to a related party director and founder.  The note issued was for an amount of $50,000 with a maturity date of June 10, 2021 and bears an interest rate of 12% paid monthly in cash on the first day of each month, commencing on July 1, 2016.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the note using the effective interest method.  During the six months ended June 3 2016, the Company recognized a discount of $25,000 and amortized $278 related to this convertible note. During the six months ended June 30, 2016, the Company recognized interest expense of $333 related to this convertible note.

During the six months ended June 30, 2016, the Company issued a convertible note that has a conversion price that creates a beneficial conversion to a related party director and founder.  The note issued was for an amount of $50,000 with a maturity date of June 23, 2021 and bears an interest rate of 12% paid monthly in cash on the first day of each month, commencing on July 1, 2016.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the note using the effective interest method.  During the six months ended June 3 2016, the Company recognized a discount of $35,000 and amortized $136 related to this convertible note. During the six months ended June 30, 2016, the Company recognized interest expense of $117 related to this convertible note.

During the six months ended June 30, 2016, a related party founder purchased 1,000,000 shares of the Company’s common stock for $500,000.

NOTE 9 – SHAREHOLDERS’ EQUITY

Preferred Stock

The Company authorized 20,000,000 shares of preferred stock with a par value of $0.01.

At a meeting of the Board of Directors, held on November 1, 2013, the directors approved the designation of two million (2,000,000) shares of the Preferred Stock as 10% Series A Convertible Preferred Stock (“Series A Stock”) and authorized the issuance of the Series A Stock. Holders of the Series A Stock shall be entitled to the payment of a 10% dividend payable on preferred shares outstanding in shares of the Corporation’s common stock at a rate of one share of Common Stock for each ten shares of Series A Stock. Dividends shall be payable annually the tenth business day of January. Each holder of Series A Stock may convert all or part of the Series A Stock into shares of common stock on a share for share basis. Series A Stock shall rank superior to all other classes of stock upon liquidation.  Each share of Series A Stock shall automatically convert to common shares five years from the date of issuance or upon a change in control. On the tenth business day of January 2016 there were 181,699 shares of common stock dividends owed and payable to the Series A Stockholders of record as dividends on the Series A Stock. On January 10, 2016, the Company issued 181,699 shares of common stock due Series A Stockholders.  As of June 30, 2016, there were 89,275 shares of common stock dividends accrued but not earned until the tenth business day of January 2017 to the Series A Stockholders as dividends on the Series A Stock.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

At a meeting of the Board of Directors, held on December 23, 2013, the directors approved the designation of one million (1,000,000) shares of the Preferred Stock as 10% Series B Convertible Preferred Stock (“Series B Stock”) and authorized the issuance of the Series B Stock. Holders of the Series B Stock shall be entitled to the payment of a 10% dividend payable on preferred shares outstanding in shares of the Corporation’s common stock at a rate of one share of common stock for each ten shares of Series B Stock. Dividends shall be payable annually the tenth business day of January. Each holder of Series B Stock may convert all or part of the Series B Stock into shares of common stock on a share for share basis. Series B Stock shall rank superior to all common stock upon liquidation. Each share of Series B Stock shall automatically convert to common shares five years from the date of issuance or upon a change in control. On the tenth business day of January 2016 there were 100,000 shares of common stock owed and payable to the Series B Stockholders as dividends on the Series B Stock. On January 10, 2016, the Company issued 100,000 shares of common stock due Series B Stockholder.  As of June 30, 2016, there were 46,987 shares of common stock accrued but not earned until the tenth business day of January 2017 to the Series B Stockholder as dividends on the Series B Stock.

At a meeting of the Board of Directors, held on September 22, 2014, the directors approved the designation of two million (2,000,000) shares of the Preferred Stock as 10% Series C Convertible Preferred Stock (“Series C Stock”) and authorized the issuance of the Series C Stock. Holders of the Series C Stock shall be entitled to the payment of a 10% dividend payable on preferred shares outstanding in shares of the Corporation’s common stock at a rate of one share of common stock for each ten shares of Series C Stock. Dividends shall be payable annually the tenth business day of January. Each holder of Series C Stock may convert all or part of the Series C Stock into shares of common stock on a share for share basis. Series C Stock shall rank superior to all common stock upon liquidation. Each share of Series C Stock shall automatically convert to common shares five years from the date of issuance or upon a change in control. On the tenth business day of January 2016 there were 180,000 shares of common stock owed and payable to the Series C Stockholders as dividends on the Series C Stock.  On January 10, 2016, the Company issued 180,000 shares of common stock due Series C Stockholder.  As of June 30, 2016, there were 84,576 shares of common stock accrued but not earned until the tenth business day of January 2017 to the Series C Stockholders as dividends on the Series C Stock.

At a meeting of the Board of Directors, held on March 20, 2015, the directors approved the designation of two million (2,000,000) shares of the Preferred Stock as 10% Series D Convertible Preferred Stock (“Series D Stock”) and authorized the issuance of the Series D Stock. Holders of the Series D Stock shall be entitled to the payment of a 10% dividend payable on preferred shares outstanding in shares of the Corporation’s common stock at a rate of one share of common stock for each ten shares of Series D Stock. Dividends shall be payable annually the tenth business day of January. Each holder of Series D Stock may convert all or part of the Series D Stock into shares of common stock on a share for share basis. Series D Stock shall rank superior to all common stock upon liquidation. Each share of Series D Stock shall automatically convert to common shares five years from the date of issuance or upon a change in control. On the tenth business day of January 2016 there were 39,863 shares of common stock owed and payable to the Series D Stockholders as dividends on the Series D Stock.  On January 10, 2016, the Company issued 39,863 shares of common stock due Series D Stockholder.  As of June 30, 2016, there were 23,493 shares of common stock accrued but not earned until the tenth business day of January 2017 to the Series D Stockholders as dividends on the Series D Stock.

Series A, B, C and D Stock are also subject to adjustment of the conversion terms due to future mergers, sales and stock splits, if any.

Common Stock

A)	Stock issued for services

On January 15, 2016, the Company issued to a consultant 7,000 shares of its common stock at $0.695 per share, or $4,865, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

On February 15, 2016, the Company issued to a consultant 7,000 shares of its common stock at $0.695 per share, or $4,865, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

On March 22, 2016, the Company issued to a law firm 50,000 shares of its common stock at $0.695 per share, or $34,750, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

On April 15, 2016, the Company issued to a consultant 7,000 shares of its common stock at $0.67 per share, or $4,690, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

On May 16, 2016, the Company issued to a consultant 3,600 shares of its common stock at $0.75 per share, or $2,700, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

On June 20, 2016, the Company issued to a consultant 3,600 shares of its common stock at $0.85 per share, or $3,060, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

B)

Stock issued for dividends

During the six months ended June 30, 2016, the Company issued 501,562 shares of its common stock as dividends to the holders of its Series A, Series B, Series C, and Series D Stock only.  Holders of the Series A, Series B, Series C, and Series D Stock are entitled to the payment of a 10% dividend payable in shares of the Company’s common stock at a rate of one share of common stock for each ten shares of Series A, Series B, Series C, or Series D Stock payable on the tenth business day of January commencing in 2017.

C)

Stock issued for cash

During the six months ended June 30, 2016, the Company raised additional capital through issuance of common stock pursuant to a private placement whereby $500,000 in capital was raised through the sale of 1,000,000 shares of common stock at $0.50 per share to our chief executive officer.

Stock Incentive Plan and Stock Option Grants to Employees and Directors

The Company accounts for stock option compensation issued to employees for services in accordance with ASC Topic 718, “Compensation – Stock Compensation”. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The value of the portion of an employee award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC Topic 505-50, “Equity-Based Payments to Non-Employees.” The Company estimates the fair value of stock options by using the Black-Scholes option-pricing model.

Stock options issued to consultants and other non-employees as compensation for services provided to the Company are accounted for based on the fair value of the services provided or the estimated fair market value of the option, whichever is more reliably measurable in accordance with ASC 505 “Equity” and ASC 718, including related amendments and interpretations. The related expense is recognized over the period the services are provided.

Stock Option Plans

The Company has adopted three stock option plans, the terms of which are substantially identical.  The purpose of each plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under each plan, the Company is authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards.  The Compensation Committee of the Company's board of directors administers each plan. The material terms of each option which may be granted under each plan will contain the following terms: (i) that the purchase price of each share purchasable under an incentive option shall be determined by the Committee at the time of grant, (ii) the term of each option shall be fixed by the Committee, but no option shall be exercisable more than 10 years after the date such option is granted, and (iii) in the absence of any option vesting periods designated by the Committee at the time of grant, options shall vest and become exercisable in terms and conditions, consistent with the plan, as may be determined by the Committee and specified in the grant instrument.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

On April 20, 2011, the Company's board of directors and majority stockholder adopted the 2011 Stock Option Plan (the “2011 Plan”), to be effective on January 3, 2011.  The Company has reserved for issuance an aggregate of 900,000 shares of common stock under the 2011 Plan. The maximum aggregate number of shares of Company stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 180,000 shares. As of June 30, 2016, 0 shares were remaining under the 2011 Plan for future issuance.

On April 1, 2013, the Company's board of directors and majority stockholder adopted the 2013 Stock Option Plan (the “2013 Plan”), to be effective on April 1, 2013. The Company has reserved for issuance an aggregate of 900,000 shares of common stock under the 2013 Plan. The maximum aggregate number of shares of Company stock that shall be subject to grants made under the 2013 Plan to any individual during any calendar year shall be 180,000 shares. As of June 30, 2016, 0 shares were remaining under the 2013 Plan for future issuance.

On May 22, 2015, the Company's board of directors adopted the 2015 Stock Option Plan (the “2015 Plan”), to be effective on May 22, 2015.  Effective August 3, 2015, and as disclosed in the Company's Information Statement on Schedule 14C, the Company's majority shareholders ratified the adoption of the 2015 Plan.  The Company has reserved for issuance an aggregate of 1,000,000 shares of common stock under the 2015 Plan. The maximum aggregate number of shares of Company stock that shall be subject to grants made under the 2015 Plan to any individual during any calendar year shall be 100,000 shares. As of June 30, 2016, 551,000 shares were remaining under the 2015 Plan for future issuance.

On March 22, 2016 the Company granted 100,000 ten-year stock options, which have an exercise price of $0.695 per share to an executive officer and director.  The aggregate fair value of these options was computed at $39,901 or $0.3990 per option.

On March 22, 2016 the Company granted 46,000 ten-year stock options, which have an exercise price of $0.695 per share to a director.  The aggregate fair value of these options was computed at $18,354 or $0.3990 per option.

The Company estimates the fair value of share-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables such as the expected option term, expected volatility of our stock price over the expected option term, expected risk-free interest rate over the expected option term, expected dividend yield rate over the expected option term, and an estimate of expected forfeiture rates.

The Company believes this valuation methodology is appropriate for estimating the fair value of stock options granted to employees and directors, which is subject to ASC Topic 718 requirements. These amounts are estimates and thus may not be reflective of actual future results, nor amounts ultimately realized by recipients of these grants. The Company recognizes share-based compensation expense on a straight-line basis over the requisite service period for each award. The following table summarizes the assumptions the Company utilized to record compensation expense for stock options granted during the six months ended June 30, 2016 and 2015:

	June 30,	June 30,
Assumptions:	2016	2015
Expected term (years)	6.8	6.25
Expected volatility	66%	63%
Risk-free interest rate	.01% - 2.07%	.38%
Dividend yield	0%	0%
Expected forfeiture rate	0%	0%

The expected life is computed using the simplified method, which is the average of the vesting term and the contractual term. The expected volatility is based on an average of similar public companies historical volatility.  The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected term of the related option at the time of the grant. Dividend yield is based on historical trends. While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

The Company recorded $59,551 and $15,390 stock option expense for the three months ended June 30, 2016 and June 30, 2015, respectively. The Company recorded $77,124 and $29,124 stock option expense for the six months ended June 30, 2016 and June 30, 2015, respectively.  The $77,124 non-cash stock option expense for the six months ended June 30, 2016 has been recognized as a component of general and administrative expenses in the accompanying unaudited condensed consolidated financial statements.

As of June 30, 2016 there were total unrecognized compensation costs related to non-vested share-based compensation arrangements of $82,731 to be recognized through June 2020.

The grant date weighted average for fair values of options granted in 2016 is $ 0.695 per option.  The intrinsic value as of June 30, 2016 was $22,630.

A summary of the Company's stock option activity during the six months ended June 30, 2016 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2015	1,701,000	$0.34	6.6	$867,510
Granted	146,000	0.70	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Balance Outstanding, June 30, 2016	1,847,000	$0.37	6.6	867,510
Exercisable at June 30, 2016	1,327,000	$0.28	5.4	$756,390

Summarized information with respect to options outstanding under the three option plans at June 30, 2016 is as follows:

	Options Outstanding			Options Exercisable
Range or Exercise Price	Number Outstanding	Remaining Average Contractual Life (In Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
0.14 - 0.24	720,000	1.7	$0.05	720,000	$0.08
0.25 - 0.49	351,000	1.1	$0.05	297,000	$0.06
0.50 - 0.78	776,000	3.5	$0.27	310,000	$0.14
	1,847,000	2.3	$0.37	1,327,000	$0.09

NOTE 10 – CONCENTRATIONS

The Company has historically purchases a substantial amount of its products from two vendors; Citizens Watch Company of America, Inc., and Bulova Corporation. During the three months ended June 30, 2016, purchases from Citizens accounted for 44% and purchases from Bulova accounted for 15%, of the total products purchased as compared to 39% and 22%, respectively for the three months ended June 30, 2015. During the six months ended June 30, 2016, purchases from Citizens accounted for 39% and purchases from Bulova accounted for 17% of the total products purchases as compared to 39% and 29%, respectively for the six months ended June 30, 2015.  Although we continue to add additional product vendors and we continue to expand our product line and vendor relationships, due to continued high concentration and reliance on these two vendors, the loss of one of these two vendors could adversely affect the Company's operations.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2016

(Unaudited)

The Company sells many of its products through various e-commerce distribution portals, which include Amazon and eBay. During the three months ended June 30, 2016, these two distributor portals accounted for 91% and 5%, respectively of our total revenue as compared to 78% and 2% respectively for the three months ended June 30, 2015.  During the six months ended June 30, 2016, these two distributor portals accounted for 91% and 5%, respectively of our total revenue. Although our direct product sales have increased to 4% of total product revenue for the three months ended June 30, 2016 as compared to 1% for the three months ended June 30, 2015, due to the high concentration and reliance on these two e-commerce distributor portals, the loss of a working relationship with either of these two distributor portals could adversely affect the Company's operations.

A substantial amount of payments for our products sold are processed through PayPal. A disruption in PayPal payment processing could have an adverse effect on the Company's operations and cash flow.

The Company obtained approximately 23% of its advertising revenue for the three months ended June 30, 2016 from Google AdSense, a third-party provider, as compared to 57% for the three months ended June 30, 2015.  Paid listings are priced on a price per click basis and when a user submits a search query and then clicks on a Google AdSense paid listing displayed in response to the query, Google bills the advertiser that purchased the paid listing directly and shares a portion of the fee charged to the advertiser with the Company. The Company's remaining 77% of advertising revenue for the three months ended June 30, 2016 was from direct advertising and subscriptions as compared to 43% for the three months ended June 30, 2015.

Credit Risk

The Company minimizes the concentration of credit risk associated with its cash by maintaining its cash with high quality federally insured financial institutions. However, cash balances in excess of the FDIC insured limit of $250,000 are at risk. At June 30, 2016 and December 31, 2015, respectively, the Company had cash balances above the FDIC insured limit of approximately $0 and $0 respectively. At June 30, 2016, our accounts receivable included amounts due from Google AdSense, INFORM and Medium Corporation representing 19%, 19% and 12%, respectively, of total accounts receivable. The Company performs ongoing evaluations of its trade accounts receivable customers and generally does not require collateral.

Concentration of Funding

During the six months ended June 30, 2016, the Company's funding was provided by the sale of shares of the Company's common stock to a related party officer and director.

NOTE 11 – SUBSEQUENT EVENTS

On July 7, 2016 and July 25, 2016, the Company issued two convertible notes in the amounts of $50,000 and $50,000, respectively. The notes were issued to a related party director and founder. The notes are convertible at $0.50 per share, bear interest at 12% per annum payable monthly in cash. The notes are convertible at a conversion price that creates a beneficial conversion, which will be recorded as a debt discount, which will be amortized to interest expense over the life of the notes.

On July 12, 2016, the Board of Directors granted 340,000 ten-year stock options under the 2015 Plan to five employees. The options vest over four years and are executable at $0.85 per share, the fair value on the date of grant.

On July 20, 2016, the Company issued a consulting firm 3,600 shares of our common stock for services provided. The shares were valued at $0.85 per share, the fair value on date of grant.

On August 10, 2016, the Company raised capital of $60,000 through the sale of 120,000 shares of common stock to chief executive officer in a private transaction.

On July 18, 2016, the Company entered into a five year lease agreement for retail space of 2,720 square feet. The lease has a five year term at an initial base rental of $43,438 per year, increasing 3% per year over the lease term. The facility will be used primarily for the increased storage and display space for the Company’s watch product lines.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Director of:

Bright Mountain Media, Inc.

We have audited the accompanying consolidated balance sheets of Bright Mountain Media, Inc. and Subsidiaries (the “Company”) as of December 31, 2015 and 2014 and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years ended December 31, 2015 and 2014. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Bright Mountain Media, Inc. and Subsidiaries as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss of $1,673,094 and used cash in operations of $1,591,611 and an accumulated deficit of $6,157,755 at December 31, 2015. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans as to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

March 24, 2016

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014

ASSETS
Current Assets
Cash	$416,187	$590,236
Accounts Receivable	42,449	4,110
Prepaid Expenses and Other Current Assets	109,927	86,298
Inventories	1,053,890	776,448
Total Current Assets	1,622,453	1,457,092
Fixed Assets, net	51,305	38,074
Website Acquisition Assets, net	630,286	443,222
Other Assets	15,547	12,580
Total Assets	$2,319,591	$1,950,968

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$323,782	$270,323
Premium Finance Loan Payable	52,406	47,866
Total Current Liabilities	376,188	318,189

Long Term Debt to Related Parties, net	122,260	—
Total Liabilities	498,448	318,189

Commitments and contingencies (Note 10)

Shareholders' equity
Preferred stock, par value $0.01, 20,000,000 shares authorized, 5,200,000 and 4,400,000 issued and outstanding respectively:
Series A, 2,000,000 shares designated, 1,900,000 and 1,600,000 shares issued and outstanding	19,000	16,000
Series B, 1,000,000 shares designated, 1,000,000 and 1,000,000 shares issued and outstanding	10,000	10,000
Series C, 2,000,000 shares designated, 1,800,000 and 1,800,000 shares issued and outstanding	18,000	18,000
Series D, 2,000,000 shares designated, 500,000 and 0 shares issued and outstanding	5,000	—
Common stock, par value $.01, 324,000,000 shares authorized, 35,885,059 issued and outstanding, and 33,483,234 issued 33,123,234 outstanding, respectively	358,850	334,832
Treasury Stock (0 and 360,000 shares)	—	(2,501)
Additional paid-in-capital	7,568,048	5,741,109
Accumulated Deficit	(6,157,755)	(4,484,661)
Total shareholders’ equity	1,821,143	1,632,779
Total shareholders’ liabilities and shareholders’ equity	$2,319,591	$1,950,968

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31,
	2015	2014
Product Sales	$1,408,481	$1,050,394
Revenues from Services	283,598	118,792
Total Revenue	1,692,079	1,169,186
Cost of sales	1,148,338	820,979
Gross profit	543,741	348,207

Selling, general and administrative expenses	2,214,238	1,858,634

Loss from operations	(1,670,497)	(1,510,427)

Other income (expense)
Interest income	30	62
Interest expense	(2,627)	(271)
Total other income (expense), net	(2,597)	(209)
Net Loss	(1,673,094)	(1,510,636)

Preferred stock dividends
Series A, Series B, Series C and Series D preferred	338,684	208,831
Total preferred stock dividends	338,684	208,831
Net loss attributable to common shareholders	$(2,011,778)	$(1,719,467)

Basic and diluted net loss per share	$(0.06)	$(0.05)

Weighted average shares outstanding - Basic and diluted	34,587,695	32,612,378

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS' EQUITY

For the years ended December 31, 2015 and 2014

					Additional			Total
	Preferred Stock		Common Stock		Paid-in	Treasury	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Shares	Deficit	Equity

Balance -December 31, 2013	2,500,000	$25,000	31,647,000	$320,070	4,022,481	$(2,501)	$(2,974,025)	$1,391,025
Common stock issued for cash ($.50/share) pursuant to exercised stock option grant			50,000	500	24,500			25,000
Common stock issued for services ($.50/share)			45,000	450	27,050			27,500
Sale of common stock for cash ($.50/share) pursuant to Subscription Agreement			1,360,000	13,600	666,400			680,000
Sale of 10% Series A Preferred Stock for cash ($.50/share) pursuant to Subscription Agreement	100,000	1,000			49,000			50,000
Sale of 10% Series C Preferred Stock for cash ($.50/share) pursuant to Subscription Agreement	1,800,000	18,000			882,000			900,000
Common stock issued for 10% dividend payment pursuant to 10% Series A and 10% Series B Preferred Stock designations			21,234	212	(212)			—
Stock option compensation expense					69,890			69,890
Net loss for the year ended December 31, 2014							(1,510,636)	(1,510,636)
Balance - December 31, 2014	4,400,000	$44,000	33,123,234	$334,832	$5,741,109	$(2,501)	$(4,484,661)	$1,632,779

(Continued)

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

CONSOLIDATED STATEMENTS OF CHANGE IN SHAREHOLDERS' EQUITY (CONTINUED)

For the years ended December 31, 2015 and 2014

					Additional			Total
	Preferred Stock		Common Stock		Paid-in	Treasury	Accumulated	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Shares	Deficit	Equity

Balance - December 31, 2014	4,400,000	$44,000	33,123,234	$334,832	$5,741,109	$(2,501)	$(4,484,661)	$1,632,779
Common stock issued for cash (.2778/share) pursuant to exercised stock option grant			54,000	540	14,461			15,001
Common stock issued for cash ($.50/share) pursuant to exercised stock option grant			10,000	100	4,900			5,000
Common Stock issued for services ($.60/share)			7,000	70	4,130			4,200
Common stock issued for services ($.65/share)			57,000	570	36,480			37,050
Common stock issued for services ($.69/share)			7,000	70	4,760			4,830
Common stock issued for services ($.75/share)			7,400	74	5,476			5,550
Retired Treasury shares				(3,600)	1,099	2,501		—
Sale of common stock for cash ($.50/share) pursuant to Subscription Agreement			1,980,000	19,800	970,200			990,000
Sale of 10% Series A Preferred Stock for cash ($.50/share) pursuant to Subscription Agreement	300,000	3,000			147,000			150,000
Sale of 10% Series D Preferred Stock for cash ($.50/share) pursuant to Subscription Agreement	500,000	5,000			245,000			250,000
Common stock issued for 10% dividend payment pursuant to 10% Series A Preferred Stock designations			160,000	1,600	(1,600)			—
Common stock issued for 10% dividend payment pursuant to 10% Series B Preferred Stock designations			100,000	1,000	(1,000)			—
Common stock issued for 10% dividend payment pursuant to 10% Series C Preferred Stock designations			29,425	294	(294)			—
Stock option compensation expense					59,327			59,327
Common Stock issued for acquisitions ($.75.share)			350,000	3,500	259,000			262,500
Beneficial Conversion					78,000			78,000
Net loss for the year ended December 31, 2015							(1,673,094)	(1,673,094)
Balance - December 31, 2015	5,200,000	$52,000	35,885,059	$358,850	$7,568,048	$—	$(6,157,755)	$1,821,143

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net Loss	$(1,673,094)	$(1,510,636)
Adjustments to reconcile net loss to net cash used in operations:
Bad Debt Expense	798	500
Depreciation	14,248	11,335
Amortization of Debt Discount	260	—
Amortization	181,905	147,006
Stock option compensation expense	59,327	69,890
Impairment of Website Assets	70,531	24,716
Common stock issued for services	51,630	27,500
Changes in operating assets and liabilities:
Accounts Receivable	(39,137)	(11,038)
Inventory	(277,442)	(473,130)
Prepaid expenses and other current assets	(23,629)	(44,097)
Other assets	(2,967)	2,120
Accounts payable	45,959	87,456
Net cash used in operating activities	(1,591,611)	(1,668,378)
Cash flows from investing activities:
Purchase of fixed assets	(27,479)	(14,910)
Purchase of websites	(169,500)	(572,000)
Net cash used in investing activities	(196,979)	(586,910)
Cash flows from financing activities:
Sale of common stock	1,010,001	705,000
Sale of Preferred stock	400,000	950,000
Repurchase of common stock	—	—
Proceeds from premium finance loan, net of repayment	4,540	20,892
Long term Debt – Loan from related parties	200,000	—
Net cash provided by financing activities	1,614,541	1,675,892

Net increase (decrease) in cash	(174,049)	(579,396)
Cash at beginning of period	590,236	1,162,632
Cash at end of period	$416,187	$590,236

Supplemental Disclosure of Cash Flow Information
Cash paid for:
Interest	$2,367	$271
Income Taxes	$—	$—

Non-Cash Investing and financing activities
Premium finance loan payable recorded as prepaid	$87,212	$20,892
Conversion of related party notes to common stock	$—	$—

During 2015, the Company recorded a beneficial conversion debt discount to additional paid-in-capital of $78,000.

During 2015, the Company issued 350,000 shares of common stock with a fair value of $262,500 for the acquisition of two websites.

During 2015, the Company retired 360,000 shares of common stock with a cost of $2,501.

During 2015, the Company issued 289,425 shares of common stock due Series A, Series B, and Series C stockholders with a fair market value of $217,069.

See accompanying notes to consolidated financial statements

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Bright Mountain Media, Inc., formerly known as Bright Mountain Acquisition Corporation is a Florida corporation formed on May 20, 2010. Its wholly owned subsidiaries, Bright Mountain LLC, and The Bright Insurance Agency, LLC, were formed as Florida limited liability companies in May 2011.  Its wholly owned subsidiary, Bright Watches, LLC was formed as Florida limited liability company in December 2015.  On September 25, 2013 Five Peaks, LLC filed Articles of Amendment to the Articles of Organization with the State of Florida to amend its entity name to The Bright Insurance Agency, LLC.  Its wholly owned subsidiary, Bright Watches, LLC was formed as a Florida limited liability company in December 2015.  When used herein, the terms "BMTM," the "Company," "we," "us," "our" or "Bright Mountain" refers to Bright Mountain Media, Inc. and its subsidiaries.

The Company is a media holding company of online assets.  We sell various products through our proprietary websites and retail location, and through third party e-commerce distributor portals.  Our websites provide content designed to attract and retain targeted Internet audiences.  We generate revenues from two segments, product sales and services.  Services consists of advertising revenue and subscription revenue.  Our advertising revenue is generated primarily through the display of paid listings as well as display advertisements appearing on our websites.

The Company obtained approximately 36% of its 2015 revenues from services from a third-party provider, namely Google AdSence. Paid listings are priced on a price per click basis and when a user submits a search query and then clicks on a Google AdSence paid listing displayed in response to the query, Google bills the advertiser that purchased the paid listing directly and shares a portion of the fee charged to the advertiser with the Company. The Company's remaining 42% of revenues from services was from other third-party providers, direct advertising, and subscriptions.

Bright Mountain plans to grow its business through organic growth and acquisitions. The Bright Mountain strategy is to concentrate its marketing and development primarily to military and public safety audiences and associated demographic.

Our websites contain a number of sections with demographically oriented information including originally written news content, blogs, forums, career information, and video.

Principles of Consolidation

The consolidated financial statements include the accounts of BMTM and its wholly owned subsidiaries, Bright Mountain LLC, The Bright Insurance Agency, LLC and Bright Watches, LLC. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue on our products in accordance with ASC 605-10, "Revenue Recognition in Financial Statements". Under these guidelines, revenue is recognized on sales transactions when all of the following exist: persuasive evidence of an arrangement did exist, delivery of product has occurred, the sales price to the buyer is fixed or determinable and collectability is reasonably assured. The Company has several revenue streams generated directly from its website and specific revenue recognition criteria for each revenue stream is as follows:

•

Sale of merchandise directly to consumers: The Company's product sales are recognized either FOB shipping point or FOB destination, dependent on the customer. Revenues are therefore recognized at point of ownership transfer, accordingly.

•

Advertising revenue is received directly form companies who pay the Company a monthly fee for advertising space.

•

Advertising revenues are generated by users "clicking" on website advertisements utilizing several ad network partners: Revenues are recognized, on a net basis, upon receipt of payment by the ad network partner since the revenue is not determinable until it is received.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

•

Subscription revenues are generated by the sale of access to career postings on one of our websites. The term of the subscriptions range from one month to twelve months. Revenues are recognized, on a net basis, over the term of the subscription period. All sales are final per the subscription Terms of Use.

The Company follows the guidance of ASC 605-50-25, "Revenue Recognition, Customer Payments". Accordingly, any incentives received from vendors are recognized as a reduction of the cost of products included in inventories. Promotional products or samples given to customers or potential customers are recognized as a cost of goods sold. Cash incentives provided to our customers are recognized as a reduction of the related sale price, and, therefore, are a reduction in sales.

Use of Estimates

Our consolidated financial statements are prepared in accordance with Accounting Principles Generally Accepted in the United States ("GAAP"). These accounting principles require management to make certain estimates, judgments, and assumptions. We believe that the estimates, judgments, and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments, and assumptions are made. These estimates, judgments, and assumptions can affect the reported amounts of assets and liabilities as of the date of our consolidated financial statements as well as reported amounts of revenue and expenses during the periods presented. Our consolidated financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management's judgment in its application. There are also areas in which management's judgment in selecting any available alternative would not produce a materially different result. Significant estimates included in the accompanying consolidated financial statements include revenue recognition, the fair value of acquired assets for purchase price allocation in business combinations, valuation of inventory, valuation of intangible assets, estimates of amortization period for intangible assets, estimates of depreciation period for fixed assets, valuation of equity based transactions, and the valuation allowance on deferred tax assets.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments and Fair Value Measurements

The Company measures its financial assets and liabilities in accordance with GAAP. For certain of our financial instruments, including cash, accounts payable, accrued expenses, and the short-term portion of long-term debt, the carrying amounts approximate fair value due to their short maturities.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

We adopted accounting guidance for financial and non-financial assets and liabilities (ASC 820). The adoption did not have a material impact on our results of operations, financial position or liquidity. This standard defines fair value, provides guidance for measuring fair value and requires certain disclosures. This standard does not require any new fair value measurements, but rather applies to all other accounting pronouncements that require or permit fair value measurements. This guidance does not apply to measurements related to share-based payments. This guidance discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1:

Observable inputs such as quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2:

Inputs other than quoted prices that are observable, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3:

Unobservable inputs in which little or no market data exists, therefore developed using estimates and assumptions developed by us, which reflect those that a market participant would use.

Accounts Receivable

Accounts receivable are recorded at fair value on the date revenue is recognized. The Company provides allowances for doubtful accounts for estimated losses resulting from the inability of its customers to repay their obligation. If the financial condition of the Company's customers were to deteriorate, resulting in an impairment of their ability to repay, additional allowances may be required. The Company provides for potential uncollectible accounts receivable based on specific customer identification and historical collection experience adjusted for existing market conditions. If market conditions decline, actual collection experience may not meet expectations and may result in decreased cash flows and increased bad debt expense.

The policy for determining past due status is based on the contractual payment terms of each customer, which are generally net 30 or net 60 days. Once collection efforts by the Company and its collection agency are exhausted, the determination for charging off uncollectible receivables is made.

Inventories

Inventories are stated at the lower of cost or market using the first in, first out (FIFO) method. Provisions have been made to reduce excess or obsolete inventories to their net realizable value.

Cost of Sales

Components of costs of sales include product costs, shipping costs to customers and any inventory adjustments.

Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers as revenues and shipping and handling costs for shipments to customers as cost of revenues.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Sales Return Reserve Policy

Our return policy generally allows our end users to return purchased products for refund or in exchange for new products. We estimate a reserve for sales returns, if any, and record that reserve amount as a reduction of sales and as a sales return reserve liability. Sales to consumers on our web site generally may be returned within a reasonable period of time.

Product Warranty Reserve Policy

The Company is a retail distributor of products and warranties are the responsibility of the manufacturer. Therefore, the Company does not record a reserve for product warranty.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is computed using the straight-line method based on the estimated useful lives of the related assets of seven years for office furniture and equipment, and five years for computer equipment. Leasehold improvements, if any, would be amortized over the lesser of the lease term or the useful life of the improvements. Expenditures for maintenance and repairs along with fixed assets below our capitalization threshold of $500 are expensed as incurred.

Website Development Costs

The Company accounts for its website development costs in accordance with Accounting Standards Codification ("ASC") ASC 350-50, "Website Development Costs" ("ASC 350-50"). These costs, if any, are included in intangible assets in the accompanying consolidated financial statements or expensed immediately if the Company cannot support recovery of these costs from positive future cash flows.

ASC 350-50 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application and infrastructure development stage. Upgrades or enhancements that add functionality are capitalized while other costs during the operating stage are expensed as incurred. The Company amortizes the capitalized website development costs over an estimated life of five years.

As of December 31, 2015 and 2014, all website development costs have been expensed.

Amortization and Impairment of Long-Lived Assets

Amortization and Impairment of long-lived assets are non-cash expenses relating primarily to website acquisitions. The Company accounts for long-lived assets in accordance with the provisions of FASB ASC 360-10, "Accounting for the Impairment or Disposal of Long-Lived Assets". This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Website acquisition costs are amortized over five (5) years. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. While it is likely that we will have significant amortization expense as we continue to acquire websites, we believe that intangible assets represent costs incurred by the acquired website to build value prior to acquisition and the related amortization and impairment charges of assets, if applicable, are not ongoing costs of doing business. Non-cash impairment expense is included in selling, general and administrative expenses on the accompanying statement of operations. For the year ended December 31, 2015 and the year ended December 31, 2014, non-cash impairment expense was $70,531 and $24,716 respectively. For the year ended December 31, 2015 and the year ended December 31, 2014, non-cash amortization expense was $181,905 and $147,006 respectively.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation

The Company accounts for stock-based instruments issued to employees for services in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The value of the portion of an employee award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC Topic 505-50, "Equity-Based Payments to Non-Employees". The Company estimates the fair value of stock options by using the Black-Scholes option-pricing model. Non-cash stock-based stock option compensation is expensed over the requisite service period and are included in selling, general and administrative expenses on the accompanying statement of operations. For the year ended December 31, 2015 and the year ended December 31, 2014, non-cash stock-based stock option compensation expense was $59,327 and $69,890, respectively.

Advertising, Marketing and Promotion Costs

Advertising, marketing and promotion expenses are expensed as incurred and are included in selling, general and administrative expenses on the accompanying statement of operations. For the years ended December 31, 2015 and 2014, advertising, marketing and promotion expense was $29,563 and $91,824, respectively.

Income Taxes

We use the asset and liability method to account for income taxes. Under this method, deferred income taxes are determined based on the differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements which will result in taxable or deductible amounts in future years and are measured using the currently enacted tax rates and laws. A valuation allowance is provided to reduce net deferred tax assets to the amount that, based on available evidence, is more likely than not to be realized.

The Company follows the provisions of ASC 740-10, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

As of December 31, 2015, tax years 2015, 2014, and 2013 remain open for IRS audit. The Company has received no notice of audit or any notifications from the IRS for any of the open tax years.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations

The company purchases a substantial amount of its products from two vendors; Citizens Watch Company of America, Inc., and Bulova Corporation. During 2015, these two vendors accounted for 34% and 26%, respectively of total products purchased as compared to 51% and 28% in 2014. Although in the year ended December 31, 2015 we added additional product vendors, and we continue to expand our product line and vendor relationships, due to the high concentration and reliance on these two vendors, the loss of one of these two vendors could adversely affect the Company's operations.

The Company generates revenues from two segments: product sales and services.  We sell many products through various distribution portals, which include Amazon and eBay. During 2015, these two portals accounted for 88% and 6%, respectively of our total product sales as compared to 86% and 13% in 2015. Due to high concentration and reliance on these portals, the loss of a working relationship with either of these two portals could adversely affect the Company's operations.

A substantial amount of payments for our products sold are processed through PayPal. A disruption in PayPal payment processing could have an adverse effect on the Company's operations and cash flow.

Credit Risk

The Company minimizes the concentration of credit risk associated with its cash by maintaining its cash with high quality federally insured financial institutions. However, cash balances in excess of the FDIC insured limit of $250,000 are at risk. At December 31, 2015 and December 31, 2014, respectively, the Company had cash balances above the FDIC insured limit of approximately $0 and $173,933 respectively. The Company performs ongoing evaluations of its trade accounts receivable customers and generally does not require collateral.

Concentration of Funding

During the twelve months ended December 31, 2015 a large portion of the Company's funding was provided by the sale of shares of the Company's common stock and preferred stock to a related party officer and director, as well as to a principal shareholder.

Basic and Diluted Net Earnings (Loss) Per Common Share

In accordance with ASC 260-10, "Earnings Per Share", basic net earnings (loss) per common share is computed by dividing the net earnings (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share are computed using the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. As of December 31, 2015 and 2014 there were 1,701,000 and 1,565,000 common stock equivalent shares outstanding as stock options, respectively; 5,200,000 and 4,400,000 common stock equivalents from the conversion of preferred stock, respectively; and 400,000 and 0 common stock equivalents from the conversion of notes payable, respectively. Equivalent shares were not utilized as the effect is anti-dilutive.

Segment Information

In accordance with the provisions of ASC 280-10, "Disclosures about Segments of an Enterprise and Related Information", the Company is required to report financial and descriptive information about its reportable operating segments. The Company has two identifiable operating segments based on the activities of the company in accordance with the ASC 28-10. The Company's two segments are product sales and services as of December 31, 2015. The product sales segment sells merchandise directly to customers thorough e-commerce distributor portals such as Amazon and eBay and through our proprietary websites and retail location. The services segment is focused on producing advertising revenue generated by users "clicking" on website advertisements utilizing several ad network partners and direct advertisers and subscription revenue generated by the sale of access to career postings on one of our websites.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In June 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers.”  The update gives entities a single comprehensive model to use in reporting information about the amount and timing of revenue resulting from contracts to provide goods or services to customers. The proposed ASU, which would apply to any entity that enters into contracts to provide goods or services, would supersede the revenue recognition requirements in Topic 605 "Revenue Recognition," and most industry-specific guidance throughout the Industry Topics of the Codification. Additionally, the update would supersede some cost guidance included in Subtopic 605-35 "Revenue Recognition – Construction-Type and Production-Type Contracts." The update removes inconsistencies and weaknesses in revenue requirements and provides a more robust framework for addressing revenue issues and more useful information to users of financial statements through improved disclosure requirements. In addition, the update improves comparability of revenue recognition practices across entities, industries, jurisdictions, and capital markets and simplifies the preparation of financial statements by reducing the number of requirements to which an entity must refer. The update is effective for annual reporting periods beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. All other entities may apply the guidance in ASU No. 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in ASU No. 2014-09. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

In June 2014, the FASB issued ASU 2014-12, "Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could be Achieved after the Requisite Service Period." This ASU provides more explicit guidance for treating share-based payment awards that require a specific performance target that affects vesting and that could be achieved after the requisite service period as a performance condition. The new guidance is effective for annual and interim reporting periods beginning after December 15, 2015. We do not expect the adoption of this guidance to have a material impact on the consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements - Going Concern,” which requires management to evaluate, at each annual and interim reporting period, whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are issued and provide related disclosures.  ASU 2014-15 is effective for annual periods ending after December 15, 2016 and interim periods thereafter.  Early application is permitted.  The adoption of ASU 2014-15 is not expected to have a material effect on the condensed consolidated financial statements.

In July 2015, FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory” more closely align the measurement of inventory in GAAP with the measurement of inventory in International Financial Reporting Standards (IFRS).  The amendments in this ASU do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. An entity should measure inventory within the scope of this Update at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method. For public business entities, this ASU is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. For all other entities, this ASU is effective for fiscal years beginning after December 15, 2016, and interim periods within fiscal years beginning after December 15, 2017. The amendments in this ASU should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

We are currently reviewing the provisions of this ASU to determine if there will be any impact on our results of operations, cash flows or financial condition.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company sustained a net loss of $1,673,094 and used cash in operating activities of $1,591,611 for the year ended December 31, 2015. The Company had an accumulated deficit of $6,157,755 at December 31, 2015. These factors raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company's continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue receiving investment capital and loans from related parties to sustain its current level of operations.

Management plans to continue raising additional capital through private placements and is exploring additional avenues for future fund-raising through both public and private sources.

The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – ACQUISITIONS

On January 2, 2015, the Company entered into a Website Asset Purchase Agreement with an unrelated third party. As consideration for the purchase, the Company paid $50,000 in cash and issued 250,000 shares of its common stock with a fair value of $187,500. In conjunction with the Website Asset Purchase Agreement, the Company also entered into a Website Management Agreement. Under the terms of the Website Management Agreement, which expires on December 31, 2017, the Company agreed to pay $30,000 per year for full-time services in managing the website.  The acquisition was accounted following ASC 805 “Business Combinations.”  The operations of the website prior to the Company’s acquisition were immaterial; therefore, pro forma information was not presented.  There were no costs of acquisition incurred as a result of this purchase.

On February 17, 2015, the Company entered into a Website Asset Purchase Agreement with an unrelated third party for an aggregate purchase price of $102,000. The purchase price consisted of a cash payment of $27,000, payable at a rate of $1,500 per month beginning on the closing date, and 100,000 shares of the Company’s common stock with a fair value of $75,000. The asset acquisition was accounted for as a purchase of assets in accordance with Rule 11-01 (d) of Regulation S-X and ASC 805-10-55-4. There were no costs of acquisition incurred as a result of the asset purchase.

On April 14, 2015, the Company entered into a Website Asset Purchase Agreement with an unrelated third party for a purchase price of $50,000 in cash.  The acquisition was accounted for following ASC 805 "Business Combinations."  The operations of the website prior to the Company's acquisition were immaterial; therefore, pro forma information was not presented. There were no costs of acquisition incurred as a result of this purchase.

On June 1, 2015, the Company entered into a Website Asset Purchase Agreement with an unrelated third party for a purchase price of $50,000 in cash. The asset acquisition was accounted for as a purchase of assets in accordance with Rule 11-01 (d) of Regulation S-X and ASC 805-10-55-4. There were no costs of acquisition incurred as a result of the asset purchase.

On December 4, 2015, the Company entered into a Website Asset Purchase Agreement with an unrelated third party for an aggregate purchase price of $250,000.  This transaction closed on January 2, 2016.  See note 16.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 3 – ACQUISITIONS (CONTINUED)

At December 31, 2015 and December 31, 2014, website acquisition assets consisted of the following:

	December 31,
	2015	2014
Website Acquisition Assets	$1,054,444	$614,944
Less: Accumulated Amortization	(328,911)	(147,006)
Less: Impairment Loss	(95,247)	(24,716)
Website Acquisition Assets, net	$630,286	$443,222

Non-cash amortization expense for the years ending December 31, 2015 and 2014 was $181,905 and $147,006 respectively.

Non-cash impairment expense for the years ending December 31, 2015 and 2014 was $70,531 and $24,716 respectively.

NOTE 4 – INVENTORIES

At December 31, 2015 and December 31, 2014 inventories consisted of the following:

	2015	2014
Product Inventory: Clocks & Watches	$1,017,220	$769,960
Product Inventory: Other Inventory	36,670	6,488
Total Inventory Balance	$1,053,890	$776,448

NOTE 5 – PREPAID COSTS AND EXPENSES

At December 31, 2015 and December 31, 2014, prepaid expenses and other current assets consisted of the following:

	2015	2014
Other Current Assets	$14,500	585
Prepaid Insurance	87,212	85,713
Prepaid Inventory	8,215	—
Prepaid Expenses and Other Current Assets	$109,927	$86,298

NOTE 6 – PROPERTY AND EQUIPMENT

At December 31, 2015 and December 31, 2014, property and equipment consisted of the following:

	December 31,		Depreciable Life
	2015	2014	(Years)
Furniture & Fixtures	$49,088	$32,107	7
Computer Equipment	50,522	40,024	5
Total Fixed Assets	99,610	72,131
Less: Accumulated Depreciation	(48,305)	(34,057)
Total Fixed Assets, net	$51,305	$38,074

Non-cash depreciation expense for the years ending December 31, 2015 and 2014 was $14,248 and $11,335 respectively.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 7 – SEGMENT INFORMATION

The Company has two identifiable segments as of December 31, 2015; products and services. The products segment sells merchandise directly to customers thorough e-commerce distributor portals such as Amazon and eBay and through our proprietary websites and retail location. The services segment is focused on producing advertising revenue generated by users "clicking" on website advertisements utilizing several ad network partners and direct advertisers and subscription revenue generated by the sale of access to career postings on one of our websites.

The following information represents segment activity for the year ended December 31, 2015:

	For the year ended December 31, 2015
	Products	Services	Total
Revenues	$1,408,481	$283,598	$1,692,079
Website Amortization	$—	$181,905	$181,905
Depreciation	$11,860	$2,388	$14,248
Impairment	$—	$70,531	$70,531
Loss from operations	$(1,181,233)	$(491,861)	$(1,673,094)
Segment Assets	$1,582,563	$737,028	$2,319,591

The following information represents segment activity for the year ended December 31, 2014:

	For the year ended December 31, 2014
	Products	Services	Total
Revenues	$1,050,394	$118,792	$1,169,186
Website Amortization	$—	$147,006	$147,006
Depreciation	$10,183	$1,152	$11,335
Impairment	$—	$24,716	$24,716
Loss from operations	$(1,102,922)	$(407,505)	$(1,510,427)
Segment Assets	$1,483,022	$467,946	$1,950,968

NOTE 8 –LONG TERM DEBT TO RELATED PARTIES

Beneficial Conversion Feature

On December 22 and 29, 2015, the Company issued 12% convertible notes that have conversion prices that create a beneficial conversion. The notes mature on December 22 and 29, 2020 respectively.  These notes are convertible at the option of the holders into shares of common stock at any time prior to maturity at a conversion price of $0.50 per share.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the notes using the effective interest method.  During 2015, the Company recognized a debt discount of $78,000 and amortized $260 during 2015.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 8 –LONG TERM DEBT TO RELATED PARTIES (CONTINUED)

Maturities of Long-Term Obligations for Five Years and Beyond

The minimum annual principal payments of notes payable at December 31, 2015 were:

2016	$—
2017	—
2018	—
2019 and thereafter	200,000
Total minimum principal payments	$200,000

NOTE 9 –PREMIUM LOAN PAYABLE

Premium Finance Loan Payable

Premium finance loans payable related to the financing of the Company’s Error & Omission (E&O) insurance coverage for the period September 6, 2015 through September 6, 2016.  The Company financed $18,604 of the total policy premium of $25,396 (including interest and fees of $643) from Pro Premium Finance Company, Inc.  The term of the loan are nine equal payments of $ 2,131 per month beginning October 6, 2015.  The principal balance due was $12,210 at December 31, 2015.

Premium finance loan payable related to the financing of the Company's Director's & Officer's (D&O) insurance coverage and Employment Practices Liability insurance coverage for the period October 31, 2015 through October 30, 2016. The Company financed $47,222 of the total policy premium of $62,382 (including interest of $1,583) from Flat Iron Capital. The terms of the loan are 9 equal payments of $5,247 per month beginning November 30, 2015. The balance due was $36,728 at December 31, 2015.

Premium finance loan payable related to the financing of the Company's Commercial General Liability (CGL insurance for the period December 28, 2015 through December 27, 2016. The Company financed $3,467 of the total policy premium of $4,561 (including interest of $172) from Pro Premium Finance Company, Inc. The terms of the loan are 10 equal payments of $347 per month beginning January 28, 2016. The balance due was $3,468 at December 31, 2015.

Total Premium Finance Loan Payable balance for all of the Company's policies was $52,406 at December 31, 2015 and $47,866 at December 31, 2014.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

Leases

The Company leases its corporate offices at 6400 Congress Avenue, Suite 2050, Boca Raton, Florida 33487 under a long-term non-cancellable lease agreement, which contains renewal options. The lease, which was entered into on August 25, 2014 was amended on July 30, 2015 to increase the original approximate 2,014 square feet to approximately 4,450 square feet.  The term of the lease was extended and will terminate on March 14, 2019 at a current base rent of for a term of approximately $8,978 per month for the first twelve months with a 3% escalation each year. An additional security deposit of $2,500 was required. Rent is all-inclusive and includes electricity, heat, air-conditioning, and water. The original rent commencement date is October 11, 2014 and will expire on March 14, 2019.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 10 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company leases retail space for its product sales division at 4900 Linton Boulevard, Bay 17A, Delray Beach, FL 33445 under a long-term, non-cancellable lease agreement, which contains renewal options. The lease, which was entered into on August 25, 2014, is for approximately 2,150 square feet for a term of 36 months in Delray Beach, Florida at a base rent of approximately $2,329 per month for the first twelve months with a 3% escalation each year. A security deposit of $3,865, first month's prepaid rent of $3,865, and last month's prepaid rent of $4,015 was paid upon lease execution. The lease is a triple net lease. Common area maintenance is approximately $1,317 per month for the first twelve months with annual escalations not to exceed 4%. The rent commencement date is October 1, 2014 and will expire on September 30, 2017.

Future minimum lease commitments due for facilities under non-cancellable operating leases at December 31, 2015 are as follows:

Operating Leases
2016	$163,685
2017	168,781
2018	122,390
2019 and thereafter	25,499
Total minimum lease payments	$480,355

Rent expense for the years ended December 31, 2015 and 2014 was $120,162 and $77,543 respectively.

Legal

From time-to-time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of December 31, 2015, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.

Other Commitments

The Company entered into various contracts or agreements in the normal course of business, which may contain commitments. During the years ended December 31, 2015 and 2014, the Company entered into agreements with third party vendors to supply website content and data, website software development, advertising, public relations, and legal services. All of these commitments contain provisions whereby either party may terminate the agreement with specified notice, normally 30 days, and with no further obligation on the part of either party.

During the years ended December 31, 2015 and 2014, the Company entered into agreements with third parties related to websites acquired during the respective periods as further discussed in note 3. Future anticipated contractual minimum payments under these agreements total approximately $106,000 for 2016, and $33,000 for 2017.  Future contingent milestone payments under these agreements total approximately $40,000 for 2016.

Total payments for the years ended December 31, 2015 and 2014 was $164,550 and $84,060 respectively.

On December 4, 2015, the Company entered into an agreement with a third party related to the purchase of a website the Company acquired in January 2016 as further discussed in note 16.  Total payments for the year ended December 31, 2015 was $5,000.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 10 – COMMITMENTS AND CONTINGENCIES (CONTINUED)

The Company entered into an Executive Employment Agreement with our Chief Executive Officer, with an effective date of June 1, 2014. Under the terms of this agreement, the Company will compensate the Chief Executive Officer with a base salary of $75,000 annually, and he is entitled to receive discretionary bonuses as may be awarded by the Company's Board of Directors from time to time. The initial term of the agreement is three years, and the Company may extend it for an additional one-year period upon written notice at least 180 days prior to the expiration of the term.

The Chief Executive Officer's base annual salary was increased to $77,500 in January, 2015, $96,000 in July 2015, and to $125,000 effective October 1, 2015 upon recommendation of the Compensation Committee of the board of directors.

The agreement will terminate upon the Chief Executive Officer's death or disability. In the event of a termination upon his death, the Company is obligated to pay his beneficiary or estate an amount equal to one year base salary plus any earned bonus at the time of his death. In the event the agreement is terminated as a result of his disability, as defined in the agreement, he is entitled to continue to receive his base salary for a period of one year. The Company is also entitled to terminate the agreement either with or without case, and the Chief Executive Officer is entitled to voluntarily terminate the agreement upon one year's notice to the Company. In the event of a termination by the Company for cause, as defined in the agreement, or voluntarily by the Chief Executive Officer, the Company is obligated to pay him the base salary through the date of termination. In the event the Company terminates the agreement without cause, the Company is obligated to give him one years' notice of the Company's intent to terminate and, at the end of the one year period, pay an amount equal to two times his annual base salary together with any bonuses which may have been earned as of the date of termination. A constructive termination of the agreement will also occur if the Company materially breaches any term of the agreement or if a successor company to Bright Mountain Acquisition Corporation fails to assume the Company's obligations under the employment agreement. In that event, the Chief Executive Officer will be entitled to the same compensation as if the Company terminated the agreement without cause.

The employment agreement contains customary non-compete and confidentiality provisions. The Company also agreed to indemnify the Chief Executive Officer pursuant to the provisions of the Company's Amended and Restated Articles of Incorporation and Restated By-laws.

NOTE 11 – STOCK COMPENSATION

The Company accounts for stock option compensation issued to employees for services in accordance with ASC Topic 718. ASC Topic 718 requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity based compensation issued to employees. The value of the portion of an employee award that is ultimately expected to vest is recognized as an expense over the requisite service periods using the straight-line attribution method. The Company accounts for non-employee share-based awards in accordance with the measurement and recognition criteria of ASC Topic 505-50, Equity-Based Payments to Non-Employees. The Company estimates the fair value of stock options by using the Black-Scholes option-pricing model.

Stock options issued to consultants and other non-employees as compensation for services provided to the Company are accounted for based on the fair value of the services provided or the estimated fair market value of the option, whichever is more reliably measurable in accordance with FASB ASC 505, Equity, and FASB ASC 718, Compensation-Stock Compensation, including related amendments and interpretations. The related expense is recognized over the period the services are provided.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 11 – STOCK COMPENSATION (CONTINUED)

On April 20, 2011, the Company's board of directors and majority stockholder adopted the 2011 Stock Option Plan (the "2011 Plan"), to be effective on January 3, 2011. The purpose of the 2011 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2011 Plan, the Company is authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards. The Company has reserved for issuance an aggregate of 900,000 shares of common stock under the 2011 Plan. The maximum aggregate number of shares of Company stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 180,000 shares. The Company's board of directors will administer the 2011 Plan until such time as such authority has been delegated to a committee of the board of directors. The material terms of each option granted pursuant to the 2011 Plan by the Company shall contain the following terms: (i) that the purchase price of each share purchasable under an incentive option shall be determined by the Committee at the time of grant, (ii) the term of each option shall be fixed by the Committee, but no option shall be exercisable more than 10 years after the date such option is granted and (iii) in the absence of any option vesting periods designated by the Committee at the time of grant, options shall vest and become exercisable in terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. As of December 31, 2015, 0 shares were remaining under the 2011 Plan for future issuance.

On April 1, 2013, the Company's board of directors and majority stockholder adopted the 2013 Stock Option Plan (the "2013 Plan"), to be effective on April 1, 2013. The purpose of the 2013 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2013 Plan, the Company is authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards. The Company has reserved for issuance an aggregate of 900,000 shares of common stock under the 2013 Plan. The maximum aggregate number of shares of Company stock that shall be subject to grants made under the 2013 Plan to any individual during any calendar year shall be 180,000 shares. The Company's board of directors will administer the 2013 Plan until such time as such authority has been delegated to a committee of the board of directors. The material terms of each option granted pursuant to the 2013 Plan by the Company shall contain the following terms: (i) that the purchase price of each share purchasable under an incentive option shall be determined by the Committee at the time of grant, (ii) the term of each option shall be fixed by the Committee, but no option shall be exercisable more than 10 years after the date such option is granted and (iii) in the absence of any option vesting periods designated by the Committee at the time of grant, options shall vest and become exercisable in terms and conditions, consistent with the 2013 Plan, as may be determined by the Committee and specified in the grant instrument. As of December 31, 2015, 0 shares were remaining under the 2013 Plan for future issuance.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 11 – STOCK COMPENSATION (CONTINUED)

On May 22, 2015, the Company's board of directors and majority stockholder adopted the 2015 Stock Option Plan (the "2015 Plan"), to be effective on May 22, 2015. The purpose of the 2015 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2015 Plan, the Company is authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long-term incentive awards. The Company has reserved for issuance an aggregate of 1,000,000 shares of common stock under the 2015 Plan. The maximum aggregate number of shares of Company stock that shall be subject to grants made under the 2015 Plan to any individual during any calendar year shall be 100,000 shares. The Company's board of directors will administer the 2015 Plan until such time as such authority has been delegated to a committee of the board of directors. The material terms of each option granted pursuant to the 2015 Plan by the Company shall contain the following terms: (i) that the purchase price of each share purchasable under an incentive option shall be determined by the Committee at the time of grant, (ii) the term of each option shall be fixed by the Committee, but no option shall be exercisable more than 10 years after the date such option is granted and (iii) in the absence of any option vesting periods designated by the Committee at the time of grant, options shall vest and become exercisable in terms and conditions, consistent with the 2015 Plan, as may be determined by the Committee and specified in the grant instrument. As of December 31, 2015, 965,000 shares were remaining under the 2015 Plan for future issuance.

On January 2, 2014 the Company granted 50,000 ten-year stock options, which have an exercise price of $0.50 per share to a consultant. All 50,000 stock options vested on January 2, 2014. The aggregate fair value of these options was computed at $8,167 or $0.1633 per option.

On January 2, 2014 the Company granted 50,000 ten-year stock options, which have an exercise price of $0.50 per share and cliff vest annually over four years starting in January 2015 to an employee. The aggregate fair value of these options was computed at $8,167 or $0.1633 per option.

On August 22, 2014 the Company granted 25,000 ten-year stock options, which have an exercise price of $0.50 per share to a consultant. All 25,000 stock options vested on August 22, 2014. The aggregate fair value on these options was computed at $8,580 or $0.3432 per option.

On September 3, 2014 the Company granted 40,000 ten-year stock options, which have an exercise price of $0.50 per share and cliff vest annually over four years starting in September 2015 to a director. The aggregate fair value of these options was computed at $13,728 or $0.3432 per option.

On September 17, 2014 the Company granted 100,000 ten-year stock options, which have an exercise price of $0.50 per share and cliff vest annually over four years starting in October 2014 to an employee. The aggregate fair value of these options was computed at $34,320 or $0.3432 per option.

On October 15, 2014 the Company granted 40,000 ten-year stock options, which have an exercise price of $0.78 per share and cliff vest annually over four years starting in October 2015 to a director. The aggregate fair value of these options was computed at $12,256 or $0.3064 per option.

On November 26, 2014 the Company granted 100,000 ten-year stock options, which have an exercise price of $0.78 per share and cliff vest annually over four years starting in November 2015 to an employee. The aggregate fair value of these options was computed at $30,640 or $0.3064 per option.

On March 23, 2015 the Company granted 40,000 ten-year stock options, which have an exercise price of $0.75 per share and cliff vest annually over four years starting in March 2016 to a director.  The aggregate fair value of these options was computed at $17,224 or $0.4306 per option.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 11 – STOCK COMPENSATION (CONTINUED)

On October 27, 2015 the Company granted 60,000 ten-year stock options, which have an exercise price of $0.65 per share and cliff vest annually over four years starting October 2016 to a director.  The aggregate fair value of these options was computed at $22,392 or $0.3732 per option.

On October 27, 2015 the Company granted 100,000 ten-year stock options, which have an exercise price of $0.65 per share and cliff vest annually over four years starting October 2016 to an executive officer and director.  The aggregate fair value of these options was computed at $37,318 or $0.3732 per option.

The Company estimates the fair value of share-based compensation utilizing the Black-Scholes option pricing model, which is dependent upon several variables such as the expected option term, expected volatility of our stock price over the expected option term, expected risk-free interest rate over the expected option term, expected dividend yield rate over the expected option term, and an estimate of expected forfeiture rates.

The Company believes this valuation methodology is appropriate for estimating the fair value of stock options granted to employees and directors, which is subject to ASC Topic 718 requirements. These amounts are estimates and thus may not be reflective of actual future results, nor amounts ultimately realized by recipients of these grants. The Company recognizes share-based compensation expense on a straight-line basis over the requisite service period for each award. The following table summarizes the assumptions the Company utilized to record compensation expense for stock options granted during the years ended December 31, 2015 and 2014:

Assumptions:	2015	2014
Expected term (years)	6.8	6.25
Expected volatility	63%	63%
Risk-free interest rate	0.01% - 2.07%	0.01% - 2.07%
Dividend yield	0%	0%
Expected forfeiture rate	0%	0%

The expected life is computed using the simplified method, which is the average of the vesting term and the contractual term. The expected volatility is based on an average of similar public companies historical volatility, as the Company's common stock is quoted in the over the counter market on the OTCQB Tier of the OTC Markets, Inc. The risk-free interest rate is based on the U.S. Treasury yields with terms equivalent to the expected term of the related option at the time of the grant. Dividend yield is based on historical trends. While the Company believes these estimates are reasonable, the compensation expense recorded would increase if the expected life was increased, a higher expected volatility was used, or if the expected dividend yield increased.

The company recorded $59,327 and $69,890 stock option expense for the year ended December 31, 2015 and December 31, 2014 respectively. The $59,327 non-cash stock option expense for year ended December 31, 2015 has been recognized as a component of general and administrative expenses in the accompanying Consolidated Financial Statements.

As of December 31, 2015 there were total unrecognized compensation costs related to non-vested share-based compensation arrangements of $101,932 to be recognized through December 2019.

The grant date weighted average for fair values of options granted in 2015 is $ 0.38 per option.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 11 – STOCK COMPENSATION (CONTINUED)

A summary of the Company's stock option activity during the years ended December 31, 2015 and 2014 is presented below:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance Outstanding, December 31, 2013	1,420,000	$0.23	8.2	495,200
Granted	405,000	0.60	—	—
Exercised	(50,000)	0.50	—	—
Forfeited	(210,000)	0.50	—	—
Expired	—	—	—	—
Balance Outstanding, December 31, 2014	1,565,000	$0.30	7.5	$349,983
Granted	200,000	0.67	—	—
Exercised	(64,000)	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Balance Outstanding, December 31, 2015	1,701,000	$0.34	6.8	$337,984
Exercisable at December 31, 2015	1,114,500	$0.23	5.9	$305,987

Summarized information with respect to options outstanding under the three option plans at December 31, 2015 is as follows:

	Options Outstanding			Options Exercisable
Range or Exercise Price	Number Outstanding	Remaining Average Contractual Life (In Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
0.14 - 0.24	720,000	2.1	$0.06	720,000	$0.09
0.25 - 0.49	351,000	1.5	$0.05	207,000	$0.05
0.50 - 0.78	630,000	3.2	$0.23	187,500	$0.09
	1,701,000	6.8	$0.34	1,114,500	$0.23

Summarized information with respect to options outstanding under the two option plans at December 31, 2014 is as follows:

	Options Outstanding			Options Exercisable
Range or Exercise Price	Number Outstanding	Remaining Average Contractual Life (In Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
0.14 - 0.24	720,000	2.8	$0.06	585,000	$0.10
0.25 - 0.49	405,000	2.1	$0.07	165,600	$0.05
0.50 - 0.78	440,000	2.6	$0.17	95,000	$0.06
	1,565,000	7.5	$0.30	845,600	$0.21

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 12 – PREFERRED STOCK

The Company authorized 20,000,000 shares of preferred stock with a par value of $0.01.

At a meeting of the Board of Directors, held on November 1, 2013, the directors approved the designation of two million (2,000,000) shares of the Preferred Stock as 10% Series A Convertible Preferred Stock ("Series A Stock") and authorized the issuance of the Series A Stock. Holders of the Series A Stock shall be entitled to the payment of a 10% dividend payable in shares of the Corporation's common stock at a rate of one share of Common Stock for each ten shares of Series A Stock. Dividends shall be payable annually the tenth business day of January. Each holder of Series A Stock may convert all or part of the Series A Stock into shares of common stock on a share for share basis. Series A Stock shall rank superior to all other classes of stock upon liquidation. Each share of Series A Stock shall automatically convert to common shares five years from the date of issuance or upon change in control. On the tenth business day of January 2015 there were 160,000 shares of common stock dividends owed and due to the Series A Stockholders of record as dividends on the Series A Stock. On January 10, 2015, the Company issued 160,000 shares of common stock due Series A Stockholders. As of December 31, 2015, there were 176,493 shares of common stock dividends owed but not due until the tenth business day of January 2016 to the Series A Stockholders as dividends on the Series A Stock.

During the year ended December 31, 2014, the Company raised additional capital of $50,000 through issuance of 100,000 shares of its Series A Stock pursuant to the same private placement.

During the year ended December 31, 2015, the Company raised additional capital of $150,000 through issuance of 300,000 shares of its Series A Stock pursuant to the same private placement.  Of the 300,000 Series A shares issued, 200,000 were issued to the Company’s related founder and CEO for $100,000.  The additional 100,000 shares of the 300,000 Series A issued, were issued to a related party for $50,000.

At a meeting of the Board of Directors, held on December 23, 2013, the directors approved the designation of one million (1,000,000) shares of the Preferred Stock as 10% Series B Convertible Preferred Stock ("Series B Stock") and authorized the issuance of the Series B Stock. Holders of the Series B Stock shall be entitled to the payment of a 10% dividend payable in shares of the Corporation's common stock at a rate of one share of common stock for each ten shares of Series B Stock. Dividends shall be payable annually the tenth business day of January. Each holder of Series B Stock may convert all or part of the Series B Stock into shares of common stock on a share for share basis. Series B Stock shall rank superior to all common stock upon liquidation. Each share of Series B Stock shall automatically convert to common shares five years from the date of issuance or upon change in control. On the tenth business day of January 2015 there were 100,000 shares of common stock dividends owed and due to the Series B Stockholders of record as dividends on the Series B Stock. On January 10, 2015, the Company issued 100,000 shares of common stock due Series B Stockholders. As of December 31, 2015, there were 97,260 shares of common stock dividends owed but not due until the tenth business day of January 2016 to the Series B Stockholders as dividends on the Series B Stock.

At a meeting of the Board of Directors, held on September 22, 2014, the directors approved the designation of two million (2,000,000) shares of the Preferred Stock as 10% Series C Convertible Preferred Stock ("Series C Stock") and authorized the issuance of the Series C Stock. Holders of the Series C Stock shall be entitled to the payment of a 10% dividend payable in shares of the Corporation's common stock at a rate of one share of common stock for each ten shares of Series C Stock. Dividends shall be payable annually the tenth business day of January. Each holder of Series C Stock may convert all or part of the Series C Stock into shares of common stock on a share for share basis. Series C Stock shall rank superior to all common stock upon liquidation. Each share of Series C Stock shall automatically convert to common shares five years from the date of issuance or upon change in control. On the tenth business day of January 2015 there were 29,425 shares of common stock dividends owed and due to the Series C Stockholders of record as dividends on the Series C Stock. On January 10, 2015, the Company issued 29,425 shares of common stock due Series C Stockholders. As of December 31, 2015, there were 175,068 shares of common stock dividends owed but not due until the tenth business day of January 2016 to the Series C Stockholders as dividends on the Series C Stock.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 12 – PREFERRED STOCK (CONTINUED)

During the year ended December 31, 2014, the Company raised capital of $900,000 through issuance of 1,800,000 shares of its Series C Stock pursuant to the same private placement. Of the 1,800,000 Series C shares issued, 800,000 were issued to the Company's related party founder for $400,000. An additional 500,000 shares of the 1,800,000 Series C shares issued, were issued to a related party for $250,000.

At a meeting of the Board of Directors, held on March 20, 2015, the directors approved the designation of two million (2,000,000) shares of the Preferred Stock as 10% Series D Convertible Preferred Stock ("Series D Stock") and authorized the issuance of the Series D Stock. Holders of the Series D Stock shall be entitled to the payment of a 10% dividend payable of preferred shares outstanding in shares of the Corporation’s common stock at a rate of one share of common stock for each ten shares of Series D Stock. Dividends shall be payable annually the tenth business day of January. Each holder of Series D Stock may convert all or part of the Series D Stock into shares of common stock on a share for share basis. Series D Stock shall rank superior to all common stock upon liquidation. Each share of Series D Stock shall automatically convert to common shares five years from the date of issuance or upon a change in control. As of December 31, 2015, there were 38,493 shares of common stock dividends owed but not due until the tenth business day of January 2016 to the Series D Stockholders as dividends on the Series D Stock.

During the year ended December 31, 2015, the Company raised additional capital of $250,000 through issuance of 500,000 shares of its Series D Stock pursuant to the same private placement.  The shares were issued to a related party.

Series A, B, C and D Stock are also subject to adjustment of the conversion terms due to future mergers, sales and stock splits, if any.

NOTE 13 – COMMON STOCK

A)	Stock Issued for cash

The Company has authorized 324,000,000 shares of common stock with a par value of $0.01.

During the year ended December 31, 2014, the Company issued 50,000 shares of its common stock in connection with the exercise of a stock option granted to an outside consultant and received $25,000 based on the exercise price of $0.50 per common share.

During the year ended December 31, 2014, the Company raised additional capital through issuance of common stock pursuant to a private placement whereby $680,000 in capital was raised through the issuance of 1,360,000 shares of common stock at $0.50 per share.

During the year ended December 31, 2015, the Company issued 54,000 shares of its common stock in connection with the exercise of a stock option granted to a related party Director and received $15,001 based on the exercise price of $0.2778 per common share.

During the year ended December 31, 2015 the Company issued 10,000 shares of its common stock in connection with the exercise of a stock option granted to a related party Director and received $5,000 based on the exercise price of $0.50 per share.

During the year ended December 31, 2015, the Company raised additional capital through issuance of common stock pursuant to a private placement whereby $990,000 in capital was raised through the issuance of 1,980,000 shares of common stock at $0.50 per share.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 13 – COMMON STOCK (CONTINUED)

B)	Stock issued for services

On April 21, 2014, the Company issued to an attorney 25,000 shares of the Company’s common stock at $0.50 per share, or $12,500, for services rendered.  The Company valued these common shares based on the price recent investors paid for common shares pursuant to a private placement.

On September 23, 2014, the Company issued to a consultant 10,000 shares of the Company’s common stock at $0.75 per share, or $7,500, for services rendered.  The Company valued these common shares based on the price recent investors paid for common shares in the OTCQB market.

On October 10, 2014, the Company issued to a consultant 10,000 shares of the Company’s common stock at $0.75 per share, or $7,500, for services rendered.  The Company valued these common shares based on the price recent investors paid for common shares in the OTCQB market.

On October 15, 2014, the Company issued to a consultant 37,500 shares of the Company’s common stock at $0.75 per share, or $28,125, for services to be rendered.  The Company valued these common shares based on the price recent investors paid for common shares in the OTCQB.

On December 8, 2014, the Consultant who was issued 37,500 shares of the Company’s common stock on October 15, 2015 agreed to return the 37,500 shares to the Company to be cancelled.

On January 19, 2015, the Company entered into an agreement with an employee, wherein the employee elected to receive 400 shares of the Company common stock at a fair value of $0.75 per share, or $300, in lieu of a bonus.

On May 1, 2015, the Company entered into an agreement with an employee, wherein the employee elected to receive 2,000 shares of the Company common stock at a fair value of $0.65 per share, or $1,300, in lieu of a bonus.

On May 22, 2015, the Company issued to a law firm 50,000 shares of its common stock at $0.65 per share, or $32,500, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

On May 28, 2015, the Company issued to a consultant 5,000 shares of its common stock at $0.65 per share, or $3,250, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

On October 15, 2015, the Company issued to a consultant 7,000 shares of its common stock at $0.60 per share, or $4,200, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

On November 15, 2015, the Company issued to a consultant 7,000 shares of its common stock at $0.75 per share, or $5,250, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

On December 15, 2015, the Company issued to a consultant 7,000 shares of its common stock at $0.69 per share, or $4,830, for services rendered. The Company valued these common shares based on the fair value at the date of grant.

C)	Retirement of Treasury Shares

On December 21, 2015 the Company’s Board of Directors approved to retire 360,000 Treasury Shares with a cost of $2,501.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 13 – COMMON STOCK (CONTINUED)

D)	Stock issued for acquisitions

During the year ended December 31, 2015, the Company issued 350,000 shares of its common stock for the acquisition of two websites. The Company valued these common shares at $262,500 or $0.75 per share, based on the fair value on the date of the acquisitions.

E)	Stock issued for dividends

During the year ended December 31, 2014, the Company issued 21,234 shares of its common stock as dividends to the holders of its Series A Stock and Series B Stock only. Holders of the Series A, Series B, and Series C Stock are entitled to the payment of a 10% dividend payable in shares of the Company's common stock at a rate of one share of common stock for each ten shares of Series A, Series B, or Series C Stock. Dividends shall be payable annually the tenth business day of January. Holders of Series C Stock are entitled to payment of 10% dividend payable in shares of the Company's common stock on the tenth business day of January commencing in 2015.

During the year ended December 31, 2015, the Company issued 289,425 shares of its common stock as dividends to the holders of its Series A Stock, Series B Stock, and Series C Stock only. Holders of the Series A, Series B, Series B and Series D Stock are entitled to the payment of a 10% dividend payable in shares of the Company's common stock at a rate of one share of common stock for each ten shares of Series A, Series B, Series C, or Series D Stock. Dividends shall be payable annually the tenth business day of January. Holders of Series D Stock are entitled to payment of 10% dividend payable in shares of the Company's common stock on the tenth business day of January commencing in 2016.

NOTE 14 – RELATED PARTIES

During the year ended December 31, 2014 a related party founder purchased 460,000 shares of the Company’s common shares for $230,000.

During the year ended December 31, 2014, a related party purchased 500,000 shares of the Company’s common shares for $250,000.

During the year ended December 31, 2014, a related party founder purchased 800,000 shares of the Company’s Series C shares for $400,000.

During the year ended December 31, 2014, a related party purchased 500,000 shares of the Company’s Series C shares for $250,000.

During the year ended December 31, 2015 a related party founder purchased 1,140,000 shares of the Company’s common shares for $570,000.

During the year ended December 31, 2015, a related party founder purchased 200,000 shares of the Company’s Series A shares for $100,000.

During the year ended December 31, 2015, a related party purchased 100,000 shares of the Company’s Series A shares for $50,000.

During the year ended December 31, 2015, a related party purchased 500,000 shares of the Company’s Series D shares for $250,000.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 14 – RELATED PARTIES (CONTINUED)

During the year ended December 31, 2015 related party Directors purchased 440,000 shares of the Company’s common shares for $220,000.

During the year ended December 31, 2015 a related party Director purchased 54,000 shares of the Company’s common shares for $15,001 in connection with the exercise of a stock option granted based on the exercise price of $0.2778 per common share.

During the year ended December 31, 2015 a related party Director purchased 10,000 shares of the Company’s common shares for $5,000 in connection with the exercise of a stock option granted based on the exercise price of $0.50 per common share.

During the year ended December 31, 2015 the Company issued a convertible note that has a conversion price that creates a beneficial conversion to a related party director and founder.  The note issued was for an amount of $100,000 with a maturity date of December 22, 2020 and bears an interest rate of 12% paid monthly in cash on the first day of each month, commencing on January 1, 2016.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the note using the effective interest method.  During 2015, the Company recognized a discount of $39,000 and amortized $195 during 2015 related to this convertible note. During 2015, the Company recognized interest expense of $300 related to this convertible note.

During the year ended December 31, 2015 the Company issued a convertible note that has a conversion price that creates a beneficial conversion to a related party.  The note issued was for an amount of $100,000 with a maturity date of December 28, 2020 and bears an interest rate of 12% paid monthly in cash on the first day of each month, commencing on January 1, 2016.  A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature was recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the note using the effective interest method.  During 2015, the Company recognized a discount of $39,000 and amortized $65 during 2015 related to this convertible note.  During 2015, the Company recognized interest expense of $100 related to this convertible note.

NOTE 15 – INCOME TAXES

For the years ended December 31, 2015 and 2014 there was no provision for income taxes and deferred tax assets have been entirely offset by valuation allowances.

As of December 31, 2015, the Company has net operating loss carry forwards of approximately $5,426,000. The carryforwards expire in years 2033 through 2035. The Company's net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

BRIGHT MOUNTAIN MEDIA, INC. AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 15 – INCOME TAXES (CONTINUED)

The Company's tax expense differs from the "expected" tax expense for Federal income tax purposes, (computed by applying the United States Federal tax rate of 34% to loss before taxes), as follows:

The tax effects of the temporary differences between reportable financial statement income (loss) and taxable income (loss) are recognized as deferred tax assets and liabilities.

	Year Ended
	December 31,
	2015	2014
Tax expense (benefit) at the statutory rate	$(568,852)	$(513,616)
State income taxes, net of federal income tax benefit	(60,733)	(54,837)
Non-deductible expenses	2,135	2,178
Change in valuation allowance	627,450	566,275
Total	$—	$—

The tax effect of significant components of the Company's deferred tax assets and liabilities at December 31, 2015 and 2014, are as follows:

	Year Ended
	December 31,
	2015	2014
Deferred tax assets:
Net operating loss carryforward	$2,042,006	$1,623,458
Amortization	27,348	51,944
Stock option expense	373,456	68,477
Total gross deferred tax assets	2,442,810	1,743,879
Less: Deferred tax asset valuation allowance	(2,442,810)	(1,743,879)
Total net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2015 and 2014 were fully offset by a 100% valuation allowance.

NOTE 16 – SUBSEQUENT EVENTS

On January 2, 2016, the Company closed the acquisition of warisboring.com pursuant to the terms and conditions of the Website Asset Purchase Agreement dated December 4, 2015 for an aggregate purchase price of $250,000.  The purchase price consisted of a cash payment of $100,000 at the January 4, 2016 closing and the balance of $150,000, payable monthly in an amount equal to 30% of the net revenues from the website, when collected, with the total amount of the earn out to be paid by January 4, 2019.

On January 10, 2016, the Company issued 501,562 shares of its common stock as dividends on its Series A Stock, Series B Stock, Series C Stock, and Series D Stock in accordance with the designations, rights and preferences of those series of Preferred Stock.

On January 15, 2016 the Company issued 7,000 shares of our common stock valued at $4,865 to a consultant for services rendered.

BRIGHT MOUNTAIN MEDIA, INC., AND SUBSIDIARIES

(formerly known as Bright Mountain Acquisition Corporation and subsidiaries)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

NOTE 16 – SUBSEQUENT EVENTS (CONTINUED)

On February 9, 2016, the Company issued a convertible note to the Company’s related party founder that has a conversion price that creates a beneficial conversion. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the face value of the note. In accordance with this guidance, the intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the five-year life of the notes using the effective interest method.

On February 12, 2015, the Company entered into a Website Asset Purchase Agreement to purchase a website for a purchase price of $15,000.  The payment terms was $15,000 payable at the February 12, 2016 closing.

On February 15, 2016 the Company issued 7,000 shares of our common stock valued at $4,865 to a consultant for services rendered.

On February 23, 2016 the Company raised capital of $100,000 through sale of 200,000 shares of its Common Stock to a principal shareholder in a private transaction.

On March 11, 2016 the Company raised capital of $100,000 through sale of 200,000 shares of its Common Stock to a principal shareholder in a private transaction.

On March 22, 2016 the Company granted 100,000 ten-year stock options, which have an exercise price of $0.695 per share to an executive officer and director.  The aggregate fair value of these options was computed at $39,901 or $0.3990 per option.

On March 22, 2016 the Company granted 46,000 ten-year stock options, which have an exercise price of $0.695 per share to a director.  The aggregate fair value of these options was computed at $18,354 or $0.3990 per option.

On March 22, 2016 the Company issued to a law firm, 50,000 shares of its common stock at $0.695 per share, or $34,750 for services rendered.  The Company valued these common shares based on the fair value at the date of grant.

[________] Shares of Common Stock

Warrants to Purchase [_______] Shares of Common Stock

——————

PROSPECTUS

——————

Joseph Gunnar & Co.

[_____________], 2016

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all fees and expenses, other than underwriting discounts and commissions, payable solely by the registrant in connection with the offer and sale of the securities being registered. All amounts shown are estimated except for the registration fee of the SEC, the FINRA filing fee and the NASDAQ listing fee.

SEC registration fee		$1,680.05
FINRA filing fee		[_____]
NASDAQ listing fee		[_____]
Accounting fees and expenses		30,000.00
Legal fees and expenses		[_____]
Printing fees and expenses		[_____]
Transfer agent and registrar fees and expenses		[_____]
Blue sky fees and expenses		[_____]
Miscellaneous		[_____]
Total	$	[_____]

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Florida Business Corporation Act permits the indemnification of directors, employees, officers and agents of Florida corporations. Our amended and restated articles of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Florida Business Corporation Act.

The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for:

•	violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful,
•	deriving an improper personal benefit from a transaction,
•	voting for or assenting to an unlawful distribution, and
•	willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.

The statute does not affect a director’s responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require our company to indemnify our officers and directors for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Following are all issuances of securities by the registrant during the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"). In each of these issuances the recipient represented that he was acquiring the shares for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws and had access to information concerning our company. Each of the recipients was an accredited or otherwise sophisticated investor who had access to business and financial information on the registrant. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act or the availability of an applicable exemption therefrom. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions and we used the cash proceeds from any sales for working capital.

Between November 2013 and June 2015 we issued and sold an aggregate of 1,900,000 shares of our 10% Series A convertible preferred stock to six individuals and entities, including our Chief Executive Officer, a member of our board of directors and a principal shareholder, in private transactions. We received proceeds of $950,000 in this offering. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In December 2013 we issued 20,000 shares of our common stock to an individual upon the exercise of a previously granted stock option with an exercise price of $0.50 per share. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In January 2014 we issued an aggregate of 21,234 shares of our common stock to five individuals and entities, including our Chief Executive Officer and a principal shareholder, as dividends on outstanding shares of our preferred stock. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In January 2014 we issued 50,000 shares of our common stock to an individual upon the exercise of a previously granted stock option with an exercise price of $0.50 per share. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 3(a)(9) of that act.

In January 2014 we issued and sold 1,000,000 shares of our 10% Series B convertible preferred stock to a principal shareholder in a private transaction. We received proceeds of $500,000 in this offering. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In April 2014 we issued 25,000 shares of our common stock valued at $12,500 to an individual as compensation for legal services. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Between April 2014 and April 2015 we issued and sold an aggregate of 1,500,000 shares of our common stock to five individuals, including our Chief Executive Officer and a principal shareholder, in private transactions. We received proceeds of $750,000 in this offering. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In September 2014 we issued 10,000 shares of our common stock to an entity as consideration for consulting services rendered to us valued at $7,500. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Between September 2014 and January 2015 we issued and sold an aggregate of 1,800,000 shares of our 10% Series C convertible preferred stock to four individuals, including our Chief Executive Officer and a principal shareholder, in private transactions. We received proceeds of $900,000 in this offering. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In October 2014 we issued 10,000 shares of our common stock to an entity as consideration for consulting services rendered to us valued at $7,500. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In January 2015 we issued 250,000 shares of our common stock valued at $187,500 to an entity as partial consideration in an acquisition. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In January 2015 we issued an aggregate of 298,425 shares of our common stock to eight individuals and entities, including our Chief Executive Officer and a principal shareholder, as dividends on outstanding shares of our preferred stock. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In January 2015 we issued 400 shares of our common stock to an individual as consideration for consulting services rendered to us valued at $300. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In February 2015 we issued 100,000 shares of our common stock valued at $75,000 to an individual as partial consideration in an acquisition. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In April 2015 we issued and sold an aggregate of 500,000 shares of our 10% Series D convertible preferred stock to a principal shareholder in a private transaction. We received proceeds of $250,000 in this offering. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In May 2015 we issued an aggregate of 57,000 shares of our common stock to two entities and an individual as consideration for consulting and legal services rendered to us valued at $41,300. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In June 2015 we issued and sold 200,000 shares of our common stock to our Chief Executive Officer and received proceeds of $100,000. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Between June 2015 and April 2016 we issued and sold an aggregate of 2,440,000 shares of our common stock to six individuals, including our Chief Executive Officer, two members of our board of directors, and a principal shareholder, in a private placement. We received proceeds of $1,220,000 in this offering. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D.

Between November 2015 and April 2016 we issued an aggregate of 49,000 shares of our common stock valued at $33,390 to an entity as compensation for consulting services rendered to us. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In December 2015 we issued an aggregate of 64,000 shares of our common stock to a member of our board of directors upon the exercise of previously granted stock options with exercise prices ranging from $0.28 to $0.50 per share. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 3(a)(9) of that act.

In January 2016 we issued an aggregate of 501,562 shares of our common stock to eight individuals and entities, including our Chief Executive Officer and a principal shareholder, as dividends on outstanding shares of our preferred stock. The issuances were exempt from registration under the Securities Act in reliance on exemptions provided by Section 4(a)(2) of that act.

In March 2016 we issued 50,000 shares of our common stock valued at $34,750 to an entity a compensation for legal services. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In July 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In July 2016 we sold our Chief Executive Officer, an accredited investor, 12% convertible promissory notes in the aggregate principal amount of $100,000 in private transactions exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act. We received proceeds of $100,000.

In August 2016 we sold our Chief Executive Officer an aggregate of 300,000 shares of our common stock at a purchase price of $0.50 per share in private transactions. The recipient was an accredited investor and the issuances were exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In August 2016 we issued 3,600 shares of our common stock valued at $3,060 to a consultant as partial compensation for services to us. The recipient was an accredited investor and the issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

In August 2016 we issued an aggregate of 5,407,910 shares of our common stock to seven individuals and entities, including our Chief Executive Officer, a member of our board of directors and a principal shareholder, upon conversion of outstanding shares of our 10% Series A convertible preferred stock, our 10% Series B convertible preferred stock, our 10% Series C convertible preferred stock and out 10% Series D convertible preferred stock, including all unpaid dividends thereon. The recipients were accredited investors and the issuances were exempt from registration in reliance on exemptions provided by Section 3(a)(9) of the Securities Act.

In August 2016 we also issued 1,207,200 shares of our common stock to our Chief Executive Officer and a principal shareholder upon conversion of all principal and accrued interest due under 12% convertible promissory notes. The recipients were accredited investors and the issuances were exempt from registration in reliance on exemptions provided by Section 3(a)(9) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)

Exhibits. The list of exhibits following the signature page of this registration statement is incorporated herein by reference.

(b)

Financial Statements. See page F-1 for an index to the consolidated financial statements included in the registration statement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes that:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)

For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida on August 26, 2016.

Bright Mountain Media, Inc.

By:	/s/ W. Kip Speyer
W. Kip Speyer
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints W. Kip Speyer and Dennis W. Healey, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Positions	Date

/s/ W. Kip Speyer W. Kip Speyer	Chairman of the Board of Directors, Chief Executive Officer, President	August 26, 2016

/s/ Todd F. Speyer Todd F. Speyer	Vice President, Digital Media, director	August 26, 2016

/s/ Dennis W. Healey Dennis W. Healey	Chief Financial Officer, director	August 26, 2016

/s/ Richard Rogers Richard Rogers	Director	August 26, 2016

/s/ Todd F. Davenport Todd F. Davenport	Director	August 26, 2016

/s/ Charles H. Lichtman Charles H. Lichtman	Director	August 26, 2016

/s/ Randolph Pohlman Randolph Pohlman, PhD	Director	August 26, 2016

Index to Exhibits

Exhibit No.	Description

1.1	Form of Underwriting Agreement. **
3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.3 to the registration statement on Form 10, SEC File No. 000-54887).
3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.3 to the Current Report on Form 8-K filed on July 9, 2013).
3.3	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.4 to the Current Report on Form 8-K filed on November 16, 2013).
3.4	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.4 to the Current Report on Form 8-K filed on December 30, 2013).
3.5	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.5 to the Annual Report on Form 10-K for the year ended December 31, 2013).
3.6	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.6 to the Current Report on Form 8-K filed on July 28, 2014).
3.7	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.5 to the Annual Report on Form 10-K/A for the year ended December 31, 2014).
3.8	Amended and Restated Bylaws (incorporated by reference to Exhibit No. 3.2 to the registration statement on Form 10, SEC File No. 000-54887)
3.9	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit No. 3.7 to the Current Report on Form 8-K filed December 4, 2015).
4.1	Form of common stock certificate. **
4.2	Form of Warrant. **
4.3	Form of Warrant Agreement. **
5.1	Opinion of Pearlman Law Group LLP. **
10.1	2011 Stock Option Plan (incorporated by reference to Exhibit No. 10.1 to the registration statement on Form 10, SEC File No. 000-54887).
10.2	Lease Agreement dated December 9, 2010 for principal executive offices (incorporated by reference to Exhibit 10.2 to the registration statement on Form 10, SEC File No. 000-54887).
10.3	Agreement with Google AdSense (Incorporated by reference to Exhibit No. 10.7 to the registration statement on Form 10, SEC File No. 000-54887).
10.4	Agreement with News Distribution Network, Inc. (incorporated by reference to Exhibit 10.8 to the registration statement on Form 10, SEC File No. 000-54887).
10.5

Website Purchase Agreement dated October 25, 2013 by and between Bright Mountain Holdings, Inc. and Chris David (incorporated by reference to Exhibit 10.16 to the Quarterly Report on Form 10-Q for the period ended September 30, 2013).

10.6

Lease Amendment to Lease Agreement dated January 3, 2011 for leased office premises (incorporated by reference to Exhibit No. 10.17 to the Quarterly Report on Form 10-Q for the period ended September 30, 2013).

10.7	2013 Stock Option Plan (incorporated by reference to Exhibit No. 10.18 to the Quarterly Report on Form 10-Q for the period ended September 30, 2013).
10.8

Website Purchase Agreement dated January 2, 2014 by and between Bright Mountain Holdings, Inc., and Dale B. “Chip” DeBlock, Leoaffairs.com, Fireaffairs.com, and Teacheraffairs.com (incorporated by reference to Exhibit No. 10.19 to the Quarterly Report on Form 10-Q for the period ended March 31, 2014).

10.9

Website Purchase Agreement dated March 3, 2014 by and between Bright Mountain Holdings, Inc., and Chase Holfelder (incorporated by reference to Exhibit No. 10.20 to the Quarterly Report on Form 10-Q for the period ended March 31, 2014).

10.10

Executive Employment Agreement dated June 1, 2014 by and between Bright Mountain Holdings, Inc., and W. Kip Speyer (incorporated by reference to Exhibit No. 10.21 to the Current Report on Form 8-K filed on June 3, 2014).

10.11

Website Purchase Agreement dated July 1, 2014 by and between Bright Mountain Holdings, Inc., and Thomas Dale Wakefield, Eagle Empire LLC (incorporated by reference to Exhibit 10.22 to the Quarterly Report on Form 10-Q for the period ended June 30, 2014).

10.12

Website and Product Business Asset Purchase Agreement dated September 15, 2014 by and between Bright Mountain LLC, and Jason Crawford (incorporated by reference to Exhibit No. 10.23 to the Quarterly Report on Form 10-Q for the period ended September 30, 2014).

10.13

Consulting Agreement dated September 15, 2014 by and between Bright Mountain LLC, and Jason Crawford (incorporated by reference to Exhibit No. 10.24 to the Quarterly Report on Form 10-Q for the period ended September 30, 2014).

10.14

Lease Agreement dated August 15, 2014 by and between Bright Mountain LLC, and BRP Properties, a Florida general partnership (incorporated by reference to Exhibit No. 10.25 to the Quarterly Report on Form 10-Q for the period ended September 30, 2014).

10.15

Lease Agreement dated August 27, 2014 by and between Bright Mountain LLC, and OIII Realty Limited Partnership (incorporated by reference to Exhibit No. 10.26 to the Quarterly Report on Form 10-Q for the period ended September 30, 2014).

10.16

Website Asset Purchase Agreement dated January 2, 2015 by and between USMC Life, LLC and Bright Mountain, LLC (incorporated by reference to Exhibit No. 10.28 to the Current Report on Form 8-K filed on January 8, 2015).

10.17

Website Management Agreement dated January 2, 2015 by and between Kristine Ann Schellhaas and Bright Mountain, LLC (incorporated by reference to Exhibit No. 10.29 to the Current Report on Form 8-K filed on January 8, 2015).

10.18

Website Asset Purchase Agreement dated February 17, 2015 by and between Bright Mountain, LLC and Anthony Carr (incorporated by reference to Exhibit 10.34 to the Current Report on Form 8-K filed February 20, 2015).

10.19

Website Asset Purchase Agreement dated April 8, 2015 by and between FireResQ, Incorporated and Bright Mountain, LLC (incorporated by reference to Exhibit No. 10.35 to the Quarterly Report on Form 10-Q for the period ended March 31, 2015).

10.20

Website Asset Purchase Agreement dated June 1, 2015 by and between Christopher Fisher and Bright Mountain, LLC (incorporated by reference to Exhibit No. 10.36 to the Quarterly Report on Form 10-Q for the period ended June 30, 2015).

10.21

Addendum to Lease dated August 15, 2015 between OIII Realty Limited Partnership and Bright Mountain Holdings, Inc. (incorporated by reference to Exhibit No. 10.37 to the Quarterly Report on Form 10-Q for the period ended June 30, 2015).

10.22

Website Asset Purchase Agreement dated December 4, 2015 by and among War Is Boring, Ltd., David Axe and Bright Mountain, LLC (incorporated by reference to Exhibit No. 10.38 to the Current Report on Form 8-K as filed on January 8, 2016).

10.23	2015 Stock Option Plan (incorporated by reference to Exhibit 10.36 to the Current Report on Form 8-K as filed on May 27, 2015).
10.24	Consulting Services Agreement dated July 5, 2016 by and between Bright Mountain Media, Inc. and Almorli Advisors Inc.*
10.25	Consulting Agreement dated July 5, 2016 by and between Bright Mountain Media, Inc. and Hallmark Investments, Inc. *
10.26	Website Management Services Agreement between David Axe and Bright Mountain, LLC *
10.27	Publisher Licensing Agreement dated January 1, 2016 between Havok Media, LLC and Bright Mountain Media, Inc. *
14.1	Code Conduct and Ethics (incorporated by reference to Exhibit 14.1 to the Annual Report on Form 10-K for the year ended December 31, 2013).
21.1	Subsidiaries of the registrant *
23.1	Consent of Liggett & Webb, P.A.*
23.2	Consent of Pearlman Law Group LLP (included in Exhibit 5.1)**
101.INS	XBRL INSTANCE DOCUMENT*
101.SCH	XBRL TAXONOMY EXTENSION SCHEMA*
101.CAL	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE*
101.DEF	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE*
101.LAB	XBRL TAXONOMY EXTENSION LABEL LINKBASE*
101.PRE	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE*

———————

*	Filed herewith.
**	To be filed by amendment.